Registration No. 333-126288

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 4 TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Lifevantage Corporation, formerly Lifeline Therapeutics, Inc.
(Name of small business issuer in its charter)

Colorado	6770	90-0224471
(State or Jurisdiction of Incorporation or	(Primary Standard Industrial	(I.R.S. Employer Identification Number)
organization)	Classification Code Number)
6400 South Fiddler’s Green Circle
Suite 1970
Greenwood Village, Colorado 80111
(720) 488-1711
(Address and telephone number of principal executive offices)
Gerald J. Houston
Chief Financial Officer
6400 South Fiddler’s Green Circle
Suite 1970
Greenwood Village, Colorado 80111
(720) 488-1711
(Name, address and telephone number of agent for service)
Copy of all communications to:
Alan Talesnick, Esq.
Melissa L. Mong, Esq.
Patton Boggs LLP
1660 Lincoln Street, Suite 1900
Denver, Colorado 80264
(303) 830-1776
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum	Proposed Maximum
Securities to be	Amount to	Offering Price	Aggregate	Amount of
Registered	be Registered (1)	Per Unit (2)	Offering Price (2)	Registration Fee (3)
Common Stock, Series A, $0.001 par value per share	6,322,001	$9.60	$60,691,210	Previously Paid
Common Stock, Series A, underlying Bridge Warrants	1,592,569	9.60	15,283,507	Previously Paid
Common Stock, Series A, underlying Unit Warrants	4,000,016	9.60	38,400,154	Previously Paid
Common Stock, Series A, underlying Placement Agent Warrants	409,281	9.60	3,929,098	Previously Paid
TOTAL	12,323,867			Previously Paid

(1)	In addition to any securities that may be registered hereunder, we are also registering an indeterminable number of additional shares of our common stock, pursuant to Rule 416 under the Securities Act of 1933, as amended, that may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions affecting the shares to be offered by the selling stockholders.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Act”), based on the average of the bid and ask prices for the Registrant’s common stock as reported on the OTC Bulletin Board on June 28, 2005.

(3)	A registration statement fee of $13,925 was previously submitted with the Company’s Registration Statement on Form SB-2 filed on June 30, 2005.
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither the selling security holders nor we are soliciting offers to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED December 29, 2006
PROSPECTUS
LIFEVANTAGE CORPORATION, FORMERLY
LIFELINE THERAPEUTICS, INC.
12,323,867 SHARES OF SERIES A COMMON STOCK
     This prospectus relates to the sale by certain stockholders of Lifevantage Corporation of up to 12,323,867 shares of our Series A common stock $0.001 par value per share. The shares of our Series A common stock covered hereby include 6,322,001 shares held by the selling stockholders named in this prospectus, and shares that may be issued to, and transferred by, the selling stockholders upon exercise of 2,001,850 of our warrants to purchase Series A common stock for a price of $2.00 per share and 4,000,016 of our warrants to purchase Series A common stock for $2.50 per share.
     Our common stock is quoted on the OTC Bulletin Board under the symbol “LFLT.” On October 13, 2006 the closing bid and ask prices for one share of our common stock were $0.80 and $0.85, respectively, as reported by the OTC Bulletin Board website. These over-the-counter quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. Lifevantage Corporation manufactures Protandim®.

     These securities are speculative and involve a high degree of risk. You should consider carefully the “Risk Factors” beginning on Page 5 of this prospectus before making a decision to purchase our stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2006

          Lifevantage Corporation has not authorized anyone to give any information or make any representation about the offering that differs from, or adds to, the information in this Prospectus or the documents that are publicly filed with the Securities and Exchange Commission. Therefore, if anyone does give you different or additional information, you should not rely on it. The delivery of this Prospectus does not mean that there have not been any changes in Lifevantage Corporation’s condition since the date of this Prospectus. If you are in a jurisdiction where it is unlawful to offer to purchase or exercise the securities offered by this Prospectus, or if you are a person to whom it is unlawful to direct such activities, then the offer presented by this Prospectus does not extend to you. This Prospectus speaks only as of its date except where it indicates that another date applies.

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PROSPECTUS SUMMARY
     This summary presents selected information from this Prospectus. You should carefully read this entire Prospectus and the documents to which the Prospectus refers in order to understand this offering. See “Additional Information”.
Lifevantage Corporation, formerly Lifeline Therapeutics, Inc.
     Lifevantage Corporation (“Lifevantage” or the “Company”), formerly Lifeline Therapeutics, Inc. (“Lifeline Therapeutics”) was formed under Colorado law in June 1988 under the name “Andraplex Corporation”. Subsequent to June 1988, the Company’s only asset consisted of 91 undeveloped residential lots in the town of Lawrence, Colorado. The undeveloped residential lots were carried in our financial statements at a value of approximately $25,000. We amended our name to “Yaak River Resources, Inc.” in January 1992 and to Lifeline Therapeutics, Inc. in October 2004. In November 2004, we executed a quit claim deed to this property in exchange for forgiveness of debt. On November 21, 2006, the shareholders approved an amendment to the Articles of Incorporation, which included a name change from Lifeline Therapeutics, Inc. to Lifevantage Corporation. Note that references to Lifeline Therapeutics, Inc. may exist in this Prospectus and that Lifevantage Corporation and Lifeline Therapeutics, Inc. are the same corporate entity.
     For the period from July 2003 (Lifevantage’s inception) to June 2005, the Company had been in the development stage. The Company’s activities from the inception of Lifevantage until February 2005 consisted primarily of organizing the Company, developing a business plan, formulation and testing of product and raising capital. In late February 2005, the Company began sales of its product Protandim® and commenced principal planned operations. Accordingly, the Company is no longer in the development stage.
     Our principal place of business is 6400 South Fiddler’s Green Circle, Suite 1970, Greenwood Village, CO 80111, telephone (720) 478-1711, fax (720) 488-1722, or email at info@Protandim.com. Our website is www.lifelinetherapeutics.com. Lifevantage and its officers, directors, and significant shareholders, file reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934.
     Capitalization. As a result of the Reorganization (described below), we have a complex equity capital structure. This is summarized in the following table as of October 13, 2006.

Pro-Forma
Fully Diluted
Shares as of October 13, 2006
Series A Common Stock (1)	22,118,034
Series B Common Stock (2)	0
Preferred Stock (3)	0
Bridge Warrants issued exercisable at $2.00 per share (4)	1,592,569
Unit Warrants issued exercisable at $2.50 per share (4)	4,000,016
Placement Agent Warrants issued exercisable at $2.00 per share (4)	409,281
Compensatory Securities	1,874,428

Total Issued and Outstanding Series A Shares assuming all options and warrants are exercised	29,994,328

1.	The Series A common stock is entitled to vote. When we use the term “common stock” in this Prospectus, we intend to refer only to the Series A common stock. There are 250,000,000 shares of Series A common stock authorized. See “Description of Securities,” below.

2.	On November 21, 2006, the shareholders approved the Amended and Restated Articles of Incorporation, which eliminate the Series B common stock. At the time of the shareholder approval, no shares of Series B common stock were outstanding.

3.	There are 50,000,000 shares of preferred stock authorized and no shares outstanding. See “Description of Securities,” below.

4.	These warrants expire April 18, 2008, unless exercised. We cannot offer any assurance that any warrants will be exercised.
     Reorganization. On October 26, 2004, we completed a reorganization by which we acquired approximately 81% of the outstanding common stock of Lifeline Nutraceuticals Corporation (“Lifeline Nutraceuticals” or “LNC”), a privately-held Colorado corporation that was formed in July 2003 (the “Reorganization”). In the Reorganization:
•	We issued 15,385,110 shares of our common stock (representing about 94% of our outstanding common stock after the Reorganization) to eleven persons in exchange for their ownership interest in Lifeline Nutraceuticals.

•	We agreed to exchange $240,000 in new promissory notes for a like amount of convertible debt obligations of Lifeline Nutraceuticals.

•	We agreed to exchange $559,000 in new promissory notes for a like amount of bridge loan note obligations of Lifeline Nutraceuticals.
     Subsequent Activities. In March 2005, we completed the acquisition of the remaining minority shareholder interest in Lifeline Nutraceuticals by issuing to that person (Michael Barber) 1,000,000 shares of the Company’s common stock. Mr. Barber also entered into a covenant not to compete with us for which we paid $250,000.
     After the completion of the Reorganization, we raised additional capital through the issuance of bridge warrants to accredited investors. As a result of commitments made to the holders of the bridge warrants, on April 18, 2005, we issued to them warrants to purchase 1,592,569 shares of common stock (“Bridge Warrants”), which are exercisable at $2.00 per share through April 18, 2008.
     We closed a private placement of our securities in two closings, dated April 18, 2005 and May 18, 2005. In that placement, we issued units to accredited investors for cash and exchange of bridge loan notes. Each unit consisted of 10,000 shares of our common stock and a warrant (“Unit Warrant”) to purchase 10,000 shares of our common stock for $2.50, exercisable through April 18, 2008. After deducting commissions of $498,563 paid to Keating Securities, LLC (“Keating Securities”), a $75,000 non-accountable expense allowance paid to Keating Securities, and a fee to the escrow agent, we received net proceeds of approximately $4,400,000. In that private placement:
•	We issued 1,507,202 shares of our common stock and an equal number of Unit Warrants to satisfy a majority of the principal and interest obligations, $3,014,404, to holders of outstanding bridge loan notes (“Bridge Notes”) issued by Lifeline Nutraceuticals before, and by Lifeline Therapeutics, predecessor to Lifevantage Corporation, after, the Reorganization;

•	We issued 2,492,814 shares of our common stock and an equal number of Unit Warrants to persons who invested a total of $4,985,627 in cash; and

•	We issued warrants to purchase 404,281 shares of our common stock to Keating Securities and warrants to purchase 5,000 shares of our Common stock to The Scott Group, our placement agents, exercisable at $2.00 per share through April 18, 2008 (the “Placement Agent Warrants”).
     We used $170,733 of the net proceeds from this offering for repayment of the Bridge Notes that were not converted in the private placement ($160,000 in principal and $10,733 interest), approximately $278,400 for costs associated with the Bridge Warrant offering, and $140,000 for a finder’s fee to The Scott Group.
     We also issued 536,081 shares of our common stock to satisfy principal and interest obligations to holders of $240,000 of new promissory notes issued in the Reorganization.
     History. From 1993 through 1998, the Company was a development-stage enterprise that sought to engage in the mining of gold and other precious and base metals. Toward that objective, the Company acquired a number of mining properties located in or near the Yaak Mining district in Lincoln County, Montana.

     Together with its other activities, the Company sought to obtain financing for development and operating purposes. Those efforts, however, failed to raise adequate working capital from outside sources. An insufficiency of capital, combined with regulatory impediments, prevented commencement of significant mining operations. The Company disposed of its mining properties in July of 1999.
     In September of 1999, the Company acquired 91 unimproved lots located in Teller County, Colorado. The lots are zoned for residential development, and comprise a total of approximately 4.7 acres of land. They are located in Pike’s Peak region approximately six miles by road from the historic mining town of Cripple Creek, Colorado, and approximately 40 miles by highway from the Colorado Springs metropolitan area. The Company acquired this real estate from Donald J. Smith, who is the former President and a Director of the Company. In connection with the purchase, the Company’s board of directors deemed the real estate acquired to have a total value of $162,000. The purchase price was paid in the form of approximately 23,000,000 shares of our common stock. In the fourth quarter of the year ended December 31, 2000, management reached a determination that it would not be feasible for the Company to develop its real estate and the Company disposed of such assets.
Our Business
     We developed our product, Protandim®, a proprietary blend of ingredients that has (through studies on animals and humans) demonstrated the ability to enhance SOD in brain, liver, and blood, the primary battlefields for oxidative stress. Protandim® is marketed as a “dietary supplement” as defined in Section 3 of the Dietary Supplement Health and Education Act of 1994 (“DSHEA”), codified as § 201(ff) of the Federal Food, Drug, and Cosmetic Act (“FFDCA”) (21 U.S.C. § 321(ff)). The name Protandim® is derived from: “promoting the tandem” co-regulation of two of the body’s anti-oxidant enzymes (SOD and CAT). Protandim® and the related intellectual property are owned by our subsidiary Lifeline Nutraceuticals.
     One of the paradoxes of life is that the molecule that sustains aerobic life, oxygen, is not only fundamentally essential for energy metabolism and respiration, but it causes many diseases and degenerative conditions. “Oxidative stress” is widely believed to play a key role in the aging process and the body’s defenses against oxidative stress and free radicals decrease with age, resulting in numerous age-related ailments and diseases.
     Oxidative stress results from the fact that we breathe air and utilize oxygen to generate energy. Unfortunately a small percentage of the oxygen we utilize generates toxic “oxygen free radicals” that damage the cells and tissues of the human body and consequently negatively impact our general health. Oxidative stress refers to the cellular and tissue damage caused by chemically reactive oxygen radicals formed as a natural consequence of cellular metabolism. These reactive oxygen species (ROS) and free radicals can be elevated under a wide variety of conditions, including radiation, UV light, smoking, excessive alcohol consumption, certain medical conditions such as neurodegenerative diseases and diabetes, and advancing age.
     Elevated ROS levels inflict structural damage to nucleic acid, lipid and carbohydrate and protein components of cells, thereby directly contributing to or exacerbating tissue dysfunction, disease and age-related debilitation. Normally, cellular anti-oxidant enzymes serve to inactivate ROS and maintain their levels at those compatible with normal cell function. Important among these enzymes are Superoxide Dismutase (SOD) and Catalase (CAT). However, the levels of these protective anti-oxidant enzymes decrease with age and are also reduced in a number of disease conditions.
     SOD is the body’s most effective natural anti-oxidant. SOD works in conjunction with CAT, and under some circumstances the balance may be important. A by-product of SOD’s potent anti-oxidant activity is Hydrogen Peroxide, a dangerous substance that needs to be subsequently converted into water and oxygen by CAT. Together, these three enzymes constitute the first line of defense and repair for the body. Scientists have long realized that increasing our levels of SOD and CAT is the key to fighting oxidative stress, disease and aging.
     Current SOD and CAT oral supplements can neither:
1.	be absorbed; nor

2.	work in conjunction with each other in one safe, orally-available pill.
     For the period from July 1, 2003 (inception) to June 30, 2005, Lifeline Nutraceuticals was in the development stage. Nutraceuticals’ activities from inception until February 2005 consisted primarily of organizing Nutraceuticals, developing a business plan, formulation and testing of product and raising capital. In late February 2005, the Company began sales of its product Protandim® and commenced principal planned operations. Accordingly, the Company is no longer in the development stage.

The Offering
     Lifevantage is not offering any securities pursuant to this Prospectus. The selling security holders named below (see “The Selling Security Holders”) are offering the following:
•	6,322,001 shares of our common stock currently held by the Selling Security Holders;

•	1,592,569 shares of our common stock underlying our outstanding Bridge Warrants;

•	4,000,016 shares of our common stock underlying our outstanding Unit Warrants; and

•	409,281 shares of our common stock underlying our outstanding Placement Agent Warrants.
     Each of the foregoing was or will be issued as a “restricted security” as that term is defined in Rule 144 adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The exercise of the warrants is not included in this Prospectus. Holders may exercise the warrants only pursuant to an exemption from registration under the Securities Act of 1933 and applicable state law, if an exemption is available.
     We will not receive any proceeds from the sale of common stock by the Selling Security Holders pursuant to this prospectus.
A Note About Forward-Looking Statements
     In our effort to make the information in this Prospectus more meaningful, this Prospectus contains both historical and forward-looking statements. All statements other than statements of historical fact are forward-looking statements within the respective meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this Prospectus reflect the current expectations of our management concerning future results and events.
     The forward-looking statements are not statements of historical fact, but may use such terms as “may,” “expects to” and other terms denoting future possibilities. Forward-looking statements include, but are not limited to, those statements relating to our future development, development of our intellectual property or products we expect to be developed from our intellectual property, financial condition, and our ability to acquire the additional financing necessary to undertake business operations as contemplated in this Prospectus. The accuracy of these and other statements in this Prospectus cannot be guaranteed as they are subject to a variety of risks which are beyond our ability to predict or control; these “Risk Factors” and the other factors described in this Prospectus and information incorporated by reference may cause actual results to differ materially from our estimates contained in this Prospectus or in the documents incorporated by reference herein.
     Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. You should review carefully all information, including the financial statements and the notes to the financial statements included in this Prospectus. In addition to the factors discussed under “Risk Factors,” the following important factors could affect future results, causing the results to differ materially from those expressed in the forward-looking statements in this Prospectus:
•	our working capital shortage, which has been aggravated by additional research, development, and marketing expenses necessary to expand our existing and new business lines;
•	demand for, and acceptance of, our materials;
•	changes in development, distribution, and supply relationships;
•	the impact of competitive products and technologies and no assurance as to the validity of our intellectual property rights;
•	dependence on future product development;
•	the possibility of future customer concentration;
•	our dependence on key personnel;
•	the volatility of our stock price and the potential adverse impact on our market which may be caused by future sales of restricted securities;
•	the possibility of environmental violations relating to our business activities and products; and

•	the impact of new technologies.
     These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in the forward-looking statements in this Prospectus. Other unknown or unpredictable factors also could have material adverse effects on our future results. The forward-looking statements in this Prospectus are made only as of the date of this Prospectus and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. We cannot assure you that projected anticipated events, objectives, goals or other planned or desired results will occur or otherwise be achieved.
RISK FACTORS
     You should carefully consider each of the following risk factors and all of the other information provided in this prospectus before purchasing our common stock. The risks described below are those we currently believe may materially affect us. The future development of Lifeline Therapeutics and its technology is and will continue to be dependent upon a number of factors. You should consider the following information as well as the more detailed information concerning Lifeline Therapeutics and its subsidiary contained elsewhere in this Prospectus. An investment in our common stock involves a high degree of risk, and should be considered only by persons who can afford the loss of their entire investment.
Risk Factors Relating to the Company, our Lack of Operating History, our Management, and our Financial Condition
We have a lack of operating history and lack of revenues from operations.
     We did not generate any significant revenues from the sale of Protandim® until the last six months of fiscal 2005. For the fiscal years ended June 30, 2004 and 2005, we generated revenues of $0 and $2,353,795, respectively. Although Lifeline Nutraceuticals incorporated in July 2003, and even though we have expended in excess of $12,800,000 in research and development activities and overhead expenses since July 2003, we do not have any significant operating history. We commenced sales of our only product, Protandim®, in February 2005, and for the fiscal year ended June 30, 2005, we incurred a net loss of $5,822,397 and for our fiscal year ended June 30, 2006, we incurred a net loss of $2,734,501. If cash generated from operations is insufficient to satisfy our liquidity requirements, we may seek to sell additional public or private equity securities or obtain debt financing. Additional financing may not be available at all or, if available, may not be obtainable on terms favorable to us. If we are unable to obtain additional financing needed if and when cash generated from operations is insufficient to satisfy our liquidity requirements, we may be required to reduce the scope of our planned operations, which could harm our business, financial condition and operating results. Additional financing may also be dilutive to our existing shareholders.
There is no assurance that we will be successful in expanding our operations and, if successful, managing our future growth.
     We increased the scale of our operations by spending the funds available from the completion of our private placement of our Series A common stock in May 2005. This increase in scale and expansion of our operations resulted in higher operating costs. If we are unable to generate revenues that are sufficient to cover our increased costs, our results of operations will be materially and adversely affected. We may experience periods of rapid growth, including increased staffing levels. Any such growth will place a substantial strain on our management, operational, financial and other resources, and we will need to train, motivate, and manage employees, as well as attract sales, technical, and other professionals. Any failure to expand these areas and implement appropriate procedures and controls in an efficient manner and at a pace consistent with our business objectives would have a material adverse effect on our business, financial condition, and results of operations.
Government regulators and regulations could adversely affect our business.
     The formulation, manufacturing, packaging, labeling, advertising, distribution, and sale of our product, as well as other dietary supplements, are subject to regulation by a number of federal, state, and local agencies, including but not limited to the FDA and the FTC. See Item 1 – Business – Government Approval and Regulations. These agencies have a variety of procedures and enforcement remedies available to them, including but not limited to:
•	Initiating investigations;

•	Issuing warning letters and cease and desist orders;

•	Demanding recalls;

•	Initiating adverse publicity;

•	Requiring corrective labeling or advertising;

•	Requiring consumer redress and/or disgorgement;

•	Seeking injunctive relief or product seizures;

•	Initiating judicial actions; and

•	Imposing civil penalties or commencing criminal prosecution.
Federal and state agencies have in the past used these types of remedies in regulating participants in the dietary supplement industry, including the imposition by federal agencies of monetary redress in the millions of dollars. Adverse publicity related to dietary supplements may result in increased regulatory scrutiny, undermine or eliminate the acceptance of our product by consumers and lead to the initiation of private lawsuits. Product recalls could result in unexpected expense of the recall and any legal proceedings that might arise in connection with the recall.
     Our failure to comply with applicable laws could also subject us to severe legal sanctions that could have a material adverse effect on our business and results of operations. Specific action taken against us could result in a material adverse effect on our business and results of operations. Furthermore, a state could interpret product claims that are presumptively valid under federal law are nonetheless illegal under that state’s regulations.
Future laws or regulations may hinder or prohibit the production or sale of our existing product and any future products.
     We may be subject to additional laws or regulations in the future, such as those administered by the FDA, FTC, or other federal, state, or local regulatory authorities. See Item 1 – Business – Government Approval and Regulations. Laws or regulations that we consider favorable may be modified or repealed. Current laws or regulations may be amended or interpreted more stringently. The FDA has proposed extensive good manufacturing practice regulations for dietary supplements. We are unable to predict the nature of such future laws, regulations or interpretations, nor can we predict what effect they may have on our business. Possible effects or requirements could include, but are not limited to, the following:
•	The reformulation of products to meet new standards;

•	Additional ingredient restrictions;

•	Additional claim restrictions;

•	The recall or discontinuance of products unable to be reformulated;

•	Imposition of additional good manufacturing practices and/or record keeping requirements;

•	Expanded documentation of the properties of products; and

•	Expanded or different labeling or scientific substantiation.
Any such requirements could have material adverse effects on our business, financial condition or results of operations.
Unfavorable publicity could materially hurt our business and the value of your investment.
     We are highly dependent upon consumers’ perceptions of the safety, quality and efficacy of our products, as well as products distributed by other companies. Future scientific research or publicity may not be favorable to our industry or any particular product, or consistent with earlier research or publicity. Future reports or research that are perceived less favorably or that question such earlier research could have a material adverse effect on us. Because of our dependence upon consumer perceptions, adverse publicity associated with illness or other adverse effects resulting from the consumption of our product or any similar products distributed by other companies could have a material adverse impact on us. Such adverse publicity could arise even if the adverse effects associated with such products resulted from failure to consume such products as directed. We may be unable to counter the effects of negative publicity concerning the efficacy of our product. Adverse publicity could also increase our product liability exposure.
We are and will continue to be subject to the risk of investigatory and enforcement action by the FTC, which could have a negative impact upon the price of our stock.
     We will always be subject to the risk of investigatory and enforcement action by the FTC based on our advertising claims and marketing practices. The FTC routinely reviews product advertising, including websites, to identify significant questionable advertising claims and practices. The FTC has brought many actions against dietary supplement companies based upon allegations that applicable advertising claims or practices were deceptive and/or not substantiated. If the FTC initiates an investigation, the FTC can initiate pre-complaint discovery that may be nonpublic in nature. Such an investigation: (i) may be very expensive to defend, (ii) may be lengthy, and (iii) may result in an adverse ruling by a court, administrative law judge, or in a publicly disclosed consent decree.

The dietary supplement market is highly competitive.
     The market for the sale of dietary supplements is highly competitive. Our competitors could have greater financial and other resources available to them and possess better manufacturing, distribution and marketing capabilities. As the dietary supplement industry grows and changes, retailers may align themselves with larger suppliers who may be more financially stable, market a broad portfolio of products or offer better customer service. Increased competition or increased pricing pressure could have a material adverse effect on our results of operations and financial condition. Among other factors, competition among manufacturers, distributors and retailers of dietary supplements is based upon price. Because of the high degree of price competition, we may not be able to pass on increases in raw material prices to our customers. If a competitor reduces their price in order to gain market share or if raw material prices increase and we are unable to pass along the cost to our customers, our results of operations and financial condition could be materially adversely affected.
Our business is susceptible to product liability claims, which could adversely affect our results of operation and financial condition.
     The manufacture and sale of any product for human consumption raises the risk of product liability claims if a customer alleges an adverse reaction after using the product. These claims may derive from the product itself or a contaminant found in the product from the manufacturing, packaging, sales process or even due to tampering by unauthorized third parties. Even with the product liability/completed operations insurance we have obtained, there will be a risk that insurance will not cover our potential exposure completely or would fail to cover a particular claim, in which case we may not have the financial resources to satisfy such claims. In addition, certain damages in litigation, such as punitive damages, are not covered by our insurance policy. The payment of claims would require us to use funds that are otherwise needed to conduct our business and make our products. In the event that we do not have adequate insurance or other indemnification coverage, product liability claims and litigation could have a material adverse effect on our results of operation and financial condition.
Consumers of our products may not feel noticeable physiological differences after taking Protandim®.
     Consumers of our product may not feel noticeable physiological differences after taking Protandim®. One of our marketing challenges is educating consumers about Protandim’s® benefits and encouraging continued use of the product. Although one of our on going initiatives is finding a “home test” or other approach to measuring Protandim’s® physiological benefits, there can be no assurances that such a test or approach will be developed or that we will be able to educate consumers about Protandim’s® benefits. Consequently, consumers may not continue to purchase our product, which would have a material adverse affect on our business, financial condition and results of operation.
We have no manufacturing capabilities and we are dependent upon a third party to manufacture our product.
     We are dependent upon our relationship with an independent manufacturer to fulfill our product needs. We currently only use one manufacturer for our product. Accordingly, we are dependent on the uninterrupted and efficient operation of this manufacturer’s facility. Our ability to market and sell our product requires that our product is manufactured in commercial quantities, without significant delay and in compliance with applicable federal and state regulatory requirements. In addition, we must be able to have our product manufactured at a cost that permits us to charge a price acceptable to the customer while also accommodating any distribution costs or third-party sales compensation. If our current manufacturer is unable for any reason to fulfill our requirements, or seeks to impose unfavorable terms, we will have to seek out other contract manufacturers which could disrupt our operations and have a material adverse effect on our results of operation and financial condition. Competitors who perform their own manufacturing may have an advantage over us with respect to pricing, availability of product, and in other areas through their control of the manufacturing process.
Raw material for our product may be difficult to obtain or expensive.
     Our third party manufacturer acquires the raw materials necessary for the manufacture of Protandim®. We cannot assure you that suppliers will provide the raw materials our manufacturer needs in the quantities requested, at a price we are willing to pay or that meet our quality standards. The failure to supply raw materials or changes in the material terms of raw material supply arrangements could have a material adverse effect on our results of operations and financial condition. We are also subject to potential delays in the delivery of raw materials caused by events beyond our control, including labor disputes, transportation interruptions, weather-related events, natural disasters or other catastrophic events, and changes in government regulations. Any significant delay in or disruption of the supply of raw materials could, among other things, substantially increase the cost of such materials, require reformulation or repackaging of products, require the qualification of new suppliers, or result in our inability to meet customer demands.

Raw materials account for a significant portion of our manufacturing costs. Significant increases in raw material prices could have a material adverse effect on our results of operations and financial condition.
We depend on a limited number of significant customers and the loss of any of them could negatively affect our business.
     Our largest customers are General Nutrition Distribution, LP (“GNC”) and CVS/pharmacy (“CVS”) and the loss of GNC or CVS as customers, or a significant reduction in purchase volumes, would have a material adverse effect on our financial condition.
     In addition, pursuant to our agreement with GNC, sales are made on a “sale or return” basis whereby product can be returned by GNC customers for a full refund. The Company has sufficient history with GNC to estimate the rate of product returns and has begun to recognize revenue and costs related to these shipments on a “sell-through” basis. GNC’s return policy could permit consumers to return a greater percentage of our product than selling Protandim® through different retail operations, which in turn could negatively impact our revenues and results of operation.
     In July 2006, Lifevantage entered into a purchase order arrangement with CVS for the sale of Protandim® throughout the CVS store network. Among other terms of this arrangement, we have agreed that CVS may withhold up to one-half of its payment for the Protandim® until certain sell-through parameters are met. Since the Company does not have sufficient history with CVS to reasonably estimate the sell-through of Protandim® within the CVS store network, 50% of the revenue and related cost has been deferred. The Company will recognize this deferred revenue and related cost of sales when it obtains sufficient sell-through information to reasonably estimate the amount of future returns. If product sell-through parameters from CVS are not met, our revenues and results of operations could be adversely affected.
Product returns may adversely affect our business.
     Product returns are part of our business. In addition to the “sale or return” policy applicable to sales through GNC described above, we offer a 30-day, money back unconditional guarantee to all direct sales customers.
     We record allowances for product returns at the time we ship the product. We base these accruals on the historical return rate since the inception of our selling activities, and the specific historical return patterns of the product. Our return rate since the inception of selling activities is approximately 2% of sales. We replace returned product damaged during shipment wholly at our cost, which historically has been negligible. We cannot guarantee, however, that future return rates or costs associated with returns do not increase.
     To date, product expiration dates have not played any role in product returns, and we do not expect they will in the future because it is unlikely that we will ship product with an expiration date earlier than the latest allowable product return date. There can be no guarantee, however, that product returns related to expiration dates will not increase in the future.
We currently depend on a single product for our revenue.
     Protandim® is currently the only product we sell and, as such, we cannot rely on a broad portfolio of other products to support our operations in the event we experience any difficulty with the manufacture, marketing, sale or distribution of Protandim®. We cannot assure you that Protandim® will maintain its popularity or growth.
Worsening economic conditions may adversely affect our business.
     The demand for dietary supplements tends to be sensitive to consumers’ disposable income. Therefore, a decline in general economic conditions may lead to our consumers having less discretionary income with which to purchase such products. This could cause a reduction in our projected revenues and have a material adverse effect on operating results.
We may face limited availability of additional capital.
     Should we need to borrow money from financial institutions or other third parties in the future, the cost of capital may be high. Traditional debt financing may be unavailable and we may have to seek alternative sources of financing, including the issuance of new shares of stock or preferential stock that could dilute current shareholders. There can be no guarantee that we could successfully complete such a stock issuance or otherwise raise additional capital.
We could be exposed to certain environmental liabilities due to our past operations and property ownership.
     Between 1993 and 1999, we owned mining properties in the Yaak River mining district of Montana. The Company maintained these mining properties pursuant to Montana law, but never conducted any mining operations or ore processing. Prior to completing the Reorganization, LNC management and consultants reviewed the records of this prior ownership and certain publicly available records relating to the properties. The State of Montana Department of Environmental Quality (“DEQ”) believed that the properties may contain residues from past mining. Since we have not performed on-site environmental studies to evaluate the environmental circumstances of these properties, there is a risk that there may be material environmental liabilities associated with our former property interests in Montana for which we may be liable, however we cannot provide a reasonable estimate of such risk.
     In addition, until November 10, 2004, we owned 91 lots in Lawrence, Colorado. We are not aware of any environmental liabilities with respect to these lots as the party acquiring the property assumed any environmental liability to which the property might be subject. Nonetheless, there is a risk that a governmental agency or a private individual may assert liability against us for violation of environmental laws related to the ownership of this property.
Risks Related to Our Intellectual Property and Obsolescence
Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products and brand.
     We have attempted to protect our intellectual property rights in Protandim® through a combination of trade secrets, confidentiality agreements, patents, and other contractual provisions. William Driscoll and Paul Myhill, the original inventors of Protandim®, have assigned all patent filings to LNC and the assignment has been filed with the United States Patent and Trademark Office (“USPTO”). Our intellectual property is covered by three U.S. utility patent applications on file in the USPTO. A Patent Cooperation Treaty (“PCT”) International Patent Application is also on file. These patent applications claim the benefit of priority of seven U.S. provisional patent applications. There is no guarantee that these patent applications will be approved. The loss of our intellectual property rights in our Protandim® product could permit our competitors to manufacture their own version of our product which could have a materially adverse effect on our revenues. Even considering our existing patent applications and any others that we may apply for, patents only provide a limited protection against infringement, and patent infringement suits are complex, expensive, and not always successful.
If we do not continue to innovate and provide products that are useful to consumers, we may not remain competitive, and our revenues and operating results could suffer.
     Scientists, research institutions, and commercial institutions are making advances and improvements in nutritional supplements and issues relating to oxidative stress and aging very quickly, both domestically and internationally. It is possible that future developments may occur, and these developments may render Protandim® non-competitive. We believe that our future success will depend in large part upon our ability to develop, commercialize, and market products that address issues relating to aging and oxidative stress, and to anticipate successfully or to respond to technological changes in manufacturing processes on a cost-effective and timely basis. The development and commercialization process, particularly relating to innovative products, is both time-consuming and costly and involves a high degree of business risk. The success of new products or product enhancements is subject to a number of variables, including developing products that will appeal to customers, accurately anticipating consumer needs, pricing a product competitively and complying with laws and regulations. We cannot guarantee that our continuing development efforts will be successful or that consumers will accept any new products. The failure to successfully launch or gain distribution for new product offerings or product enhancements could have a material adverse effect on our results of operations and financial condition.
If we are unable to protect our proprietary information against unauthorized use by others, our competitive position could be harmed.
     Our proprietary information is critically important to our competitive position and is a significant aspect of the products we provide. We generally enter into confidentiality or non-compete agreements with our employees and consultants, and control access to, and distribution of, our documentation and other proprietary information. Despite these precautions, these strategies may not be adequate to prevent misappropriation of our proprietary information. Therefore, we could be required to expend significant amounts to defend our rights to proprietary information in the future if a breach were to occur.
Other parties might claim that we infringe on their intellectual property rights.
     Although the dietary supplement industry has historically been characterized by products with naturally occurring ingredients in capsule or tablet form, recently it is becoming more common for suppliers and competitors to apply for patents or develop proprietary technologies and processes. We cannot assure you that third parties will not assert intellectual property infringement claims against us despite our efforts to avoid such infringement. To the extent that these developments prevent us from offering competitive products in the marketplace, or result in litigation or threatened litigation against us related to alleged or actual infringement of third-party rights, these developments could have a material adverse effect on our results of operations and financial condition.
Risk Factors Relating to our Common Stock
Our management and large shareholders exercise significant control over our Company and may approve or take actions that may be adverse to your interests.
     As of October 13, 2006, our named executive officers, directors, and 5% stockholders beneficially owned approximately 66% of our voting power. For the foreseeable future, to the extent such shareholders vote all their shares in the same manner, they will be able to exercise control over many matters requiring approval by the board of directors or our shareholders. As a result, they will be able to:
•	Control the composition of our board of directors;

•	Control our management and policies;

•	Determine the outcome of significant corporate transactions, including changes in control that may be beneficial to shareholders; and

•	Act in each of their own interests, which may conflict with, or be different from, the interests of each other or the interests of the other shareholders.
Our common stock may be classified as penny stock and is extremely illiquid, so investors may not be able to sell as much stock as they want at prevailing market prices.
     Our common stock is subject to additional disclosure requirements for penny stocks mandated by the Penny Stock Reform Act of 1990. The SEC Regulations generally define a penny stock to be an equity security that is not traded on the Nasdaq Stock Market and has a market price of less than $5.00 per share. Depending upon our stock price, we may be included within the SEC Rule 3a-51 definition of a penny stock and our common stock may be considered to be a penny stock, with trading of our common stock covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934. Under this rule, broker-dealers who sell or effect the purchase of such securities to persons other than established customers or in certain exempted transactions, must make a special written disclosure to, and suitability determination for, the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. The regulations on penny stocks limit the ability of broker-dealers to sell our common stock and thus may limit the ability of purchasers of our common stock to sell their securities in the secondary market. Our common stock will not be considered penny stock if our net tangible assets exceed $5,000,000 or our average revenue is at least $6,000,000 for the previous three years.
     The average daily trading volume of our common stock on the over-the-counter market was approximately 33,600 shares per day over the fiscal year ended June 30, 2006. If limited trading in our stock continues, it may be difficult for investors to sell their shares in the public market at any given time at prevailing prices.
Our stock price may experience future volatility.
     The trading price of our common stock has historically been subject to wide fluctuations. The price of our common stock may fluctuate in the future in response to quarter-to-quarter variations in operating results, material announcements by us or competitors, governmental regulatory action, conditions in the dietary supplement industry, or other events or factors, many of which are beyond our control. In addition, the stock market has historically experienced significant price and volume fluctuations which have particularly affected the market prices of many dietary supplement companies and which have, in certain cases, not had a strong correlation to the operating performance of such companies. In addition, our operating results in future quarters may be below the expectations of securities analysts and investors. In such events, the price of our common stock would likely decline, perhaps substantially.
USE OF PROCEEDS
     We will not receive proceeds from the sale of shares under this prospectus by the selling security holders.
DILUTION
     We are not selling any common stock in this offering. The selling security holders are current stockholders of Lifevantage. As such, there is no dilution resulting from the common stock to be sold in this offering.

SELLING SECURITY HOLDERS
     The securities are being offered by the named selling security holders below. The table below assumes the immediate exercise of all warrants to purchase common stock, without regard to other factors that may determine whether such rights of conversion or purchase are exercised. These factors include but are not limited to the other rights associated with the terms of the warrant agreements, whether there is a specific exemption to registration under federal and state securities laws for the exercise, and the specific exercise price of the securities held by each selling security holder and its relation to the market price.
     The selling security holders may from time to time offer and sell pursuant to this prospectus up to an aggregate of 6,322,001 shares of our common stock now owned by them, 1,592,569 shares of common stock issuable to them upon the exercise, at $2.00 per share, of the Bridge Warrants, 409,281 shares of common stock issuable to them upon the exercise, at $2.00 per share, of the Placement Agent Warrants, and 4,000,016 shares of common stock issuable to them upon the exercise, at $2.50 per share, of the Unit Warrants. Through October 13, 2006, approximately 645,000 shares of the common stock held by the selling security holders have been sold. Of the 6,322,001 shares of our common stock originally held by the selling security holders, (i) one selling security holder acquired 1,000,000 shares of common stock in connection with the Reorganization, (ii) one selling security holder acquired 500,000 shares of common stock as grants of common stock, (iii) eight selling security holders acquired 245,734 shares of common stock pursuant to Assignments and Stock Powers with Mr. Driscoll, the Company’s former President, CEO, and director, and (iv) the remaining selling security holders acquired 4,576,267 shares of common stock pursuant to the private placements discussed herein. The selling security holders may, from time to time, offer and sell any or all of the shares that are registered under this prospectus, although they are not obligated to do so.
     We do not know when or in what amounts the selling security holders may offer the shares described in this Prospectus for sale. The selling security holders may decide not to exercise any warrants or sell any of the shares that this Prospectus covers. Because the selling security holders may offer all or some of the shares pursuant to this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that the selling security holders will hold after completion of the offering, we cannot estimate the number of the shares that the selling security holders will hold after completion of the offering. However, for purposes of the following tables, we have assumed that, after completion of the offering, the selling security holders will hold none of the securities that this Prospectus covers.
     The following table sets forth, to the Company’s best knowledge and belief, with respect to the selling security holders:
•	the number of shares of common stock beneficially owned as of October 13, 2006 and prior to the offering contemplated hereby,

•	the number of shares of common stock eligible for resale and to be offered by each selling security holder pursuant to this prospectus,

•	the number of shares owned by each selling security holder after the offering contemplated hereby, assuming that all shares eligible for resale pursuant to this prospectus actually are sold,

•	the percentage of shares of common stock beneficially owned by each selling security holder after the offering contemplated hereby, and

•	in notes to the table, additional information concerning the selling security holders, including any NASD affiliations and any relationships, excluding non-executive employee and other non-material relationships, that a selling security holder had during the past three years with the registrant or any of its predecessors or affiliates.

				Percentage
				of Shares
	Number of			of
	Shares of		Number	Common
	Common		of Shares	Stock
	Stock	Number of	Owned	Owned
	Owned Before	Shares To Be	After	After
Selling security holders(A)	Offering(B)	Offered(C)	Offering	Offering
Aaseby, Joel	75,765	75,765	—	0%
Anderson, Charles R. & Stacy J.	15,000	15,000	—	0%
Andrews, Jeff L. (1)	40,000	40,000	—	0%
Arrington, G. William	20,000	20,000	—	0%
Atlis Accredited Capital (51)	27,021	27,021	—	0%
Bansali, Abe	39,360	39,360	—	0%
Barber, Michael	425,000	425,000	—	0%
Barish, Michael S.	100,000	100,000	—	0%
Bartoletti, Andy	10,000	10,000	—	0%
Bartoletti, Mike	5,000	5,000	—	0%
Bates, Timothy G. & Lisa G.	92,099	92,099	—	0%
Baz, Javier W. (2)	1,110,725	990,725	120,000	1%
Beard, William J. & R. Jean, CO-TTEES, FBO William J. & R. Jean Beard UA DTD 07/24/81(31)	120,000	120,000	—	0%
Beeman Insurance Agency Inc. (32)	10,000	10,000	—	0%
Boatright, Mark	10,000	10,000	—	0%
Botti, John	25,000	25,000	—	0%
Bradley, John	210,850	10,000	200,850	1%
Britton, Joseph C.	20,000	20,000	—	0%
Brown, Robert	10,000	10,000	—	0%
Brown, David H.	10,000	10,000	—	0%
Campbell, Delores	15,493	15,493	—	0%
Card, Allyce M.	30,510	30,510	—	0%
Charles, David	5,000	5,000	—	0%
Childers, Robert L.	50,000	50,000	—	0%
Cohen, Robert L. (3)	20,000	20,000	—	0%
Colleran, Timothy P.	54,973	54,973	—	0%
Conn, Michael L.	80,816	80,816	—	0%
Coors, Joe Jr. (4)	100,000	100,000	—	0%
Crapo, James D. & Kathleen D. (5)	624,000	50,000	574,000	3%
Dannhausen, Norma J.	39,525	39,525	—	0%
Dartois, Leon B.	30,495	30,495	—	0%
Datsopolous, Joan	25,000	25,000	—	0%
Datsopoulos, Milton	152,877	152,877	—	0%
De La Rosa, Carlos	30,000	30,000	—	0%
Dean, David J. & Luane I	76,275	76,275	—	0%
Dexter, John	20,000	20,000	—	0%
Dihle, Joshua	6,661	6,661	—	0%

				Percentage
				of Shares
	Number of			of
	Shares of		Number	Common
	Common		of Shares	Stock
	Stock	Number of	Owned	Owned
	Owned Before	Shares To Be	After	After
Selling security holders(A)	Offering(B)	Offered(C)	Offering	Offering
Dihle, Kelsey	6,661	6,661	—	0%
Dillon, Jack C.	53,292	53,292	—	0%
Dimaio, Michael	20,000	20,000	—	0%
Disesa, William & Julie	20,000	20,000	—	0%
Brad Dobski, Revocable Trust(33)	5,000	5,000	—	0%
Donnelley II, Elliot	32,723	32,723	—	0%
Donnelly, Lloyd	5,000	5,000	—	0%
Douglas, Donald R.	4,000	4,000	—	0%
Sterling Trust Company Cust F.B.O. Donald Richard Douglas IRA 78393	6,000	6,000	—	0%
Erigero, Gregory J.	40,000	40,000	—	0%
Martin Samuel & Mary C. Favero CO-TTEE, Favero Family Trust DTD 06/02/98	30,510	30,510	—	0%
Carol Stolpe & Walter Featherly	10,000	10,000	—	0%
Ferber, Valerie	10,000	10,000	—	0%
Francis, Nicholas D.	50,000	50,000	—	0%
G2 Holding Corporation (6)	25,000	25,000	—	0%
Gadola, Larry P. & Christine L.	20,000	20,000	—	0%
GERDZ Investment Limited Partnership RLLLP(34)	20,374	20,374	—	0%
GGV Investors LLC(35)	45,792	45,792	—	0%
Gibson, James H.	30,594	30,594	—	0%
Goldberg, Marvin	5,000	5,000	—	0%
Goldstein, Joel & Elaine	25,000	25,000	—	0%
Grandfield, Jay & Amanda(7)	30,000	30,000	—	0%
Grasch, David A.	50,000	50,000	—	0%
Gugino, Girard A.	25,243	25,243	—	0%
Hadley, Barbara	115,589	115,589	—	0%
Hallmark, B. Douglas & Marie	20,000	20,000	—	0%
Hammond, Theodore A. & Carol J.	39,330	39,330	—	0%
Harlow, Thomas E.	38,139	38,139	—	0%
Harris, David	10,000	10,000	—	0%
Harutunian, Alfred	25,000	25,000	—	0%
Delaware Charter Guarantee & Trust Custodian FBO Kenneth D.Haxby	50,000	50,000	—	0%
Hazelet, John	25,000	25,000	—	0%
Hazelet, Robert P.	62,884	62,884	—	0%
Hazelet, Robert P. Jr.	30,000	30,000	—	0%
He, Song (8)	5,000	5,000	—	0%

				Percentage
				of Shares
	Number of			of
	Shares of		Number	Common
	Common		of Shares	Stock
	Stock	Number of	Owned	Owned
	Owned Before	Shares To Be	After	After
Selling security holders(A)	Offering(B)	Offered(C)	Offering	Offering
Hendrickson, Mark	25,000	25,000	—	0%
Hendrickson, Mark & Celeste	39,609	39,609	—	0%
Delaware Charter Guarantee & Trust Custodian F.B.O. “Mark Hendrickson — Roth IRA”	60,906	60,906	—	0%
Hendrickson, Robert L.	20,000	20,000	—	0%
Hipsher, Michael	54,255	54,255	—	0%
Hollis, Stephen H.	25,000	25,000	—	0%
Hopper, Richard M.	20,000	20,000	—	0%
Hornbecker, Greg	61,020	61,020	—	0%
Iseman, Andrew J. & Shelly D. (9)	50,000	50,000	—	0%
Jaro, Sara J.	206,899	206,899	—	0%
Juarez, Ben (10)	60,000	60,000	—	0%
JW Holdings Corporation(36)	5,000	5,000	—	0%
Kacludis, Dean	10,000	10,000	—	0%
Keating, Michael J. (8)	10,000	10,000	—	0%
Keating, Timothy J. (8)	100,000	100,000	—	0%
Kerstien, Tom	7,617	7,617	—	0%
Fiserv ISS & CO FBO Michael Kieler(37)	10,000	10,000	—	0%
Pensco Trust Company Custodian FBO Kirkham, Brian	100,000	100,000	—	0%
Koustas, Gus J.	20,000	20,000	—	0%
Koustas, Nicholas	20,000	20,000	—	0%
Kovacich, John D.	5,000	5,000	—	0%
Kuney, John R.	20,000	20,000	—	0%
Lapidus, Robert & Donna Lapidus	20,000	20,000	—	0%
Larson, Kenneth (13)	38,529	38,529	—	0%
Laskowski, Joe	10,000	10,000	—	0%
Lewand, Chris	25,000	25,000	—	0%
Lewis, Dorothy M.	45,000	45,000	—	0%
Lewis, Martha	30,000	30,000	—	0%
Lewis, Paul W.	40,543	40,543	—	0%
Lifeline Orphan Foundation(50)	500,000	500,000	—	0%
Lippa, David	20,000	20,000	—	0%
Lucas, Robert C.	25,000	25,000	—	0%
Lyday, Carl (10)	10,000	10,000	—	0%
Madison, H. Reed(14)	105,133	105,133	—	0%
Sterling Trust Company, Custodian FBO Harold Reed Madison (14)	20,000	20,000	—	0%

				Percentage
				of Shares
	Number of			of
	Shares of		Number	Common
	Common		of Shares	Stock
	Stock	Number of	Owned	Owned
	Owned Before	Shares To Be	After	After
Selling security holders(A)	Offering(B)	Offered(C)	Offering	Offering
Madison, Ralph P.	20,000	20,000	—	0%
Manovich, Dave	280,537	280,537	—	0%
Manrique, Hernando	25,000	25,000	—	0%
Mara, William	20,000	20,000	—	0%
Martin, Robert	10,000	10,000	—	0%
Masta, Michelle A. & David D.	39,546	39,546	—	0%
May, Roger P.	20,000	20,000	—	0%
McGregor, Daniel	176,879	176,879	—	0%
Pensco Trust Co Cust. FBO “Daniel B. McGregor-Roth IRA, A/C #MC1BR	51,740	51,740	—	0%
Sterling Trust Company Custodian FBO McIntyre, Dr. James F.	20,000	20,000	—	0%
McLeod, Bill	10,000	10,000	—	0%
McLuckie, Tracy & David(15)	20,000	20,000	—	0%
Menk Family Investments, LLC (38)	10,000	10,000	—	0%
MGL Holding LLC (39)	25,000	25,000	—	0%
Millennium Connection, LLC(40)	5,000	5,000	—	0%
Miller, Andrew	10,000	10,000	—	0%
Mills, Michael J.	304,770	304,770	—	0%
Mista, Paul	105,282	105,282	—	0%
Mitchell, Michael P.	30,543	30,543	—	0%
Mlinarski, Dan (10)	10,000	10,000	—	0%
Moyle, Heather (10)	15,000	15,000	—	0%
Murphy, Eve (10)	8,034	8,034	—	0%
Nelson, Sally & Kevin Nelson	371,846	50,486	321,360	1%
Ossello, Guy J.	20,000	20,000	—	0%
Ossello’s of Butte Profit Sharing Trust, FBO Guy J. Ossello, Guy J. Ossello Trustee, DTD 1974	60,537	60,537	—	0%
Ossello, Jack L.	30,543	30,543	—	0%
Ossello, Mark	10,000	10,000	—	0%
Sterling Trust Company, Custodian FBO Steve Ossello(16)	30,000	30,000	—	0%
James Dascalos & Steve Ossello Tenants in Common(16)	30,477	30,477	—	0%
Ossello, Steven J.(16)	97,906	97,906	—	0%
Paoli, David R.	20,000	20,000	—	0%
Parish, Beth	10,000	10,000	—	0%
Perkins, Daniel S. & Patrice M. (17)	50,000	50,000	—	0%
Peterson, Jerry	20,000	20,000	—	0%
Peterson, Phillip C. (18)	39,822	39,822	—	0%
Peterson, William F. & Nancy E.	252,262	252,262	—	0%

				Percentage
				of Shares
	Number of			of
	Shares of		Number	Common
	Common		of Shares	Stock
	Stock	Number of	Owned	Owned
	Owned Before	Shares To Be	After	After
Selling security holders(A)	Offering(B)	Offered(C)	Offering	Offering
Pettit, C. Alan & Karen M.	40,000	40,000	—	0%
Pihl, Jo & Doug(19)	20,000	20,000	—	0%
Pollack, Walter & Barbara	20,000	20,000	—	0%
Pool, Thomas A.	5,000	5,000	—	0%
Potter, David H. & Lise B.	20,000	20,000	—	0%
Pyramid Partners, LP (20)	100,000	100,000	—	0%
Race Place Investments Corporation, LLC (21)	50,000	50,000	—	0%
Ranieri, Rose	5,000	5,000	—	0%
Ridgway, Hugh Randolph	10,000	10,000	—	0%
Rogers, Kyle L. (8)	25,000	25,000	—	0%

Rocky Mountain Pulmonary & Critical Care Profit Sharing Plan F.B.O. Robert J. Lapidus (53)	38,181	38,181	—	0%
Salinas, Melissa D. (8)	1,015	1,015	—	0%
Samuel, Don (10)	7,700	7,700	—	0%
Leah Kaplan-Samuels & Leonard Samuels JTWROS	250,000	250,000	—	0%
Santana Partners, LLC(41)	10,000	10,000	—	0%
Sauber, Gregory G.	20,000	20,000	—	0%
Savage, Marshall	5,000	5,000	—	0%
Trust Management, Inc Cust FBO Molly M Scharig, IRA(22)	2,000	2,000	—	0%
Trust Management, Inc Cust FBO Terry D Scharig, IRA(22)	3,000	3,000	—	0%
Scheffler, Kelly L.	20,000	20,000	—	0%
Schmitz, Jeffrey	25,000	25,000	—	0%
Schmitz, Richard V. (23)	25,000	25,000	—	0%
Schweiger, Frederic M. (8)	15,000	15,000	—	0%
Scott, Stephen (24)	2,500	2,500	—	0%
Severance, H. Leigh(25)	1,088,506	1,028,506	60,000	0%
Seymour, Eugene H.	100,000	100,000	—	0%
Shader, Scott & Anna	10,000	10,000	—	0%
Shatwell, G. Kenneth	7,629	7,629	—	0%
Shazam Stocks, Inc. (42)	25,000	25,000	—	0%
Simonson, Gerry	10,000	10,000	—	0%
Skalkowski, Steven M. (10)	60,000	60,000	—	0%
Solly, Pamela A. (8)	1,000	1,000	—	0%
Stegemoeller, Sarah	20,000	20,000	—	0%
Streets, Carol H. (26)	1,004,250	—	1,004,250	5%
RBC Dain Rauscher Custodian F.B.O. “Carol H. Streets Roth IRA”(26)	43,816	43,816	—	0%

				Percentage
				of Shares
	Number of			of
	Shares of		Number	Common
	Common		of Shares	Stock
	Stock	Number of	Owned	Owned
	Owned Before	Shares To Be	After	After
Selling security holders(A)	Offering(B)	Offered(C)	Offering	Offering
Streets, Daniel(26)	258,911	54,661	204,250	1%
Streets, Daniel Trustee (26)	600,000	—	600,000	3%
RBC Dain Rauscher F.B.O. “Jeffrey A. Streets IRA”	93,009	93,009	—	0%
Strohmeier & Associates Profit Sharing Plan - Luis M. Strohmeier(27)	25,000	25,000	—	0%
Stonedahl, Dale	26,220	26,220	—	0%
Taft, Alex(28)	10,000	10,000	—	0%
Tafoya, Duane H.	39,984	39,984	—	0%
Tafoya, Gerald W.	39,984	39,984	—	0%
Talesnick, Alan(29)	50,000	50,000	—	0%
Thompson, Jack R.	152,877	152,877	—	0%
Timberman, Si	5,000	5,000	—	0%
Toscani, Luca (8)	50,000	50,000	—	0%
Toy, Thomas C.	10,000	10,000	—	0%
Ulland, William	38,109	38,109	—	0%
Uncompagre Enterprises, Ltd. (43)	10,000	10,000	—	0%
Vicis Capital Master Fund(44)	100,000	100,000	—	0%
Wallace Family Partnership(45)	50,000	50,000	—	0%
Walters, William & Julie	39,483	39,483	—	0%
Weiner, Lili	30,000	30,000	—	0%
Weiner, Norton D.	311,530	311,530	—	0%
Werner, Greg (10)	25,000	25,000	—	0%
Wexler, Richard (24)	154,762	154,762	—	0%
White Sand Investor Group LP(46)	154,504	154,504	—	0%
WMS Enterprises (52)	11,690	11,690	—	0%
Wood, George F.	252,715	252,715	—	0%
Wood, George Tod	50,000	50,000	—	0%
Wrolstad, Carol	10,000	10,000	—	0%
Wrolstad, Christopher(30)	79,680	79,680	—	0%
UBS Financial Services Inc. Cust FBO Christopher S. Wrolstad SEP IRA(30)	25,000	25,000	—	0%
W & O Enterprises, LLC(47)	91,800	91,800	—	0%
YT2K, Inc. (48)	20,000	20,000	—	0%
Zindel Enterprises LLLP(49)	30,000	30,000	—	0%

Total	14,763,666	11,678,956	3,084,710	14%

(A)	It is our understanding that any selling security holder that is an affiliate of a broker-dealer purchased the securities offered hereunder in the ordinary course of business, and at the time of the purchase, had no agreements or understanding to distribute the securities.

(B)	Includes shares underlying warrants held by the selling security holder that are covered by this prospectus.

(C)	The number of shares of common stock to be sold assumes that the selling security holder elects to sell all the shares of common stock held by the selling security holder that are covered by this prospectus.

(1)	NASD member, affiliated with Keating Securities

(2)	Former director of Lifevantage, NASD member, affiliated with TCW Securities.

(3)	Affiliated with Truenorth Securities, Inc.

(4)	Affiliated with J. Scott Securities.

(5)	Mr. Crapo is a director of Lifevantage.

(6)	Affiliated with Legent Clearing LLC. Guy A. Gibson, CEO, and Michael J. McCloskey, EVP, have voting and investment control over these shares.

(7)	Mr. Grandfield is a registered representative for American Express.

(8)	Affiliated with Keating Securities.

(9)	Mr. Iseman is affiliated with Janus Distributors LLC.

(10)	Acquired securities included in this Prospectus pursuant to Assignment and Stock Power with Mr. Driscoll, the Company’s former President, CEO, and director.

(13)	Registered representative and Vice President – Investments with RBC Dain Rauscher.

(14)	Registered representative for Keating Securities.

(15)	Ms. McLuckie is a registered representative for Kirlin Securities.

(16)	Mr. Ossello is a NASD member and provided the Company with investment banking services.

(17)	Mr. Perkins is a registered representative for Askar Corp.

(18)	Registered representative for Morgan Stanley.

(19)	Ms. Pihl is a registered representative for Feltl & Co.

(20)	Mr. Perkins, president of Pyramid Partners, LP, is a registered representative for Askar Corp. R.W. Perkins, managing partner, has voting and investment control over these shares.

(21)	Mr. Krejci, director of the Company, is the manager and majority interest holder in Race Place Investments Corporation, LLC and has voting and investment control over these shares.

(22)	Mr. Scharig is a NASD member.

(23)	Affiliated with First Matrix Investment, Inc.

(24)	Affiliated with The Scott Group.

(25)	Former director of Lifevantage. Includes 1,073,275 shares of common stock held or controlled by Mr. Severance, 1,013,275 of which are registered under this prospectus. Also Includes 15,231 Shares of common stock held by Mr. Severance’s wife which are registered under this prospectus.

(26)	Daniel Streets is a former director and employee of Lifevantage. Carol H. Streets is the wife of Daniel Streets. Total beneficial ownership is 1,906,977 which includes 858,911 shares of common stock held by Mr. Streets and 1,048,066 shares of common stock held by Mr. Streets’ wife.

(27)	NASD member, registered representative for AXA Advisors, LLC.

(28)	Financial advisor for UBS Financial Services Inc.

(29)	Partner at Patton Boggs LLP, which performs legal services for us from time to time.

(30)	Registered representative for Keating Securities.

(31)	William J. Beard and R. Jean Beard, trustees, have voting and investment control over the shares.

(32)	Dean Kacludis has voting and investment control over the shares.

(33)	Brad Dobski, grantor and trustee, has voting and investment control over the shares.

(34)	Robert J. Zappa, general partner, has voting and investment control over the shares.

(35)	John Van Heuvelen, manager, has voting and investment control over the shares. Mr. Van Heuvelen is a director and Chairman of the Board of Lifevantage.

(36)	James H. Watson, Jr., president and owner, has voting and investment control over the shares.

(37)	Michael Kieler, individual retirement account holder, has voting and investment control over the shares.

(38)	Thomas A. Menk and Lori A. Menk, managers, have voting and investment control over the shares.

(39)	Marlo M. Covo and N. Gabriel Tolchensky, principals, have voting and investment control over the shares.

(40)	Patrick Mitchell, managing partner, has voting and investment control over the shares.

(41)	Anthony M. Giordano and Danny E. Strand, managing members, have voting and investment control over the shares.

(42)	Ken Weiner, president, has voting and investment control over the shares.

(43)	Caron Harte, secretary and treasurer, has voting and investment control over the shares.

(44)	Richard Han, portfolio manager, and Shad Stastney, and John Succo, managing directors, have voting and investment control over the shares.

(45)	James B. Wallace, general partner, has voting and investment control over the shares.

(46)	Elliott Donnelly II, president, Owen M. Donnelly, treasurer, and Marshall S. Donnelly, secretary, officers of The White Sand Investment Corp., general partner, have voting and investment control over the shares.

(47)	Chris Wrolstad and Steve Ossello, managers, have voting and investment control over the shares.

(48)	Richard Muller, CEO, has voting and investment control over the shares.

(49)	Stephen Walko and Joni Walko have voting and investment control over the shares.

(50)	Paul Myhill, trustee, has voting and investment control over the shares.

(51)	Gordon Dihle has voting and investment control over the shares.

(52)	Reed Madison, Chris Wrolstad, and Steve Ossello have voting and investment control over the shares.

(53)	Robert J. Lapidus, Dennis Clifford, Philip; Emrie, & Anthony Mannina are trustees.

PLAN OF DISTRIBUTION
     Each of the selling security holders and any of their pledges, assignees, and successors-in-interest may, from time to time, offer and sell the shares of common stock included in this Prospectus. Holders of warrants may exercise those warrants only pursuant to an exemption from registration if an exemption is available at the time. Once exercised, the shares of common stock underlying the warrants may be sold pursuant to the terms of this Prospectus. To the extent required, we may amend and supplement this Prospectus from time to time to describe a specific plan of distribution.
     Each selling security holder will act independently in making decisions with respect to the timing, manner, and size of each sale. Each selling security holder has advised us that he, she or it may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The selling security holders have advised us that they may also make sales in negotiated transactions, including pursuant to one or more of the following methods:
•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the OTC Bulletin Board; and

•	in privately negotiated transactions.
     In connection with distributions of the shares or otherwise, the selling security holders have advised us that each may:
•	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

•	sell the shares short and redeliver the shares to close out such short positions;

•	enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares that this Prospectus offers, which they may in turn resell; and

•	pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.
     In addition, the selling security holders may sell any shares that qualify for sale pursuant to Rule 144, rather than pursuant to this Prospectus.
     In effecting sales, broker-dealers or agents that the selling security holders engage may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling security holders in amounts that the parties may negotiate immediately prior to the sale. However, under the NASD rules and regulations, such broker-dealers may not receive a commission or discount in excess of 8% for the sale of any securities registered hereunder. Keating Securities (or its affiliates) may execute transactions for the sale of the securities offered by the Prospectus on behalf of any selling security holder, however the Company is not aware of any current arrangement between Keating Securities and any selling security holder. To the extent that Keating Securities executes any transactions on behalf of any selling security holder, it may be deemed to be an underwriter.
     In offering shares that this Prospectus covers, the selling security holders, and any broker-dealers and any other participating broker-dealers who execute sales for the selling security holders, may qualify as “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. Any profits that the selling security holders realize, and the compensation that they pay to any broker-dealer, may qualify as underwriting discounts and commissions.
     In order to comply with the securities laws of some states, the selling security holders must sell the shares in those states only through registered or licensed brokers or dealers. In addition, in some states the selling security holders may sell the shares only if we have registered or qualified those shares for sale in the applicable state or an exemption from the registration or qualification requirement is available and the selling security holder complies with the exemption.

     We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this Prospectus available to the selling security holders for the purpose of satisfying the Prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against liabilities, including liabilities arising under the Securities Act.
     At the time a selling security holder makes a particular offer of shares we will, if required, file a post-effective amendment to the registration statement covering those shares and/or distribute a Prospectus supplement that will set forth:
•	the number of shares that the selling security holder is offering;

•	the terms of the offering, including the name of any underwriter, dealer or agent;

•	the purchase price paid by any underwriter;

•	any discount, commission and other underwriter compensation;

•	any discount, commission or concession allowed or reallowed or paid to any dealer; and

•	the proposed selling price to the public.
     We have agreed to indemnify the selling security holders against claims and losses due to material misstatements or omissions made by us (and not by the selling security holders) in this Prospectus. Each of the selling security holders has agreed to indemnify us against claims and losses due to material misstatements or omissions made by them.
BUSINESS
     Because we want to provide you with more meaningful and useful information, this Prospectus contains certain “forward-looking statements” (as that term is defined in section 21E of the Securities Exchange Act of 1934, as amended). These statements reflect our current expectations regarding our possible future results of operations, performance, and achievements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
     Wherever possible, we have tried to identify these forward-looking statements by using words such as “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend,” and similar expressions. These statements reflect our current beliefs and are based on information currently available to us. Accordingly, these statements are subject to certain risks, uncertainties, and contingencies, which could cause our actual results, performance, or achievements to differ materially from those expressed in, or implied by, such statements. We have described these risks, uncertainties and contingencies under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition or Plan of Operation.”
     We have no obligation to update or revise any such forward-looking statements in order to reflect events or circumstances occurring after the date of this report.
Overview of Lifevantage and Lifeline Nutraceuticals
     Lifevantage Lifevantage Corporation was formed under Colorado law in June 1988 under the name “Andraplex Corporation.” We amended our name to “Yaak River Resources, Inc.” in January 1992, to Lifeline Therapeutics, Inc. in October 2004, and to Lifevantage Corporation in October 2006. Our principal place of business is at Suite 1970, 6400 South Fiddler’s Green Circle, Greenwood Village, CO 80111, telephone (720) 478-1711, fax (720) 488-1722. The reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 by Lifevantage and its officers, directors, and significant shareholders are available for review on the SEC’s EDGAR website at www.sec.gov.
     The Reorganization. Prior to October 26, 2004, our only asset for a number of years had been 91 undeveloped residential lots in the town of Lawrence, Colorado, which is near Victor, Colorado. On October 26, 2004, the undeveloped residential lots were carried in our financial statements at a value of approximately $25,000. On November 10, 2004 we executed a quit claim deed to this property to Donald Smith, one of our shareholders, in exchange for Mr. Smith’s forgiveness of approximately $20,000 that we owed to Donald Smith, and we recorded a loss on disposition of approximately $5,000. Mr. Smith also assumed any environmental liability related to the residential lots.
     On October 26, 2004, we acquired approximately 81% of the outstanding common stock of Lifeline Nutraceuticals, a privately-held Colorado corporation that was formed in July 2003. In this Reorganization:

•	We issued 15,385,110 shares of our Series A common stock (representing about 94% of our outstanding common stock after the reorganization) to eleven persons in exchange for their ownership interest in Lifeline Nutraceuticals.

•	We agreed to exchange $240,000 in new promissory notes for a like amount of convertible debt obligations of Lifeline Nutraceuticals.

•	We agreed to exchange $559,000 in new promissory notes for a like amount of bridge loan note obligations of Lifeline Nutraceuticals.
     As a result of the Reorganization described above, Lifevantage owned 81% of the outstanding common stock of Lifeline Nutraceuticals. Subsequent to the Reorganization, in March 2005 we completed the acquisition of the remaining minority shareholder interest in Lifeline Nutraceuticals. Lifeline Nutraceuticals owns and has developed the intellectual property that has resulted in the development of Protandim®.
     Our Business Model. The primary operational components of our business are outsourced to companies that we believe possess a high degree of professionalism and achievement in their particular field of endeavor. One advantage of outsourcing we hope to achieve is a more direct correlation of the costs we incur to our level of product sales versus the relatively fixed costs of building our own infrastructure to accomplish these same tasks. Another advantage of this structure is to minimize our commitment of resources to the human capital required to successfully manage these operational components. Outsourcing also provides additional capacity without significant advance notice and often at an incremental price lower than the unit prices for the base service.
     Product Overview. We developed our product, Protandim®, a proprietary blend of ingredients that has (through studies on animals and humans) demonstrated the ability to induce two protective enzymes, superoxide dismutase (“SOD”) and catalase (“CAT”) in brain, liver, and blood, the primary battlefields for oxidative stress. Protandim® is intended to combat oxidative stress to the human body by producing SOD and CAT. Oxidative stress refers to the cellular and tissue damage caused by chemically reactive oxygen radicals formed as a natural consequence of cellular metabolism. Oxidative stress is widely believed to play a key role in the aging process, and the body’s defenses against oxidative stress and free radicals decrease with age. Protandim® is marketed as a ‘dietary supplement” as defined in Section 3 of the Dietary Supplement Health and Education Act of 1994 (“DSHEA”), codified as § 201(ff) of the Federal Food, Drug, and Cosmetic Act (“FFDCA”) (21 U.S.C. § 321(ff)). The name Protandim® is derived from: “promoting the tandem” co-regulation of two of the body’s anti-oxidant enzymes (SOD and CAT). Protandim® and the related intellectual property are owned by our subsidiary Lifeline Nutraceuticals.
     Oxidative stress results from the fact that we breathe air and utilize oxygen to generate energy. Unfortunately a small percentage of the oxygen we utilize generates toxic “oxygen free radicals” that damage the cells and tissues of the human body and consequently negatively impact our general health. Oxidative stress refers to the cellular and tissue damage caused by chemically reactive oxygen radicals formed as a natural consequence of cellular metabolism. These reactive oxygen species (ROS) and free radicals can be elevated under a wide variety of conditions, including radiation, UV light, smoking, excessive alcohol consumption, certain medical conditions such as neurodegenerative diseases and diabetes, and advancing age.
     Elevated ROS levels inflict structural damage to nucleic acid, lipid and carbohydrate and protein components of cells, thereby directly contributing to or exacerbating tissue dysfunction, disease and age-related debilitation. Normally, cellular anti-oxidant enzymes serve to inactivate ROS and maintain their levels at those compatible with normal cell function. Important among these enzymes are Superoxide Dismutase (SOD) and Catalase (CAT). However, the levels of these protective anti-oxidant enzymes decrease with age and are also reduced in a number of disease conditions.
     SOD is the body’s most effective natural anti-oxidant. SOD works in conjunction with CAT, and under some circumstances the balance may be important. A by-product of SOD’s potent anti-oxidant activity is Hydrogen Peroxide, a dangerous substance that needs to be subsequently converted into water and oxygen by CAT. Together, these three enzymes constitute the first line of defense and repair for the body. Scientists have long realized that increasing our levels of SOD and CAT is the key to fighting oxidative stress, disease and aging.
     Current SOD and CAT oral supplements can neither:
1.	be absorbed; nor

2.	work in conjunction with each other in one safe, orally-available pill.
     We have retained The Chemins Company of Colorado Springs, Colorado (“Chemins”) to produce Protandim® under a contract manufacturing agreement dated February 26, 2004 and amended January 17, 2005. This agreement with Chemins has a continuous term, but may be terminated by either party upon 90 days written notice. Under the agreement:

•	Chemins ordered and received the raw materials required for one million bottles of Protandim®.

•	we paid Chemins to acquire bottling and packaging materials and to commence manufacturing 500,000 bottles of Protandim®.

•	Chemins delivers product to us based on our purchase orders and additional payments. Through June 30, 2006, Chemins had shipped or delivered approximately 289,000 bottles of Protandim® to our fulfillment center and retail distributors. As of June 30, 2006, an additional 211,000 bottles remain to be shipped from the initial 500,000 bottle order.
Through June 30, 2006 we have paid Chemins approximately $1,800,000 for the above delivered bottles, which includes the deposit for the purchase of raw materials and packaging materials for a total of one million bottles of Protandim®. An additional $800,000 will be paid to Chemins for the remaining product.
     Chemins has significant experience in manufacturing dietary supplements. Its plant complies with the cGMP (current good manufacturing practices) for foods in general. Currently there are no specific cGMPs for dietary supplements. While we currently have a contract with Chemins in place, we cannot assure you that this manufacturer will continue to supply our product to us in the quantities we require or at all.
     We currently accept orders for Protandim® through our website (www.protandim.com) and through a call center utilizing a toll-free number (1-8PROTANDIM or 1-877-682-6346). The toll-free number is answered by Convergys, Inc. (“Convergys”), with which we have contracted to provide call center services. Convergys will answer sales calls for us on an around-the-clock basis. Orders are shipped from United Parcel Service (“UPS”), our fulfillment center. UPS offers package tracking by toll-free number or online so that our customers or our customer service department can determine the disposition of a shipment of any product that was not received by the customer.
     Customer service calls to another toll-free number (1-877-488-1711) will be answered in our offices in Greenwood Village, Colorado. It is our desire to hear from our customers directly, especially concerning issues they may have with our product or questions that may be more technical in nature than those to which we want the call center to respond. Our employees are available to respond to our customers’ needs, answer questions, track packages, provide refunds, if necessary, and process sales orders.
     Subsequent to June 30, 2005, the Company has also sold Protandim® in retail stores.
The Scientific Platform
What does Protandim® do?
     Protandim® is designed to induce your body to produce more of its own catalytic anti-oxidants, and to decrease the process of lipid peroxidation, an indicator of oxidative stress. Each component of Protandim® has been selected on its ability to meet these criteria. Low, safe doses of each component ensure that unwanted additional effects that might be associated with one or another of the components are not seen with the formulation.
Results of the Pre-Clinical Test in Mice with Protandim-RD
     Brief Summary: Four groups of mice were supplemented with a research formulation of Protandim® (Protandim-RD) containing eight components. The mice received either control diet, or diet supplemented with the anticipated human dosage, three times, or ten times that amount. After 23 days, the mice showed a dose-dependent increase in SOD in red blood cells of that amount, up to 25% and in liver of up to 45%.
     More importantly, lipid peroxidation (as measured by thiobarbituric acid reactive substances, (“TBARS”)) decreased in a dose-dependent fashion by up to 75% in plasma, by up to 66% in liver, and by up to 97% in the brain. TBARS measures the oxidation of lipids included in cell membranes. Oxidation of the cell membrane is one of the indicia of the aging process.
     Conclusion: We believe that this study is consistent with the thesis that Protandim® can significantly reduce oxidative stress in young healthy animals.
Results of a Human Study with Protandim®
     Brief Summary: Twenty-nine normal, healthy human subjects ranging in age from 20 to 78 received the final formulation of Protandim®, now containing five components (one capsule, 675 mg daily). Blood was drawn for analysis at 0, 30 and 120 days. Some of the subjects took no other anti-oxidant supplements, while others continued to take vitamin C and/or vitamin E and/or multivitamins they had been taking before they enrolled in the study.
     Lipid peroxidation in the plasma was measured by TBARS. After 30 days of Protandim® supplementation, plasma TBARS declined significantly, more so in the older subjects (about 69%) than in the younger subjects (about 30%). The age-

dependent increase seen prior to supplementation was no longer present. The average TBARS concentration decreased to 0.95 micromolar, a level that one would expect to see in a 15 year old.
     After 120 days of Protandim® supplementation, red blood cells analyzed for SOD and CAT showed statistically significant increases in SOD of 30% (p < 0.01) and in CAT of 54% (p < 0.002).
     Conclusion: We believe that this study is consistent with the thesis that Protandim® can reduce oxidative stress in healthy humans as they age, and that the reduction may be significant. Based on the studies to date, there is evidence that lipid peroxidation decreases as a result of human use of Protandim® supplements. Although there can be no assurance, we believe that the significant increases of the anti-oxidant enzymes (SOD and CAT in humans) suggest that the operative mechanism is increased scavenging of reactive oxygen intermediates by the body’s native anti-oxidant enzymes. The modest but significant increase in serum urate is consistent with this mechanism.
The Global Dietary Supplement Market
     According to the Nutrition Business Journal, the worldwide supplement market is over $60 billion as reflected in the following chart:
Global Dietary Supplement Market 2003
(Retail Sales in Billions of U.S. Dollars)

	Vitamins	Herbals
Area or	&	&	Sports &
Region	Minerals	Botanicals	Specialty	TOTALS
United States	8,410	4,200	7,210	19,820
Western Europe	5,900	6,220	2,970	15,090
Japan	4,220	2,900	2,960	10,080
Canada	580	400	330	1,310
China	1,900	2,400	600	4,900
Rest of Asia	1,360	1,760	1,040	4,160
Latin America	800	310	360	1,470
Australia/New Zealand	600	360	340	1,300
Russia/Eastern Europe	500	290	450	1,240
Middle East/Africa	440	220	160	820

TOTALS	24,710	19,060	16,420	60,190

Source: Nutrition Business Journal, “Supplement Business Report,” 2004
Target Market
     Our primary target markets for Protandim® are 1) health and wellness markets, and 2) elderly populations. We are marketing Protandim® in the United States in media targeted toward these age groups. We plan to test specific targeted messages within younger market segments. Demographically, the more specific initial segments within these age categories would include higher-educated, higher-income individuals who already espouse a “healthy lifestyle” and have some attributes of consumers concerned about their wellness. With increased awareness and media support, we believe the demographic appeal can be broadened to more “mainstream” consumers and persons within lower socio-economic strata.
Competition
     Although we believe that Protandim® reflects a unique product in the nutraceutical and pharmaceutical industries, there are a number of potential competitors to Protandim®.
     Vitamin C, vitamin E, Coenzyme Q-10 and other sources of exogenous anti-oxidants are often considered competitors of Protandim®. We believe these substances should not be considered competitors because they are oxygen radical scavengers and are not enzymatic, meaning they do not work within the cells of the human body. Our research indicates that Protandim® generates intra-cellular anti-oxidants, such as SOD and CAT, within the cells of the body. Oxygen is consumed by the mitochondria which is where oxidative stress is at its worst. We believe that the body’s internal anti-oxidant enzymes, produced at homeostatic levels provide a better defense against oxidative stress than exogenous sources of anti-oxidants.
     There are many companies performing research into anti-oxidants, and these companies are intensely competitive. At least one entity is currently marketing a direct competitor to Protandim®, and it is highly likely that one or more additional entities will develop, purchase or license from a third party, competitive products along the lines of our focus. Thus, we expect that we will be subject to significant competition that will intensify as these markets develop.
     Many of our actual and potential competitors have longer operating histories and possess greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. As the dietary supplement industry grows and changes, retailers may align themselves with larger suppliers who may be more financially stable, market a broad portfolio of products or offer better customer service. Competition with companies of this nature could materially adversely affect our business, operating results, or financial condition.
Product Liability and Other Insurance
     We have product liability insurance coverage for our Protandim® product that we believe is adequate to protect us. We have also obtained commercial property and liability coverages as well as directors’ and officers’ liability insurance.
Intellectual Property, Patents, and Royalty Agreements
     Protandim® is a proprietary, patent-pending dietary supplement formulation for enhancing SOD and CAT. The patent applications protecting this formulation are listed below and have been assigned to our subsidiary, Lifeline Nutraceuticals.
     We will protect our intellectual property and license rights through patent protection, trade secrets, and contractual protections, and intend to develop a strong brand identity in the Protandim® mark. Although we do not currently license our intellectual property to any third parties, we may choose to provide such licensing arrangements in the future to provide a potential new revenue source.
     Our intellectual property is covered, in part, by three U.S. utility patent applications on file in the USPTO. A PCT International Patent Application is also on file. These patent applications claim the benefit of priority of seven U.S. provisional patent applications listed below and are directed to compositions, methods, and methods of manufacture. The earliest filing date for this family is March 23, 2004. If issued, the expected term is through March 23, 2025 assuming there are no term extensions. These patent applications include:
U.S. Provisional Patent Applications*
•	U.S. Application Serial Number 60/555,802, filed on March 23, 2004 (expired);

•	U.S. Application Serial Number 60/590,528, filed on July 23, 2004 (expired);

•	U.S. Application Serial Number 60/604,638, filed on August 26, 2004 (expired);

•	U.S. Application Serial Number 60/607,648, filed on September 7, 2004 (expired);

•	U.S. Application Serial Number 60/610,749, filed on September 17, 2004 (expired);

•	U.S. Application Serial Number 60/643,754, filed on January 13, 2005;

•	U.S. Application Serial Number 60/646,707, filed on January 25, 2005; and

•	U.S. Application Serial Number 60/758,814, filed on January 13, 2006.

*	Provisional Patent applications expire within 12 months of the filing date of the application. Applications were filed within the 12 months resulting in no forfeiture of either priority date or rights to intellectual property.
U.S. Utility Patent Applications
•	U.S. Application Serial Number 11/088,323, filed on March 23, 2005 and claiming the benefit of priority to all the above-referenced U.S. provisional patent applications.

•	U.S. Application Serial Number 11/216,313, filed on August 31, 2005 and claiming the benefit of priority of U.S. Application Serial Number 11/088,323, filed on March 23, 2005, as well as all the above-referenced U.S. provisional patent applications.

•	U.S. Application Serial Number 11/216,514, filed on August 31, 2005 and claiming the benefit of priority of U.S. Application Serial Number 11/088,323, filed on March 23, 2005, as well as all the above-referenced U.S. provisional patent applications.
     We do not anticipate final grant or denial of the above-referenced U.S. utility applications prior to April 2007.
PCT International Patent Applications
•	PCT Application Serial Number PCT/US2005/009783, filed on March 23, 2005 and claiming the benefit of priority to seven of the above-referenced U.S. provisional patent applications. This application is scheduled for National Phase filing on or before September 23, 2006.
     Trademark. We have applied for protection of the PROTANDIM® trademark in Canada, Japan, Taiwan, South Korea, China and European Community. PROTANDIM® is registered on the Principal Register of the USPTO as U.S. Reg. No. 2,999,080. Common law rights are also in force in the U.S. and Canada. We do not know with reasonable certainty, the timing of the final grant or denial of the applications for registration of PROTANDIM® in Canada, Japan, Taiwan, China, European Community, or South Korea.
Governmental Approval and Regulations
     The formulation, manufacturing, packaging, labeling and advertising of Protandim® currently are subject to regulation by federal agencies, including the Food and Drug Administration (“FDA”), the Federal Trade Commission (“FTC”), and also by various federal, state and local agencies. In addition, the distribution and sale of Protandim® is subject to FDA, FTC and federal, state and local regulation. In particular, although the Company is not currently required to obtain FDA or FTC approval to sell Protandim®, the FDA, pursuant to the Federal Food, Drug, and Cosmetic Act (“FFDCA”), which includes the Dietary Supplement Health and Education Act (“DSHEA”), primarily regulates the formulation, manufacturing, packaging, and labeling of the product, while the FTC primarily regulates the advertising and marketing of the product.
     Protandim® is marketed as a “dietary supplement” as defined in the DSHEA. The DSHEA is intended to promote access to safe, quality dietary supplements and information about dietary supplements. The U.S. Congress has amended the FFDCA several times with respect to dietary supplements, in particular by the DSHEA. In 1994, the DSHEA established a new framework governing the composition and labeling of dietary supplements. With respect to composition, the DSHEA defined “dietary supplements” as including vitamins, minerals, herbs, other botanicals, amino acids, and other dietary substances for human use to supplement the diet, as well as concentrates, constituents, extracts, or combinations of such dietary ingredients. Under the DSHEA, a dietary supplement that contains a “new dietary ingredient” (defined as a dietary ingredient not marketed in the United States before October 15, 1994) must have a history of human use or other evidence of safety establishing that it is “reasonably expected” by the manufacturer to be safe prior to marketing the product. The manufacturer of a dietary supplement must notify the FDA at least 75 days before marketing products containing new dietary ingredients and provide the FDA with the information upon which the manufacturer based its conclusion that the product has a reasonable expectation of safety. The FDA may not accept the evidence of safety for any new dietary ingredient, and the FDA’s refusal to accept such evidence could prevent the marketing of such dietary ingredients.
FDA Regulations Applicable to the Formulation, Manufacturing, Packaging and Labeling of Protandim®
     The DSHEA permits statements of nutritional support to be included in labeling for dietary supplements without FDA pre-approval. Such statements may describe how a particular dietary ingredient may affect the structure, function or general well-being of the body or the mechanism of action by which dietary ingredients affect the foregoing. Such statements may not state that a dietary supplement will diagnose, cure, mitigate, treat, or prevent a disease unless such claim has been reviewed and approved by the FDA, either as a “health claim” or as a claim for an approved drug. A company that uses a statement of nutritional support in labeling must possess evidence substantiating that the statement is truthful and not misleading. The FDA may determine that a particular statement of nutritional support that a company wants to use is an illegal claim for an unapproved new drug or an unauthorized version of a health claim. Such a determination might prevent a company from making the claim.
     The DSHEA also permits certain third-party literature, for example a reprint of a peer-reviewed scientific publication, to be used “in connection with the sale of a dietary supplement to consumers” without the literature being subject to regulation as labeling. However, such literature must not be false or misleading, the literature may not promote a particular manufacturer or brand of dietary supplement and it must include a balanced view of the available scientific information on the subject matter, among other requirements. While we exercise care in the dissemination of all such third party literature about Protandim®, we cannot assure you that it would be found by the FDA to satisfy all of these requirements. If we fail to satisfy any of these applicable requirements, the FDA could prevent the use of certain literature and subject Protandim® to regulation as an unapproved new drug. We could also be subject to adverse actions by other third parties.

     We are subject to the risk that the FDA may take enforcement action against us for one or more violations of the FFDCA. We have to comply with the FFDCA, including the DSHEA, and all applicable FDA regulations. Any allegations of non-compliance may result in time-consuming and expensive defense of our activities. An enforcement action could include a warning letter that informs us of alleged violations, such as selling a misbranded product, an adulterated product, or an unapproved new drug. Although we would be entitled to take corrective action in response to any such warning letter, the fact that a warning letter had been issued to us from the FDA would be made available to the public. That information could affect our relationships with our investors, vendors and consumers. The FDA could also initiate many additional types of enforcement actions that would be far more detrimental to our business than the issuance of a warning letter, including actions for product seizure, inspection and/or criminal prosecution. Because we are not required to submit all product labeling to the FDA before we sell our dietary supplement, we cannot give any assurance that FDA enforcement action will not occur.
FTC Regulations applicable to the Advertising and Marketing of Protandim®
     Advertising and marketing of products is subject to regulation by the FTC under the Federal Trade Commission Act (“FTC Act”). Section 5 of the FTC Act prohibits unfair methods of competition and unfair or deceptive acts or practices in or affecting commerce. Section 12 of the FTC Act provides that disseminating any false advertisement pertaining to drugs or foods, which would include dietary supplements, is an unfair or deceptive act or practice. Under the FTC’s Substantiation Doctrine, an advertiser is required to have a “reasonable basis” for all express and implied product claims before the claims are made. Failure to adequately substantiate claims may be considered either deceptive or unfair practices. Pursuant to this FTC requirement, we are required to have adequate substantiation for all material advertising claims made for our products. The FTC routinely reviews advertising and websites to identify significant questionable advertising claims and practices, and competitors often inform the FTC when they believe other competitors are violating the FTC Act. If the FTC initiates an investigation to determine the support for a claim, the FTC can initiate pre-complaint discovery that may be nonpublic in nature. Such an investigation may (i) be very expensive to defend, (ii) be lengthy, and (iii) result in one or more adverse rulings by a court, administrative law judge, or in a publicly disclosed consent decree.
     Our telemarketing activities must comply with the FTC’s Telemarketing Sales Rule, 16 CFR Part 310, and additional telemarketing and marketing statutes and regulations of the FTC and of states. Because these activities, in general, are in the public eye and because it may be difficult to ensure compliance with these laws and regulations by the individuals who actually make and receive such calls, there is a risk that we could be the subject of investigation and other enforcement activities that may be brought by the FTC and state agencies. We regularly train and educate telemarketing representatives to correctly and appropriately represent the product.
     In addition to federal regulation in the U. S., each state has enacted its own “Little FTC Act” to regulate sales and advertising and each state has enacted its own food and drug laws. We may receive requests to supply information regarding our sales or advertising to state regulatory agencies. We remain subject to the risk that, in one or more of our present or future markets, our products, sales, and advertising could be found not to be in compliance with applicable laws and regulations. If we fail to comply with these laws and regulations, it could have a material adverse effect on our business in a particular market or in general. In addition, these laws and regulations could affect our ability to enter new markets.
The Bioterrorism Act
     In June 2002, Congress enacted the Public Health Security and Bioterrorism Preparedness and Response Act of 2002 (the “Bioterrorism Act”). The Bioterrorism Act contained new requirements with regard to the sale and importation of food products in the United States:
1.	Mandatory registration with the FDA of all food manufacturers.

2.	Prior notice to regulators of inbound food shipments.

3.	Recordkeeping requirements, and grant of access to the FDA of applicable records.

4.	Grant of detention authority to the FDA of food products in certain circumstances.
     Under the recordkeeping requirements, Lifeline is considered to be a “nontransporter” of Protandim® and must maintain certain records required of nontransporters. Lifeline is in the process of ensuring that all appropriate records are being kept.
Potential FDA and Other Regulation
     We could become subject to additional laws or regulations administered by the FDA, FTC, or by other federal, state, or local regulatory authorities, to the repeal of laws or regulations that we consider favorable, such as the DSHEA, or to more stringent interpretations of current laws or regulations. For example, the FDA is currently developing guidance for the industry to clarify the FDA’s interpretation of the new dietary ingredient notification requirements, which may raise new and significant regulatory barriers for new dietary ingredients. In addition, increased FDA enforcement could lead the FDA to challenge dietary ingredients already on the market as illegal under the FFDCA because of the failure to file a new dietary ingredient notification.
     In addition, the FDA has proposed final good manufacturing practices (“GMP”) regulations for the dietary supplement industry. If finalized, the proposed GMPs would require quality control provisions that are equal to or greater than GMPs for drugs and over-the-counter products. These GMPs could result in increased expenses, changes to or discontinuance of products, or implementation of additional record keeping and administrative procedures. We cannot assure you that if the FDA adopts the GMPs in the form proposed, we will be able to comply with the new regulations without incurring significant costs.
     We are not able to predict the nature of such future laws, regulations, repeals, or interpretations, and we cannot predict what effect additional governmental regulation, when and if it occurs, would have on our business in the future. Such developments could, however, require reformulation of products to meet new standards, recalls, or discontinuances of products not able to be reformulated, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling, additional scientific substantiation, additional personnel, or other new requirements. Any such developments could have a material adverse effect on us, including our financial condition or results of operations.
Employees
     As of September 30, 2006, we had thirteen employees, including two officers, all of which are full-time employees. We outsource our sales order call center, manufacturing and distribution operations to minimize the number of employees we have. We may in the future hire a few additional employees for marketing and customer service, but we have not taken any steps to do so at the present time.
PROPERTY
Corporate Office
     In August 2005, we entered a 36-month lease for our current executive offices in Greenwood Village, Colorado. Pursuant to the agreement, we paid a $35,688 prepayment of rent for 5,736 square feet, and monthly rents of $9,560 from December of 2005 through July of 2006, $9,799 from August 2006 through July of 2007, and $10,038 from August 2007 through July 2008. We also tendered a $30,144 security deposit that will be returned to the Company, in thirds, at the beginning of the 13th, 25th and 36th months, provided we do not breach the covenants set forth in the lease.
Warehouse Facility
     We have a warehouse facility agreement with UPS, pursuant to which we lease warehouse space from them in their climate-controlled warehouse in Denver Colorado.
Development Lots
     Description. Until November 10, 2004, Lifevantage owned 91 “development lots” in Lawrence, Colorado. Management evaluated the value of these properties and determined that the total value was not greater than $25,000. In November 2004, we consummated an agreement with a shareholder and creditor, Donald Smith, by which Mr. Smith canceled indebtedness owed to him by Lifeline Therapeutics of about $20,000 in exchange for a quitclaim deed conveying those lots to him. Mr. Smith also assumed any environmental liability to which the property might be subject.
     Risk of Environmental Liabilities. Lifevantage owned mining properties in the Yaak River mining district of Montana from approximately 1993 until 1999. Lifevantage maintained these mining properties pursuant to Montana law, but never conducted any mining operations or ore processing at these mining properties. Prior to completing the Reorganization, Lifeline Nutraceuticals’ management and consultants reviewed the records of Lifeline Therapeutics’ prior ownership and certain publicly available records relating to the properties. Based on that review, management does not believe that the former ownership of these mining properties by Lifeline Therapeutics created any likely environmental liability for Lifevantage under existing federal and state laws.
     However, we understand that the State of Montana Department of Environmental Quality (“DEQ”) is aware of the former Montana properties as having residues from past mining, but we also believe that the DEQ does not consider these remote properties as a high priority. Since DEQ funding is limited, the DEQ is able to address only a few high priority properties. It is likely to be many years, if ever, before the DEQ would review these properties. Also, it is more likely any mining residues would be addressed under a separate DEQ program funded by the federal Surface Mining Control and Reclamation Act, which simply resolves any residual environmental problems at mine sites and does not pursue owners or former owners, as might be the case under the Montana state cleanup laws. Since we have not performed on-site environmental studies to evaluate any environmental circumstances of these former properties, there remains a risk that there may be material environmental liabilities associated with our former property interests in Montana for which we may be liable, however we cannot provide a reasonable estimate of such risk.
     We are not aware of any potential for environmental liabilities on the 91 lots we owned in Lawrence, Colorado.
LEGAL PROCEEDINGS
     On December 7, 2005 an individual, Mr. John Bradley, commenced a lawsuit naming Lifeline Therapeutics, Inc. and Lifeline Nutraceuticals Corporation, and others as defendants in District Court, Arapahoe County, Colorado. Mr. Bradley, alleged that he was entitled to additional compensation, in the form of approximately 450,000 shares of our Series A common stock, for services rendered to the Company and Lifeline Nutraceuticals. Principally, the suit alleged violations of the Colorado Securities Act, breach of contract, and fraudulent inducement.
     On January 30, 2006, we filed a Motion to Dismiss Mr. Bradley’s claims with the District Court. After written briefing and a hearing, the District Court granted this Motion, without prejudice, on May 16, 2006.
     On May 31, 2006, Mr. Bradley filed a Motion for Reconsideration of Order Granting Defendants’ Motion to Dismiss, or, in the Alternative, for New Hearing. On June 14, 2006, the Motion for Reconsideration was denied.
     The Company filed a Motion for Payment of Attorney’s Fees and on June 14, 2006, the Motion was granted. In a letter dated September 1, 2006, Mr. Bradley agreed to pay certain amounts in respect of legal fees to Lifeline Therapeutics, Inc., Lifeline Nutraceuticals Corporation and the other defendants, and to file a stipulation and dismissal of the action.
MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION OR PLAN OF OPERATION
     The statements contained in this report that are not purely historical are forward-looking statements. “Forward-looking statements” include statements regarding our expectations, hopes, intentions, or strategies regarding the future. Forward-looking statements include: statements regarding future products or product development; statements regarding future selling, general and administrative costs and research and development spending, and our product development strategy; statements regarding future capital expenditures and financing requirements; and similar forward looking statements. It is important to note that our actual results could differ materially from those in such forward-looking statements.
Overview
     This management’s discussion and analysis discusses the financial condition and results of operations of Lifevantage Corporation and its wholly-owned subsidiary, Lifeline Nutraceuticals, Inc. (“Lifeline Nutraceuticals” or “LNC”). Lifevantage Corporation (the “Company”, “Lifevantage”, or “we”, “us” or “our”) was formed as a Colorado corporation in June 1988 under the name “Andraplex Corporation.” We amended our name to “Yaak River Resources, Inc.” in January 1992 and to Lifeline Therapeutics, Inc. in October 2004. Our principal place of business is at Suite 1970, 6400 South Fiddler’s Green Circle, Greenwood Village, CO 80111, telephone (720) 478-1711, fax (720) 488-1722.
     At the present time, we have only a single product, Protandim®. We developed Protandim®, a proprietary blend of ingredients that has (through studies on animals and humans) demonstrated the ability to enhance Superoxide Dismutase (“SOD”) in brain, liver, and blood, the primary battlefields for oxidative stress. Protandim® is designed to induce the human body to produce more of its own catalytic anti-oxidants, and to decrease the process of lipid peroxidation, an indicator of oxidative stress. Each component of Protandim® has been selected on its ability to meet these criteria. Low, safe doses of each component ensure that unwanted additional effects that might be associated with one or another of the components are not seen with the formulation.
     We sell Protandim® directly to individuals as well as to retail stores. We began significant sales of Protandim® in the fourth quarter ended June 30, 2005. In June 2005, the Company and Protandim® were discussed on a nationally-televised news program, which led to a substantial increase in sales. Between June 2005 and August 2006, direct sales of Protandim® have declined on a monthly basis as we have not received continuing similar national news exposure. During the fiscal year ended June 30, 2006, our expenditures related to company initiated sales and marketing activities increased with the objective of increasing sales volume levels.
     Our research efforts to date have been focused on investigating various aspects and consequences of the “imbalance of oxidants and anti-oxidants,” an abnormality which is a central underlying feature in many disorders. We intend to continue our research, development, and documentation of Protandim® to provide credibility to the market. We also anticipate undertaking research, development, testing, and licensing efforts to be able to introduce additional products under the Protandim® brand name in the future, although we cannot offer any assurance that we will be successful in this endeavor.

     The primary operational components of our business are outsourced to companies that we believe possess a high degree of professionalism and achievement in their particular field of endeavor. One advantage of outsourcing we hope to achieve is a more direct correlation of the costs we incur to our level of product sales versus the relatively high fixed costs of building our own infrastructure to accomplish these same tasks. Another advantage of this structure is to minimize our commitment of resources to the human capital required to manage these operational components successfully. Outsourcing also provides additional capacity without significant advance notice and often at an incremental price lower than the unit prices for the base service.
     Our expenditures during fiscal 2006 consisted primarily of marketing expenses, operating expenses, payroll and professional fees, customer service, research and development and product manufacturing for the marketing and sale of Protandim®. During 2005, our expenditures consisted primarily of payroll expenses, operating expenses, professional fees, continuing research and development, raw material acquisition and product manufacturing for the prospective marketing and sale of Protandim®.
Recent Developments
Resignation of Stephen K. Onody
     Mr. Stephen Onody has resigned as our Chief Executive Officer and as a member of our Board of Directors effective December 15, 2006. Mr. Onody has agreed to provide the Board of Directors and the Company with consulting services during the two months following his resignation in order to assist the Board of Directors and the Company during the transition period. At this time, our Board of Directors appointed Mr. John Van Heuvelen, the Chairman of the Board, as the Company’s interim Chief Executive Officer to fill the vacancy created by Mr. Onody’s departure. Effective December 21, 2006, the Board of Directors appointed Mr. James J. Krejci as the Company’s Chief Executive Officer. Mr. Krejci became a director of Lifevantage in April 2005. Prior to accepting the position as the Company’s CEO, Mr. Krejci was a private investor and served as a director of the Epilepsy Foundation of Colorado. Prior to this position, he served as Area Director and then Executive Director for the American Diabetes Association from 2002-2004. From 1998-2002, Mr. Krejci was the CEO and Chairman of Comtec International, Inc. Mr. Krejci has additional prior experience in the medical industry with the 3M Company, General Electric Medical Division, and as President of a division of the Becton-Dickinson Company. He also has extensive prior experience in additional high tech and telecommunication startups and turnarounds with Imagelink Technologies, Inc., International Game Technology, and Jones International Ltd./Jones Intercable Inc. Mr. Krejci also teaches Marketing Management, Principles of Leadership, Marketing Research and Management Theory and Practice at the University of Phoenix Online Graduate School of Business. He received a B.S in Chemical Engineering and an MBA in Marketing from the University of Wisconsin with the distinction of graduating first in the MBA class.
Resignations of Javier W. Baz, H. Leigh Severance, Larry Gold and William Lister as Directors
     Effective 5:00 p.m. on December 13, 2006, each of Mr. H. Leigh Severance and Mr. Javier W. Baz resigned as a director on the Company’s Board of Directors. In addition, effective December 20, 2006, Dr. Larry Gold resigned as director of the Company’s Board, and effective December 22, 2006, Mr. William L. Lister also resigned as a director of the Company’s Board. In none of the foregoing resignations did the director inform the Company that his resignation was due to a dispute with the Company’s management or Board of Directors.
Name Change
     As previously noted, in conjunction with a modification to the Company’s Articles of Incorporation, the Company’s shareholders approved a name change from Lifeline Therapeutics, Inc. to Lifevantage Corporation.
CVS/pharmacy
     In July 2006, Lifevantage entered into a purchase order arrangement with CVS/pharmacy for the sale of Protandim® throughout the CVS drugstore chain, which includes more than 6,100 stores throughout the United States, including the Sav-on and Osco stores recently acquired by CVS.
     As part of the launch, CVS/pharmacy will co-market Protandim® through a variety of initiatives, including national print advertisements in over 800 publications, in-store signage, and off-shelf merchandising.
Discussions with the Staff of the Securities and Exchange Commission
     We have been in discussion with the Securities and Exchange Commission regarding, among other issues, the accounting for the convertible debentures issued by us in 2005, as well as the accounting for goodwill from the purchase of the minority interest of LNC in 2005. The outcome of such discussions with the SEC resulted in adjustments to certain amounts reported in our financial statements issued for the years ended June 30, 2006 and 2005 as well as the current filing. These adjustments affected the presentation and classification of amounts and costs relating to certain patents, goodwill, and additional paid-in capital on our balance sheet. In resolving the above items with the SEC, the Company requested the SEC’s determination and resolution regarding the Company’s revenue recognition policy. As a result of its discussions with the SEC, the Company determined that its revenue recognition policy would be to utilize the sell-through amounts from the distributor to the consumer to recognize revenue for sales to a distributor with right of return provisions, and then apply an allowance for product returns.
Hiring of Chief Financial Officer
     On January 4, 2006, Gerald J. Houston became Chief Financial Officer of Lifevantage. Mr. Houston replaced Mr. William B. Kutney who had served as the Company’s Chief Financial Officer since August 2005. Mr. Houston has most recently provided financial management consulting to early stage healthcare and biotechnology companies. Prior to that, as CFO of OpVista, Inc., an optical transport systems company based in Irvine, CA, he spearheaded the raising of $28 million in private funding as well as establishing the financial and administrative base of the company. He has held senior financial management positions at ROLM Corporation, IBM, Measurex Corporation and Spacelabs Medical. He received his B.A. from Georgetown University and M.B.A. from the Wharton School of Finance and Commerce.
Material Changes in Operating Results – Three Months ended September 30, 2006 as compared to the Three Months ended September 30, 2005
     Sales We generated revenues of approximately $2,075,500 during the three months ended September 30, 2006 and approximately $2,964,600 during the same period of the prior fiscal year. For the three month periods ended September 30, 2006 and 2005, cost of sales was approximately $375,600 and $596,600 resulting in a gross profit of approximately $1,699,900 and $2,368,000, respectively. The decrease in sales and gross profit was due to a nationally televised news program in June 2005 which led to substantial sales during the three month period ended September 30, 2005. No similar national news exposure occurred during the three month period ended September 30, 2006.
     Gross Margin Our gross profit percentage for the three month periods ended September 30, 2006 and 2005 was 82% and 80%, respectively. The slight increase in margin is due to the recognition of higher margin distributor revenue during the three month period ended September 30, 2006.
     Operating Expenses Total operating expenses reported during the three month period ended September 30, 2006 were approximately $2,535,600 as compared to operating expenses of approximately $2,296,300 during the three month period ended September 30, 2005. Operating expenses increased approximately $239,300 primarily due to stock-based compensation expense under SFAS 123(R), which was adopted by the Company effective July 1, 2006.
     Marketing and Customer Service Expenses Marketing and customer service expense decreased from approximately $1,144,500 in the three months ended September 30, 2005 to approximately $1,032,800 in the three months ended September 30, 2006. This decrease was due to higher customer service and call center costs in the three months ended September 30, 2005 associated with the creation and ramp-up of call center and order taking capabilities.
     General and Administrative Expenses Our general and administrative expense increased from approximately $1,065,400 in the three months ended September 30, 2005 to approximately $1,407,600 in the three months ended September 30, 2006. The increase resulted from the adoption of SFAS 123(R) during the three month period ended September 30, 2006. During the three months ended September 30, 2006, stock related compensation was approximately $523,900 compared to approximately $21,400 during the three months ended September 30, 2005.
     Research and Development Our research and development expenditures increased from $-0- in the three months ended September 30, 2005 to approximately $65,700 in the three months ended September 30, 2006 as a result of research, development, and documentation of the efficacy of Protandim®.
     Depreciation and Amortization Expense Depreciation and amortization expense decreased from approximately $86,400 during the three months ended September 30, 2005 to approximately $29,400 in the three months ended September 30, 2006. This decrease was due to the amortization of a non-compete agreement prior to the beginning of the Company’s first fiscal quarter ended September 30, 2006.
     Net Other Income and Expense We recognized net other income of approximately $15,400 in the three months ended September 30, 2006 as compared to net other income of approximately $8,500 in the three months ended September 30, 2005. This change is largely the result of increased interest income. Interest expense, shown as netted against interest income, is largely due to interest expense on margin debt at 1% below the prime rate.
     Net Loss As a result of the revenues and expenses described above and because of lower first fiscal quarter 2007 revenue, the Company’s net loss was approximately $(820,200) for the three month period ended September 30, 2006 compared to net income of approximately $80,300 for the three month period ended September 30, 2005.
     Our ability to finance future operations will depend on our existing liquidity (discussed in more detail below) and, ultimately, on our ability to generate additional revenues and profits from operations. At this time, we believe that Lifevantage has sufficient funds to allow us to continue our planned marketing efforts and the manufacturing and sale of

Protandim® through June 30, 2007. Nevertheless, even if we do generate revenues at increasing levels, the revenues generated may not be greater than the expenses incurred. Operating results will depend on several factors, including the selling price of the product, the number of units of product sold, the costs of manufacturing and distributing the product, the costs of marketing and advertising, and other costs, including corporate overhead, which we will be incurring during that period of time.
Liquidity and Capital Resources
     Our primary liquidity and capital resource requirements are to finance the cost of our planned marketing efforts and the manufacture and sale of Protandim® and to pay our general and administrative expenses. Our primary sources of liquidity are cash flow from the sales of our product, proceeds from margin debt, and the sale of notes and of common stock units in the third and fourth quarters of fiscal year 2005.
     At September 30, 2006, our available liquidity was approximately $2,712,000, including available cash and cash equivalents and marketable securities. This represented a decrease of approximately $524,700 from the approximately $3,236,700 in cash, cash equivalents and marketable securities as of June 30, 2006. During the three months ended September 30, 2006, our net cash used by operating activities was approximately $(1,092,200) as compared to net cash provided by operating activities of approximately $1,453,500 during the three months ended September 30, 2005. The Company’s cash used by operating activities during the three month period ended September 30, 2006 decreased as a result of lower sales than the same period during the prior fiscal year.
     During the three months ended September 30, 2006, our net cash provided by investing activities was approximately $400,600, primarily due to the sale and redemption of marketable securities available for sale. During the three months ended September 30, 2005, we used approximately $(76,500) in investing activities, primarily due to the purchase of equipment.
     Cash provided by financing activities during the three months ended September 30, 2006 was approximately $607,000, compared to none during the three months ended September 30, 2005. Cash provided from financing activities during the three month period ended September 30, 2006 was due to proceeds from margin debt.
     At September 30, 2006, we had working capital (current assets minus current liabilities) of approximately $1,938,400, compared to working capital of approximately $2,254,100 at June 30, 2006. The decrease in working capital was due to cash used in operating activities.
     We currently anticipate that existing cash resources will be sufficient to fund our anticipated working capital and capital expenditure needs through at least June 30, 2007. We base our expenses and expenditures in part on our expectations of future revenue levels from the sale of Protandim®. If our revenue for a particular period is lower than expected, we may take steps to reduce our operating expenses accordingly. If cash generated from operations is insufficient to satisfy our liquidity requirements, we may seek to sell additional public or private equity securities or obtain debt financing. Additional financing may not be available at all or, if available, may not be obtainable on terms favorable to us. If we are unable to obtain additional financing needed if and when cash generated from operations is insufficient to satisfy our liquidity requirements, we may be required to reduce the scope of our planned operations, which could harm our business, financial condition and operating results. Additional financing may also be dilutive to our existing shareholders.
Material Changes in Financial Condition – Year ended June 30,2006 as compared to the Year ended June 30, 2005
     Sales. We generated net sales of approximately $7,165,800 during the year ended June 30, 2006 and approximately $2,353,800 during the year ended June 30, 2005 from the sale of our product, Protandim®. This increase was due to the fact that we did not begin significant sales of Protandim® until the fourth quarter ended June 30, 2005, and as a consequence, sales in the first three quarters of 2005 were minimal. We sold approximately 146,600 units of Protandim in the year ended June 30, 2006, and approximately 48,400 for the year ended June 30, 2005.
     Gross Margin. Cost of sales were approximately $1,491,300 for the year ended June 30, 2006, and approximately $393,600 for the year ended June 30, 2005, resulting in a gross margin of approximately $5,674,500, or 79%, and approximately $1,960,200, or 83%, respectively. The change in margin is due primarily to higher fulfillment costs in the fiscal year ended June 30, 2006.
     Operating Expenses. Total operating expenses for the fiscal year ended June 30, 2006 were approximately $8,544,000 as compared to operating expenses of approximately $4,045,000 for the fiscal year ended June 30, 2005. Operating expenses consist of marketing and customer service expenses, general and administrative expenses, research and development and depreciation and amortization expenses, each of which increased between the fiscal year 2005 and fiscal year 2006, due to expansion of activities related to the launch of Protandim®.

     Marketing and Customer Service Expenses. Marketing and customer service expense increased from approximately $924,000 in fiscal year 2005 to approximately $4,260,000 in fiscal year 2006. This increase was due to additional marketing and customer support activity required to expand product distribution in 2006.
     General and Administrative Expenses. Our general and administrative expense rose from approximately $2,982,000 in fiscal year 2005 to $3,904,000 in fiscal year 2006. The increase resulted from our hiring of additional staff during the last half of the fiscal year ended June 30, 2006 to provide sufficient infrastructure to management, marketing, operations and administration in connection with our expanded product marketing efforts, as well as related increases in our legal expenses.
     Research and Development. Our research and development expenditures increased from approximately $38,000 in fiscal year 2005 to approximately $114,000 in fiscal year 2006 as a result of an increase in our research, development, and documentation of the efficacy of Protandim® for potential consumers.
     Depreciation and Amortization Expense. Depreciation and amortization expense increased from approximately $102,000 during our fiscal year ended June 30, 2005 to approximately $265,300 in our fiscal year ended June 30, 2006. This increase was due primarily to the amortization of a non-compete agreement during the fiscal year 2006.
     Net Other Income and Expense. We recognized net other expense of approximately $3,738,000 in fiscal year 2005 as compared to net other income of approximately $135,000 in fiscal year 2006. This change is largely the result of a reduction of $3,300,000 in interest expense incurred in fiscal year 2005 due to the conversion and repayment of our convertible bridge loans issued during the fiscal year ended June 30, 2005.
     Net Loss. As a result of the revenues and expenses described above and because of significant revenue, we reduced our net loss to approximately $2,735,000 for the fiscal year ended June 30, 2006 compared to a net loss of approximately $5,822,000 for the fiscal year ended June 30, 2005.
Liquidity and Capital Resources
     Our primary liquidity and capital resource requirements are to finance the cost of our planned marketing efforts and the manufacture and sale of Protandim®, and to pay our general and administrative expenses. Our primary sources of liquidity are cash flow from the sales of our product and the sale of notes and of common stock units in the third and fourth quarters of fiscal year 2005.
     At June 30, 2006, our available liquidity was approximately $3,237,000, including available cash and cash equivalents and marketable securities. This represented a decrease of approximately $1,168,000 from the approximately $4,405,000 in cash, cash equivalents and marketable securities at June 30, 2005. During the fiscal year ended June 30, 2006, we used approximately $916,000 of cash in operations as compared to approximately $1,893,000 during fiscal 2005. The Company’s cash used by operating activities during fiscal 2006 decreased as a result of increased sales in fiscal 2006 over fiscal 2005.
     We used approximately $1,200 in cash from financing activities during fiscal year 2006, compared to $6,801,000 of cash provided from financing activities during fiscal year 2005. Cash provided from financing activities during fiscal year 2005 was primarily due to approximately $2,954,000 received from notes payable and $4,400,000 in net proceeds from the sale of our Series A common stock and warrants, offset by approximately $401,000 in debt issuance costs and the repayment of $160,000 of loans.
     During the year ended June 30, 2006, we used approximately $3,260,000 in investing activities, primarily in the purchase of marketable securities. During the year ended June 30, 2005, we used approximately $553,000 in investing activities, primarily for patent costs (approximately $102,000), for a non-compete agreement (approximately $250,000), and for the purchase of equipment and software (approximately $200,000).
     At June 30, 2006, we had working capital (current assets minus current liabilities) of approximately $2,254,000, compared to working capital of approximately $5,167,000 at June 30, 2005.
     We currently anticipate that existing cash resources will be sufficient to fund our anticipated working capital and capital expenditure needs through at least June 30, 2007. We base our expenses and expenditures in part on our expectations of future revenue levels from the sale of Protandim®. If our revenue for a particular period is lower than expected, we may take steps to reduce our operating expenses accordingly. If cash generated from operations is insufficient to satisfy our liquidity requirements, we may seek to sell additional public or private equity securities or obtain debt financing. Additional financing may not be available at all or, if available, may not be obtainable on terms favorable to us. If we are unable to obtain additional financing needed if and when cash generated from operations is insufficient to satisfy our liquidity requirements, we may be required to reduce the scope of our planned operations, which could harm our business, financial condition and operating results. Additional financing may also be dilutive to our existing shareholders.

Critical Accounting Policies
     We prepare our financial statements in conformity with accounting principles generally accepted in the United States of America. As such, we are required to make certain estimates, judgments and assumptions that we believe are reasonable based upon the information available. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates. Our significant accounting policies are described in Note 2 to the financial statements. Not all of these significant accounting policies require us to make difficult, subjective or complex judgments or estimates. We consider an accounting estimate to be critical if 1) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and 2) changes in the estimate that are reasonably likely to occur from period to period, or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations.
     Management has discussed the development and selection of these critical accounting estimates with our board of directors and the audit committee has reviewed the foregoing disclosure. In addition, there are other items within our financial statements that require estimation, but are not deemed critical as defined above. Changes in estimates used in these and other items could have a material impact on our financial statements.
     Allowances for Product Returns. Allowances for product returns are recorded at the time product is shipped. These accruals are based upon the historical return rate since the inception of our selling activities, and the specific historical return patterns of the product. Our return rate since the inception of selling activities is approximately 2% of sales.
     We offer a 30-day, money back unconditional guarantee to all direct sales customers. As of September 30, 2006, September shipments were subject to the money back guarantee. Returned product damaged during shipment is replaced wholly at our cost, which historically has been negligible. As the Company has begun to recognize revenue associated with sales to distributors, the Company has also utilized its return rate experience of 2% of sales to estimate returns on its sales to distributors.
     We monitor our return estimate on an ongoing basis and may revise the allowances to reflect our experience. We established our allowance for product returns of approximately $65,000 on September 30, 2006, compared to approximately $26,000 at September 30, 2005. To date, product expiration dates have not played any role in product returns, and we do not expect they will in the future because it is unlikely that we will ship product with an expiration date earlier than the latest allowable product return date.
     Inventory Valuation. Inventories are stated at the lower of cost or market on a first-in first-out basis. A reserve for inventory obsolescence will be maintained and will be based upon assumptions about current and future product demand, inventory whose shelf life has expired and market conditions. A change in any of these variables may require additional reserves to be taken. We had no reserve for obsolete inventory as of September 30, 2006 because our product and raw materials have a shelf life of 3 years and all product and raw materials were bought in the second half of fiscal 2005.
     Revenue Recognition. We ship the majority of our product by United Parcel Service (UPS) and receive payment for those shipments in the form of credit card charges. Our return policy is to provide a 30-day money back guarantee on orders placed by customers. After 30 days we do not refund customers for returned product. We have experienced monthly returns approximating 2% of sales. Sales revenue and estimated returns are recorded when the merchandise is shipped because performance by us is considered met when shipped by UPS.
     For retail customers, the Company analyzes its contracts to determine the appropriate accounting treatment for its recognition of revenue on a customer by customer basis.
     In July 2005, the Company entered into an agreement with GNC. Among other terms of the agreement, GNC has the right to return any and all product shipped to them, at any time, for any reason. The Company has begun to recognize revenue and its related costs during the three month period ended September 30, 2006.
     The Company recognizes revenue and its related costs when it obtains sufficient information to reasonably estimate the amount of future returns. Accordingly, the Company recognizes revenue associated with sales to the distributor when the product is resold by the distributor. Prior to the three months ended September 30, 2006, all revenue and related costs to this customer were deferred.
     In July 2006, Lifevantage entered into a purchase order arrangement with CVS for the sale of Protandim® throughout the CVS store network. Among other terms of this arrangement, we have agreed that CVS may withhold up to one-half of its payment for the Protandim® until certain sell-through parameters are met. Since the Company does not have sufficient history with CVS to reasonably estimate the sell-through of Protandim® within the CVS store network, 50% of the revenue and related cost has been deferred. The Company will recognize this deferred revenue and related cost of sales when it obtains sufficient sell-through information to reasonably estimate the amount of future returns.

     Beneficial Conversion Feature of Debt. In accordance with Emerging Issues Task Force (“EITF”) No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios,” and No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” we recognize the value of conversion rights attached to convertible debt and equity instruments. These rights give the instrument holder the immediate ability to convert debt into common stock at a price per share that is less than the trading price of the common stock to the public. The beneficial value is calculated based on the market price of the stock at the commitment date in excess of the conversion rate of the debt and related accruing interest and is recorded as a discount to the related debt and an addition to additional paid-in capital. The debt discount is amortized and recorded as interest expense over the remaining outstanding period of related debt.
     Research and Development Costs. We have expensed all of our payments related to research and development activities.
Recently Issued Accounting Standards
     In December 2004, the FASB issued SFAS 123 (revised 2004) Share-Based Payments (“SFAS 123(R)”). This statement requires that we record stock option expense in our financial statements based on a fair value methodology. On April 14, 2005, the Securities and Exchange Commission announced amended compliance dates for SFAS 123(R). The SEC previously required companies to adopt this standard no later than July 1, 2005, but the new rules now require us to adopt FAS 123(R) starting with our first quarter of our fiscal year beginning July 1, 2006. Additionally, in March 2005, the SEC issued Staff Accounting Bulletin No. 107 (SAB 107), which summarizes the staff’s views regarding share-based payment arrangements for public companies. We adopted SFAS 123(R) effective July 1, 2006.
     In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets (“SFAS 153”), which changes the guidance in APB Opinion 29, Accounting for Nonmonetary Transactions. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for our fiscal year beginning July 1, 2006. The adoption of SFAS 153 has not had a material impact on our financial statements.
     In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This statement, which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, requires that a voluntary change in accounting principle be applied retrospectively to all prior period financial statements presented, unless it is impracticable to do so. SFAS 154 also provides that a change in method of depreciating or amortizing a long-lived nonfinancial asset be accounted for as a change in estimate effected by a change in accounting principle, and also provides that correction of errors in previously issued financial statements should be termed a “restatement.” SFAS 154 is effective for our fiscal year beginning July 1, 2006. The adoption of SFAS 154 has not had a material impact on our financial statements.
     In February 2006, the FASB issued SFAS 155, Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140. This statement allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 shall be effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006. We anticipate that SFAS 155 will not have a material impact on our financial statements.
     In March 2006, the FASB issued SFAS 156, Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140. The statement addresses the recognition and measurement of separately recognized servicing assets and liabilities and provides an approach to simplify efforts to obtain hedge-like (offset) accounting. Entities shall adopt this statement as of the beginning of the first fiscal year that begins after September 15, 2006. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including interim financial statements, for any period of that fiscal year. The effective date of this statement is the date that an entity adopts the requirements of this statement. We anticipate that SFAS 156 will not have a material impact on our financial statements.
     In September 2006, Statement 157, Fair Value Measurements, was issued by the FASB and is effective for financial statements for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Statement 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. We anticipate that SFAS 157 will not have a material impact on our financial statements.
     In September 2006, SFAS 158, Employers’ Accounting for Defined Benefit Pensions and Other Post-Retirement Plans (“SFAS 158”), was issued by the FASB and is effective for financial statements for fiscal years ending after December 15, 2006. SFAS 158 improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement or financial position, with limited exceptions. We anticipate that SFAS 158 will not have a material impact on our financial statements.
     We have reviewed all other recently issued, but not yet effective, accounting pronouncements and do not believe any such pronouncements will have a material impact on our financial statements.
DIRECTORS AND EXECUTIVE OFFICERS
Directors and Executive Officers
     The following table identifies the directors and executive officers of Lifevantage Corporation.

			Beginning of Term
Name	Age	Positions Held	of Service
James J. Krejci	64	Chief Executive Officer, Director and Member of the Executive Committee	CEO effective December 21, 2006, Director since April 2005

Gerald J. Houston	62	Chief Financial Officer	January 2006

James D. Crapo	63	Director	April 2005

John B. Van Heuvelen	60	Chairman of the Board of Directors and Member of the Executive Committee	August 2005

Dr. Joe M. McCord	61	Director	February 2006
     The Directors serve one year terms or until their successors are elected. Audit, nominating and compensation committees have been established. Mr. Krejci and Mr. Van Heuvelen serve on the Audit Committee, with Mr. Van Heuvelen acting as chairman. Dr. Crapo and Mr. Van Heuvelen serve on the Compensation Committee with Dr. Crapo acting as chairman. Mr. Krejci and Dr. McCord serve on the Nominating Committee, with Dr. McCord acting as chairman. The board of directors has appointed an executive committee currently consisting of only Mr. Krejci and Mr. Van Heuvelen.
     The principal occupations of each of our executive officers and directors for at least the past five years are as follows:
     James J. Krejci became Chief Executive Officer of the Company on December 21, 2006, and has been a director of the Company since April 2005. Prior to becoming the Company’s CEO, Mr. Krejci was a private investor and served as a director of the Epilepsy Foundation of Colorado. From 2002 to 2004, he served as Area Director and then Executive Director for the American Diabetes Association. From 1998-2002, Mr. Krejci was the CEO and Chairman of Comtec International, Inc. Mr. Krejci has additional prior experience in the medical industry with the 3M Company, General Electric Medical Division, and as President of a division of the Becton-Dickinson Company. He also has extensive prior experience in additional high tech and telecommunication startups and turnarounds with Imagelink Technologies, Inc., International Game Technology, and Jones International Ltd./Jones Intercable Inc. Mr. Krejci teaches Marketing Management, Principles of Leadership, Marketing Research and Management Theory and Practice at the University of Phoenix Online Graduate School of Business. He received a B.S in Chemical Engineering and an MBA in Marketing from the University of Wisconsin with the distinction of graduating first in the MBA class.

     Gerald J. Houston became Chief Financial Officer of the Company on January 4, 2006. Before joining the Company, he has served as an independent financial and management consultant advising management of medical, biosciences, and technology startup companies on matters of financing, strategy, and operations. From October 2000 to December 2003, he was chief financial officer of OpVista, Inc. an optical telecommunications equipment developer. Prior to that he held senior financial management positions in technology companies including SpaceLabs Medical, Inc., IBM and ROLM Corporation. Mr. Houston has a Bachelor of Arts degree from Georgetown University and a Masters in Business Administration from the Wharton School of the University of Pennsylvania.
     John B. Van Heuvelen became a director of Lifevantage in August 2005 and became Chairman of the Board of Directors in October 2006. In addition, Mr.Van Heuvelen served as the Company’s interim Chief Executive Officer from December 15, 2006 until Mr. Krejci was appointed as CEO on December 21, 2006. Since June 2002, Mr. Van Heuvelen has been a member of the Board of Directors of MasTec, Inc., and he is currently the Chairman of its Audit Committee. Mr. Van Heuvelen spent 13 years with Morgan Stanley and Dean Witter Reynolds in various executive positions in the mutual fund, unit investment trust, and municipal bond divisions, including serving as president of Morgan Stanley Dean Witter Trust Company from 1993 until 1999. Since 1999, Mr. Van Heuvelen has been a private equity investor based in Denver, Colorado. His investment activities have included private telecom and technology firms, where he still remains active.
     James D. Crapo, M.D, became a director of Lifevantage in April 2005. Dr. Crapo brings nearly 30 years of experience in the health and science field to his new role. He served as the Chairman of Medicine at the National Jewish Medical and Research Center from 1996 until his sabbatical in 2004.
     National Jewish is a top-rated private institution in immunology and allergic diseases and has been rated number one nationally in pulmonary medicine by U.S. News and World Report for the past 7 years. Dr. Crapo maintains a large research program focused on the role of oxidants and anti-oxidants in the causation and treatment of diseases. He was the first scientist to extend Dr. Fridovich and Dr. McCord’s (Director of Science for Lifeline Therapeutics) original discovery of SOD to mammalian models of disease. SOD is the body’s most powerful natural anti-oxidant.
     Prior to coming to National Jewish, Dr. Crapo spent over 15 years as the Chief of the Pulmonary and Critical Care Medicine Division at Duke University Medical Center. Throughout his professional career he has been active in numerous professional societies, including service on the NHLBI Advisory Council and serving as President of the American Thoracic Society and President of the Fleischner Society. Dr. Crapo has authored more than 200 original scientific publications, numerous book chapters and seven textbooks.
     Dr. Joe M. Mc Cord became a director of Lifevantage in February 2006. Dr. McCord together with Dr. Irwin Fridovich discovered superoxide dismutase (SOD) in 1969. For this work, Drs. McCord and Fridovich received the Elliot Cresson Medal of the Franklin Institute. Previous recipients of the award, founded in 1848, include Alexander Graham Bell, Orville Wright, Henry Ford, Wernher von Braun, Pierre and Marie Curie, and Andrei Sakharov. Dr. McCord currently serves as Professor of Medicine, Biochemistry, and Microbiology at the University of Colorado at Denver and Health Sciences Center (UCDHSC). Dr. McCord received a lifetime achievement award from the Oxygen Society for outstanding contributions to the field of free radical biology and medicine in 1997. He is Honorary President of the International Society of Antioxidants in Nutrition and Health (ISANH). He chaired the Third International Conference on Superoxide Dismutases: Recent Advances and Clinical Applications, held at the Institut Pasteur in Paris in 2004, as well as earlier conferences in the series. Dr. McCord has published articles in many scientific journals, including the New England Journal of Medicine. As a co-discoverer of SOD and author of numerous studies and articles on SOD, Dr. McCord is a highly regarded expert in the field.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information as of October 13, 2006, with respect to each person who owned of record as of that date or is known to Lifevantage to own beneficially more than 5% of the outstanding shares of common stock and the beneficial ownership of such securities by each executive officer and director of Lifevantage and by all executive officers and directors as a group.

	Position with
Name and address of	Lifeline	Number of	Percent of
beneficial owner	Therapeutics	Shares	Class
James J. Krejci (1) 6400 South Fiddler’s Green Circle, Suite 1970 Greenwood Village, CO 80111	Chief Executive Officer and Director	1,116,000	5%

Gerald J. Houston (2) 6400 South Fiddler’s Green Circle, Suite 1970 Greenwood Village, CO 80111	Chief Financial Officer;	240,000	1%

James D. Crapo (3) 6400 South Fiddler’s Green Circle, Suite 1970 Greenwood Village, CO 80111	Director	624,000	3%

Dr. Joe M. McCord 6400 South Fiddler’s Green Circle, Suite 1970 Greenwood Village, CO 80111	Director	1,606,800	7%

John B. Van Heuvelen (4) 6400 South Fiddler’s Green Circle, Suite 1970 Greenwood Village, CO 80111	Chairman of the Board	155,792	*

All named executive officers and directors as a group (five persons)		3,742,592	17%

Javier W. Baz (5) 6400 South Fiddler’s Green Circle, Suite 1970 Greenwood Village, CO 80111	Shareholder	1,110,725	5%

William J. Driscoll (6) 5350 Moonlight Way Parker, CO 80134-4535	Shareholder	3,586,717	16%

Paul R. Myhill (7) 3466 Willowrun Court Castle Rock, CO 80109	Shareholder	2,853,711	13%

H. Leigh Severance (8) 6400 South Fiddler’s Green Circle, Suite 1970 Greenwood Village, CO 80111	Shareholder	1,088,506	5%

Daniel W. Streets (9) 22130 E. Costilla Drive Aurora, CO 80016	Shareholder	1,906,977	9%

*	Less than one percent.

(1)	This consists of an option to purchase 1,000,000 shares of our common stock granted to Mr. Krejci on December 21, 2006 that vests over a period of three years in connection with Mr. Krejci becoming our Chief Executive Officer and 116,000 shares are held by Race Place Investment Corporation, LLC of which Mr. Krejci is the manager.

(2)	This consists of an option to purchase 240,000 shares of our common stock to Gerald J. Houston. One-third of the stock option shall vest upon the weighted average trading price of the Company’s common stock for 90 days reaching each of $8.00, $14.00, and $18.00. Notwithstanding the foregoing, to the extent not previously vested, one-third of the stock option shall vest on the January 4, 2007, and the remaining two-thirds shall vest quarterly in eight equal installments, beginning ninety days after January 4, 2007 and ending on January 4, 2009.

(3)	This includes 25,000 Unit Warrants exercisable at $2.50 per share.

(4)	Mr. Van Heuvelen is the indirect beneficial owner of these shares, which are held by GGV Investors, LLC. Mr. Van Heuvelen is one of three members in GGV Investors, LLC. Mr. Van Heuvelen also owns shares through his IRA.

(5)	This includes 101,699 shares underlying Bridge Warrants exercisable at $2.00 per share and 444,513 Unit Warrants exercisable at $2.50 per share.

(6)	This includes 593,450 shares held by Mr. Driscoll, 983,450 shares held in trust, and 1,295,721 shares held by Mr. Driscoll’s wife. This total does not include 158,821 shares held by Mr. Driscoll’s adult sons and daughter-in-law, or 100,000 shares that Mr. Driscoll gifted to the Lifeline Orphan Foundation in December 2004. In April 2005, Mr. Driscoll and his wife entered into indemnification agreements with nine individuals, which offered shares totaling 285,904. By agreement dated July 1, 2005, Mr. Driscoll granted a one-year irrevocable voting proxy to the Company’s board as to all of his shares and agreed to enter into a ten year voting agreement whereby he would vote his shares as directed by the Company’s board.

(7)	This includes 1,078,766 shares owned, 400,000 shares held in trust, 874,945 shares held by Mr. Myhill’s wife, and 500,000 shares owned by Lifeline Orphan Foundation, of which Mr. Myhill is a trustee. Pursuant to a voting agreement dated February 9, 2006, Mr. Myhill and his wife agreed, among other things, to vote their shares of Series A common stock as directed by our Board of Directors until February 7, 2016.

(8)	This includes 254,139 shares underlying Bridge Warrants exercisable at $2.00 per share and 279,139 Unit Warrants exercisable at $2.50 per share. Certain of these shares are owned indirectly through his wife or his retirement plan. A Convertible Note was also acquired from a third party aggregating $105,467 (including accrued interest) which was converted to 200,858 shares of common stock net of fees to convert.

(9)	This includes 54,661 shares held by Mr. Streets directly, 600,000 shares held in a grantor retained annuity trust with Mr. Streets as trustee, 1,004,250 shares held by Mr. Streets’ wife, 43,816 shares held in his wife’s Individual Retirement Account, and includes 204,250 held by Equity First Holdings, LLC (“Equity First”) pursuant to a pledge of such shares to Equity First.

EXECUTIVE COMPENSATION
     We did not pay any compensation to our named executive officers prior to the completion of our reorganization in October 2004. Prior to the reorganization, Lifeline Nutraceuticals paid compensation to its executive officers from inception (July 2003) through December 31, 2004. The following table includes all compensation paid to each named executive officer by Lifevantage or Lifeline Nutraceuticals during the fiscal years ended June 30, 2006 and June 30, 2005.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards
						Awards		Payout
							Securities
						($)	Underlying
Name and Principal	Fiscal		($)			Restricted	Options &	LTIP	All Other
Position	Year	($) Salary	Bonus	($) Other		Awards	SARs (#)	Payout	Compensation
Stephen K. Onody,	2006	$166,564	$42,000	—			1,000,000		$13,221 (2)
Chief Executive	2005	—	—	—			—		—
Officer (1)	2004	—	—	—			—		—

Gerald J. Houston,	2006	$95,000	$28,000	$25,000	(4)		240,000		—
Chief Financial	2005	—	—	—			—		—
Officer (3)	2004	—	—	—			—		—

Brenda March,	2006	$280,000	—	—			—		—
former Interim CEO (5)	2005	—	—	—			—		—
	2004	—	—	—			—		—

William J. Driscoll,	2006	—	—	$255,000		—	—	—	—
former President &	2005	$184,500	$500	—		—	—	—	—
CEO (6)	2004	$90,000	—	—		—	—	—	—

Paul R. Myhill	2006	—	—
former Vice	2005	$128,500	$55,000
President (7)	2004	$60,000	—

(1)	Mr. Onody joined the Company on November 28, 2005 and his compensation for fiscal year ended 2006 includes his salary from November 28, 2005 to year end.

(2)	Consists of $1,920 for an annual life insurance premium and $11,301 for disability insurance premiums paid by the Company.

(3)	Mr. Houston joined the Company on January 4, 2006 and his compensation includes his salary from January 4, 2006 to year end.

(4)	Consists of moving and relocation costs reimbursed by the Company.

(5)	Ms. March served as interim Chief Executive Officer and was terminated on November 28, 2005. Her compensation includes the period from her start date to November 28, 2005.

(6)	On July 1, 2005, William Driscoll resigned from his positions as our president, chief executive officer, member of our executive committee, and member of our Board of Directors in order to pursue other interests. On August 5, 2005, we hired, effective July 19, 2005, Brenda March as interim Chief Executive Officer through Tatum CFO Partners, LLP. Ms. March’s compensation is discussed below under “Employment Agreements.” On November 28, 2005, we hired Stephen K. Onody as Chief Executive Officer. Mr. Onody’s compensation is discussed below under “Employment Agreements.”

(7)	On November 11, 2005, Paul Myhill resigned from his positions as our vice president, member of our executive committee, and member of our Board of Directors. He is no longer an employee of the Company.

Non-Compete Agreements
     On July 1, 2005, we entered into an agreement with Mr. Driscoll pursuant to which Mr. Driscoll agrees not to compete with the business activities of the Company that are in or about any anti-oxidant or anti-oxidant therapies, products or markets, or solicit any of the Company’s customers, vendors, employees, directors, or consultants for a period of three years, and agrees not to disclose or reveal to any person or entity any trade secrets or confidential information of the Company or its subsidiaries. Mr. Driscoll also appoints the Company’s Board of Directors as Mr. Driscoll’s proxy to vote, at the discretion of the Board, the shares of the Company’s series A common stock, beneficially owned by Mr. Driscoll. In exchange for the foregoing, the Company agreed to pay Mr. Driscoll $45,000.00, agreed to continue to pay Mr. Driscoll a salary at his then current salary level for the next fourteen months, and agreed to continue to provide Mr. Driscoll and his family health insurance coverage under the Company’s health insurance plan for the next fourteen months.
Employment Agreements
Brenda March
     On August 5, 2005 the Company entered into an agreement, effective as of July 19, 2005, with Tatum CFO Partners, LLP (“Tatum”) pursuant to which Brenda March would serve as interim Chief Executive Officer of the Company and remain a partner of Tatum. In accordance with this agreement, the Company paid Ms. March a salary of $1,200 a day, along with warrants to purchase 2,400 shares of common stock of the Company during each month of her employment with the Company. The exercise price of the warrants issued to Ms. March have an exercise period of two years, and the exercise price of the warrants equal to the volume weighted average trading price for the Company’s common stock for each Friday of the month for which the warrants are due. The Company had no obligation to provide Ms. March with any health or major medical benefits, stock, or bonus payments, however Ms. March was eligible for the Company employee retirement, 401(k) plan, and for vacation and holidays consistent with the Company’s policies that apply to senior management.
     In addition, for the period that Ms. March was the interim Chief Executive Officer, the Company paid Tatum a fee of $300 a day, along with warrants to purchase 600 shares of common stock of the Company each month, with terms identical to the warrants issued to Ms. March.
     The Company may terminate the agreement with Tatum at any time upon thirty days’ advance written notice. Tatum may terminate the agreement on the same terms and conditions as the Company, except that (i) any notice of termination by Tatum cannot be delivered prior to 30 days before the six-month anniversary of the effective date of the agreement, and (ii) any termination by Tatum cannot be effective before the six-month anniversary of the agreement.
     On November 28, 2005, the Company terminated the agreement with Tatum in accordance with the termination provisions and hired Stephen K. Onody as Chief Executive Officer.
Stephen K. Onody
     In connection with his appointment as Chief Executive Officer, Mr. Onody entered into an Employment Agreement with the Company effective November 28, 2005. Unless sooner terminated pursuant to the terms of the agreement, the term of Mr. Onody’s employment as Chief Executive Officer of the Company shall be from November 28, 2005 to November 28, 2008. Mr. Onody shall be entitled to an annual base salary of $280,000 and will be eligible to receive an annual bonus equal to 30% of his base salary based upon meeting certain operating and financial benchmarks to be established by the Company’s compensation committee. Mr. Onody shall also be eligible to participate in the Company’s standard benefit plans and will also be eligible for $1,000,000 in life insurance coverage. In addition, Mr. Onody was granted an option to purchase 1,000,000 shares of the Company’s common stock, with the purchase price equal to the weighted average price for a share of the Company’s common stock on November 28, 2005. The stock option shall vest and become exercisable in the amounts set forth below based upon the weighted average trading price of the Company’s common stock for a consecutive 90 day period:

Portion of Option Vesting	Common Stock Price
1/3	$8.00
1/3	$14.00
1/3	$18.00

     Notwithstanding the foregoing, to the extent not previously vested pursuant to the terms of the agreement, one-third of the stock option shall vest on November 28, 2006 and the remaining two-thirds shall vest quarterly in eight equal installments, beginning ninety days after November 28, 2006 and ending on November 28, 2008. In the event an Event Date (as defined in the employment agreement) occurs after November 28, 2006 and prior to November 28, 2007, one-third of the option that has not already vested as of such date shall immediately vest and become exercisable. In the event that an Event Date occurs after November 28, 2007 but prior to November 28, 2008, two-thirds of the option that has not already vested as of the Event Date shall immediately vest and become exercisable.
     During the term of his employment and for a period of twenty-four months thereafter, Mr. Onody has agreed not to, in any area in the world where the Company conducts business, directly or indirectly own, manage, operate, control, be employed by, consult with, or be connected in any manner with the ownership (other than passive investments of not more than one percent of the outstanding shares of, or any other equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), management, operation, or control of any nutraceutical business engaged in the manufacture or distribution of antioxidant pills or other products that compete with the products the Company manufactures or distributes on the last day Mr. Onody is employed by the Company. In addition, during this time, Mr. Onody has agreed not to solicit employees, customers or suppliers of the Company.
     If Mr. Onody is terminated without Cause (as defined in the employment agreement) or resigns for Good Reason (as defined in the employment agreement), then the Company will pay to Mr. Onody severance in the amount of (i) his accrued unpaid base salary to the date of termination or resignation and any bonus earned but not paid as of that date, and (ii) continuation of his annual base salary as of the date of termination or resignation for a period equal to the greater of (a) the number (not to exceed twelve) of months remaining in the employment term as of the date of termination or resignation, or (b) six months. Notwithstanding the foregoing, if Mr. Onody’s employment is terminated within 90 days of November 28, 2005, then Mr. Onody shall be entitled to severance in the amount of (i) his accrued unpaid base salary to the date of termination or resignation and any bonus earned but not paid as of that date, and (ii) continuation of his annual base salary as of the date of termination or resignation for a period equal to ninety days. During any severance period, Mr. Onody will be eligible to participate, at the Company’s cost, in all benefit plans participated in at the time of termination. If Mr. Onody is terminated with Cause or resigns without Good Reason, then he shall be entitled to his base salary plus any bonus that has been approved and declared earned and payable prior to the date of such termination.
     Effective December 15, 2006, Mr. Onody has resigned as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors. In connection with his resignation, the Company has agreed to continue to pay Mr. Onody his base salary through March 15, 2007, and will pay two months of Mr. Onody’s long-term care insurance and medical and disability insurance premiums for the period from December 15, 2006 to February 15, 2007. Mr. Onody’s non-solicit and non-compete obligations under his employment agreement as described above shall remain in full force and effect.
Gerald J. Houston
     Effective January 4, 2006, Gerald J. Houston became Chief Financial Officer of Lifevantage. Mr. Houston replaced Mr. William B. Kutney who served as the Company’s Chief Financial Officer since August 2005. Unless sooner terminated pursuant to the terms of the agreement, the term of Mr. Houston’s employment as Chief Financial Officer of the Company shall be from January 4, 2006 to January 4, 2009. During such time, Mr. Houston shall devote substantially all of his professional time, attention, knowledge and skills solely to the business and interests of the Company.
     Mr. Houston shall be entitled to an annual base salary of $190,000 and will be eligible to receive an annual bonus equal to 30% of his base salary based upon meeting certain operating and financial benchmarks to be established by the Company’s compensation committee. Mr. Houston shall also be eligible to participate in the Company’s standard benefit plans. The Company will reimburse Mr. Houston for relocation expenses up to a maximum amount of $25,000.
     In addition, Mr. Houston was granted an option to purchase 240,000 shares of the Company’s common stock, with the purchase price equal to the weighted average price for a share of the Company’s common stock on January 4, 2006. The stock option shall vest and become exercisable in the amounts set forth below based upon the weighted average trading price of the Company’s common stock for a consecutive 90 day period:

Portion of Option Vesting	Common Stock Price
1/3	$ 8.00
1/3	$14.00
1/3	$18.00

     Notwithstanding the foregoing, to the extent not previously vested pursuant to the terms of the agreement, one-third of the stock option shall vest on January 4, 2007 and the remaining two-thirds shall vest quarterly in eight equal installments, beginning ninety days after January 4, 2007 and ending on January 4, 2009. In the event an Event Date (as defined in the employment agreement) occurs after January 4, 2007 and prior to January 4, 2008, one-third of the option that has not already vested as of such date shall immediately vest and become exercisable. In the event that an Event Date occurs after January 4, 2008 but prior to January 4, 2009, two-thirds of the option that has not already vested as of the Event Date shall immediately vest and become exercisable.
     During the term of his employment and for a period of twenty-four months thereafter, Mr. Houston has agreed not to, in any area in the world where the Company conducts business, directly or indirectly own, manage, operate, control, be employed by, consult with, or be connected in any manner with the ownership (other than passive investments of not more than one percent of the outstanding shares of, or any other equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), management, operation, or control of any nutraceutical business engaged in the manufacture or distribution of antioxidant pills or other products that compete with the products the Company manufactures or distributes on the last day Mr. Houston is employed by the Company. In addition, during this time, Mr. Houston has agreed not to solicit employees, customers or suppliers of the Company.
     If Mr. Houston is terminated without Cause (as defined in the employment agreement) or resigns for Good Reason (as defined in the employment agreement), then the Company will pay to Mr. Houston severance in the amount of (i) his accrued unpaid base salary to the date of termination or resignation and any bonus earned but not paid as of that date, and (ii) continuation of his annual base salary as of the date of termination or resignation for a period equal to six months. Notwithstanding the foregoing, if Mr. Houston’s employment is terminated within 90 days of January 4, 2006, then Mr. Houston shall be entitled to severance in the amount of (i) his accrued unpaid base salary to the date of termination or resignation and any bonus earned but not paid as of that date, and (ii) continuation of his annual base salary as of the date of termination or resignation for a period equal to ninety days. During any severance period, Mr. Houston will be eligible to participate, at the Company’s cost, in all benefit plans participated in at the time of termination.
     If Mr. Houston is terminated with Cause or resigns without Good Reason, then he shall be entitled to his base salary plus any bonus that has been approved and declared earned and payable prior to the date of such termination.
Stock Option Plans
     On November 21, 2006, the shareholders approved the 2007 Long-Term Incentive Plan (the “Incentive Plan”) to advance the interests of the Company and its shareholders by providing incentives to certain eligible employees who contribute significantly to the strategic and long-term performance objectives and growth of the Company. Options to purchase approximately 600,000 shares have been granted to various employees at a price of $0.76 per share, vesting over a three-year period. A maximum of 6,000,000 shares of common stock can be issued under the Incentive Plan in connection with the grant of awards.
     Pursuant to the Incentive Plan, options granted prior to the adoption of the Incentive Plan have been terminated and new options on substantially identical terms and provisions (i.e., identical number of underlying shares, exercise price, vesting schedule, and expiration date as the original options) have been granted. As no modifications to the terms and provisions of the previously granted options will occur, the Company will account for the related compensation expense under SFAS 123(R) as it did prior to the effective date of the Incentive Plan. [There was no underwriter involved in the transaction, and the options were issued pursuant to an exemption from the registration contained in Section 4(2) of the Securities Act of 1933, as amended.] The Company intends on filing a Registration Statement on Form S-8 relating to the issuance of shares of common stock under the Incentive Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.
Compensation of Directors
     We have paid each director $30,000 for each full year served as a director of the Company. We have paid each of Messrs. Baz, Severance, and Krejci the sum of $30,000 for their first year of service on our board of directors and $20,000 for their first year of service on the executive committee of the board of directors (under the previous policy). Messrs. Baz and Severance resigned as directors of the Company effective December 13, 2006. We have paid Dr. Crapo the sum of $30,000 for his first year of service on the board of directors. We have paid Dr. Gold the sum of $7,500 for his first quarter of service on the board. Dr. Gold resigned as a director of the Company effective December 20, 2006.
     On October 12, 2005, the Company and Mr. Baz, who was the Chairman of the board of directors at the time, agreed that Mr. Baz will continue to serve as Chairman of the board of directors from October 1, 2005 through September 30, 2006 with the following compensation (in addition to the cash compensation being paid to him as a director and a member of the executive committee of the board of directors): for each month, Mr. Baz received warrants to purchase 10,000 shares of our common stock at an exercise price equal to the volume weighted average trading price of our common stock on the Wednesday of each month that immediately precedes the last Thursday of that month. If that Wednesday is not a trading day, then the exercise price will be equal to the volume weighted average trading price on the first trading day immediately preceding that Wednesday. Each warrant was issued at the close of business on the trading day on which its exercise price is determined, and it will expire at the close of business on the second anniversary of that trading day.
     For the 2006 calendar year, members of the Audit Committee, Marketing Committee, Science Committee, and Executive Committee of the Board of Directors receive options to acquire 12,000 shares of the Company’s common stock, with the Chairman of each of the Audit Committee, Marketing Committee, and Science Committee receiving options to acquire 24,000 shares of the Company’s common stock. Members of the Compensation Committee and Nominating Committee of the Board of Directors receive options to acquire 6,000 shares of the Company’s common stock, with the Chairman of each of the Compensation Committee and Nominating Committee receiving options to acquire 12,000 shares of the Company’s common stock. Each of these options has an exercise price of $3.37. One-twelfth of each of these options vests on February 1, 2006, with the remainder of each option vesting in eleven equal monthly installments on the last calendar day of each month, beginning February 28, 2006. In the event that, for whatever reason, a committee member’s service on a committee is terminated, that committee member shall lose that portion of the option that has not vested as of the last day of such committee member’s service on that committee. The Chairman of the Board of Directors of the Company is not entitled to receive any options described in this paragraph.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     Since our restructuring in July 2003, we have engaged in a number of transactions that could be considered “related party transactions” because they involved our officers, directors, and their affiliates.
Stock Issuances
     We issued 10,250,000 shares of Lifeline Nutraceuticals’ common stock to Messrs., Driscoll, Myhill, Barber, Micklatcher (Mr. Micklatcher was formerly a director), (Ms) Gannon and Hahn for nominal consideration in August and December 2003 (at Lifeline Nutraceuticals’ organization) at a price of $0.0005 per share. We issued 250,000 shares of our common stock to Mr. Parkinson for nominal consideration in August 2003 (at Lifeline Nutraceuticals’ organization) at a price of $0.001 per share.
     We issued an additional 3,500,000 shares of Lifeline Nutraceuticals’ common stock at a price of $0.001 per share to Mr. Myhill in February 2004, an additional 4,300,000 shares at a price of $0.001 per share to Messrs. Driscoll, Myhill, Streets (former director), Betts and Dr. McCord in May 2004, an additional 1,100,000 shares at a price of $0.001 per share to Mr. Streets (former director) and Dr. McCord in July 2004 and an additional 4,250,000 shares at a price of $0.001 per share to Messrs. Micklatcher, Streets (former director), Bradley, Stevenson and Dr. McCord in August 2004. These issuances were completed prior to the Reorganization when we were a privately held company. The above referenced shares totaling 23,650,000 were converted during the Reorganization.
     In November 2004, we issued 200,000 shares to Lifeline Orphan Foundation of which Mr. Myhill is a Trustee.
     In March 2005, we acquired the remaining minority shareholder interest in Lifeline Nutraceuticals by issuing to Michael Barber (the sole minority shareholder) 1,000,000 shares of our common stock. We initially valued the transaction at $5.31 per share based on the then trading price of our stock, discounted for the lack of marketability and later restated the valuation to $2.00 per share as a result of the $2.00 pricing of the Company’s private placement offered concurrently with the transaction. Mr. Barber also entered into a covenant not to compete with us for which we paid him $250,000.
     Mr. Streets, former director, (directly and indirectly through his wife’s retirement plan) purchased Bridge Loan Notes aggregating $110,000 and converted that indebtedness in our April private placement offering. Mr. Streets’ brother also participated in the Bridge Loan notes for $60,000 and converted that indebtedness in the April 2005 private placement offering. Mr. Severance, former director, (directly and indirectly through his wife and retirement plan) purchased Bridge Loan Notes aggregating $510,000 and acquired Convertible Notes from a third party aggregating $105,467 (including accrued interest). Mr. Severance converted that indebtedness in our May 2005 private placement offering. In addition, he invested $50,000 in the May 2005 private placement offering. Mr. Baz, former director, purchased Bridge Loan Notes aggregating $200,000 and converted that indebtedness in the May 2005 private placement offering. In addition, he invested $685,627 in the May 2005 private placement offering. Mr. Crapo invested $50,000 in the May 2005 private placement offering. Mr. Krejci, indirectly through Race Place Investments Corporation, LLC, invested $50,000 in the May 2005 private placement offering. Mr. Van Heuvelen, indirectly through GGV Investors, LLC, purchased Bridge Loan Notes aggregating $30,000 and converted that indebtedness in the May 2005 private placement offering. All of these transactions were on the same terms as others per the private placement offering.

Employment Agreements
     Messrs. Driscoll, Myhill and Streets held employment agreements that expired in accordance with their terms on April 15, 2005. Although the agreements were approved by the former (pre-Reorganization) members of Lifevantage’s board of directors (each of them were disinterested in all of the employment agreements), it can be argued that the terms of the employment agreement and the amount of compensation were not negotiated at arms’ length.
Indemnification Agreement
     Mr. and Mrs. Driscoll have agreed to indemnify us against certain obligations that Mr. Driscoll may have incurred. Various persons alleged that Mr. Driscoll may have promised to convey to them shares of our common stock. We believe that Mr. Driscoll has resolved these claims personally, but the risk exists that these individuals may involve us in an attempt to resolve these issues in or outside of court. As a result, Mr. Driscoll, joined by his wife, has agreed to indemnify and hold us harmless from any such claims.
Lifeline Orphan Foundation
     We have assisted in the establishment of the Lifeline Orphan Foundation (“Foundation”) of which Paul Myhill is one of three trustees. Mr. Myhill was an executive officer of Lifeline Nutraceuticals and Lifeline Therapeutics. The other trustees of the Foundation are independent with respect to the Company.
     To capitalize the Foundation, on November 19, 2004, we issued 200,000 shares of our restricted Series A common stock to the Foundation. In addition, Mr. Myhill gifted 200,000 shares and Mr. Driscoll 100,000 shares to the Foundation.
DESCRIPTION OF SECURITIES
     Our authorized capital stock consists of 250,000,000 shares of common stock. We also have 50,000,000 shares authorized of preferred stock with a $.0001 par value. None of the preferred stock is issued and outstanding and we have no plans to issue any shares.
     Our shareholders approved amended and restated Articles of Incorporation for Lifevantage Corporation on November 21, 2006. These amended and restated Articles of Incorporation eliminated the classification of our common stock into different series and made other changes to modernize our Articles of Incorporation. The amended and restated Articles of Incorporation included a name change from Lifeline Therapeutics, Inc. to Lifevantage Corporation.
Description of Common Stock
     Holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of the stockholders. The shares of common stock have no conversion rights or redemption provisions and include no preemptive rights or other rights to subscribe for additional securities. Cumulative voting is not available to the holders of common stock.
     In the event of liquidation, dissolution or winding up of Lifevantage, holders of the common stock would be entitled to receive, on a pro-rata basis, all of our assets remaining after satisfaction of all capital preferences and liabilities. Subject to preferences that may be applicable to any shares of preferred stock then outstanding, the holders of common stock will be entitled to receive such dividends, if any, as may be declared by the board of directors from time to time out of legally available funds and to share pro rata in any distribution to the stockholders, including any distribution upon liquidation.
Description of Preferred Stock
     Our Articles of Incorporation also vests the board of directors with full authority to divide the class of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series. These preferences may include, among other things:
•	the number of preferred shares to constitute such series and the distinctive designations thereof;

•	the rate and preference of dividends (if any), the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

•	whether preferred shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

•	the liquidation preferences payable on preferred stock in the event of involuntary or voluntary liquidation;

•	sinking fund or other provisions, if any, for redemption or purchase of preferred stock;

•	the terms and conditions by which preferred stock may be converted, if the Preferred stock of any series are issued with the privilege of conversion; and

•	voting rights, if any.

     We have not created any series of preferred stock and we have no plans to do so.
Outstanding Rights to Acquire Common Stock
     We issued Bridge Warrants to purchase 1,592,569 shares of Series A common stock exercisable at $2.00 per share until their expiration date, April 18, 2008. We issued these Bridge Warrants to all persons who were previously holders of Bridge Notes that Lifeline Nutraceuticals had issued during 2004 and in January and February 2005. The Bridge Warrants contain adjustment provisions upon the occurrence of stock splits, stock dividends, reclassifications of the common stock, recapitalizations, mergers, consolidation, or like capital adjustment affecting the common stock of the Company. In addition, the Bridge Warrants contain adjustment provisions if the Company spins off a part of its business or disposes its assets in a transaction in which the Company does not receive compensation, but causes securities of another entity to be issued to security holders of the Company.
     As part of the private offering, we issued Unit Warrants for 4,000,016 shares of common stock per share to persons who invested cash or exchanged their Bridge Notes for cancellation. These Unit Warrants are exercisable at $2.50 per share until their expiration date, April 18, 2008. The Unit Warrants contain adjustment provisions upon the occurrence of stock splits, stock dividends, reclassifications of the common stock, recapitalizations, mergers, consolidation, or like capital adjustment affecting the common stock of the Company. In addition, the Unit Warrants contain adjustment provisions if the Company spins off a part of its business or disposes its assets in a transaction in which the Company does not receive compensation, but causes securities of another entity to be issued to security holders of the Company.
     We also issued to Keating Securities (the placement agent for the transaction) warrants to purchase 404,281 shares of common stock and to the Scott Group 5,000 warrants to purchase common stock. These Placement Agent Warrants are exercisable at $2.00 per share until their expiration date, April 18, 2008. The Placement Agent Warrants contain adjustment provisions upon the occurrence of stock splits, stock dividends, reclassifications of the common stock, recapitalizations, mergers, consolidation, or like capital adjustment affecting the common stock of the Company. In addition, the Placement Agent Warrants contain adjustment provisions if the Company spins off a part of its business or disposes its assets in a transaction in which the Company does not receive compensation, but causes securities of another entity to be issued to security holders of the Company. The Placement Agent Warrants also include a provision whereby the holder may exercise the warrant by means of a “cashless exercise.”
     On May 13, 2005, Lifevantage offered its director of marketing options to acquire 50,000 shares of its common stock at an exercise price of $2.50 per share, exercisable through May 31, 2008. This employee has left the Company and these options have expired.

     Pursuant to an agreement with Tatum CFO Partners, LLP dated August 5, 2005 concerning our interim Chief Executive Officer we issued the following warrants: (i) warrants to purchase 936 shares of our common stock to Brenda March and warrants to purchase 234 shares to Tatum CFO Partners, LLP with exercise prices equal to $9.85 per share, (ii) warrants to purchase 2,400 shares to Brenda March and warrants to purchase 600 shares to Tatum CFO Partners, LLP with exercise prices equal to $7.82 per share, (iii) warrants to purchase 2,400 shares to Brenda March and warrants to purchase 600 shares to Tatum CFO Partners, LLP with exercise prices equal to $5.83 per share, (iv) warrants to purchase 2,400 shares to Brenda March and warrants to purchase 600 shares to Tatum CFO Partners, LLP with the exercise prices equal to $3.93 per share, (v) warrants to purchase 2,400 shares to Brenda March and warrants to purchase 600 shares to Tatum CFO Partners, LLP with the exercise prices equal to $3.90 per share, and (vi) warrants to purchase 2,400 shares to Brenda March and warrants to purchase 600 shares to Tatum CFO Partners, LLP with the exercise prices equal to $2.03 per share. There was no underwriter involved in the transactions, and the warrants were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.
     On October 12, 2005, the Company and Mr. Baz, who was the Chairman of the board of directors, agreed that Mr. Baz will continue to serve as Chairman of the board of directors from October 1, 2005 through September 30, 2006 with the following compensation (in addition to the cash compensation being paid to him as a director and a member of the executive committee of the board of directors): for each month, Mr. Baz received warrants to purchase 10,000 shares of our common stock at an exercise price equal to the volume weighted average trading price of our common stock on the Wednesday of each month that immediately precedes the last Thursday of that month. If that Wednesday is not a trading day, then the exercise price will be equal to the volume weighted average trading price on the first trading day immediately preceding that Wednesday. Each warrant will be issued at the close of business on the trading day on which its exercise price is determined, and it will expire at the close of business on the second anniversary of that trading day. Pursuant to this agreement, (i) on October 26, 2005, we issued warrants to purchase 10,000 shares of common stock for $3.59 per share, (ii) on November 23, 2005 we issued warrants to purchase 10,000 shares of common stock for $3.54 per share, and (iii) on December 28, 2005 we issued warrants to purchase 10,000 shares of common stock for $1.98 per share. There was no underwriter involved in the transactions, and the warrants were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.
     Pursuant to an employment agreement with Stephen K. Onody dated November 28, 2005 we issued options to purchase 1,000,000 shares of our common stock to Stephen K. Onody with the exercise price equal to $3.47. One-third of the stock option shall vest upon the weighted average trading price of the Company’s common stock for 90 days reaching each of $8.00, $14.00, and $18.00. Notwithstanding the foregoing, to the extent not previously vested, one-third of the stock option shall vest on the November 28, 2006, and the remaining two-thirds shall vest quarterly in eight equal installments, beginning ninety days after November 28, 2006 and ending on November 28, 2008. There was no underwriter involved in the transactions, and the options were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.
     Pursuant to an employment agreement with Gerald J. Houston dated January 4, 2006 we issued options to purchase 240,000 shares of our common stock with a purchase price equal to $2.00 per share. One-third of the stock option shall vest upon the weighted average trade price for the Company’s common stock for 90 days reaching each of $8.00, $14.00, and $18.00. Notwithstanding the foregoing, one-third of the stock option shall vest on January 4, 2007, and the remaining two-thirds shall vest quarterly in eight equal installments, beginning 90 days after January 4, 2007 and ending on January 4, 2009. there was no underwriter involved in the transaction, and the options were issued pursuant to an exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.
     On November 21, 2006, the shareholders approved the 2007 Long-Term Incentive Plan (the “Incentive Plan”) to advance the interests of the Company and its shareholders by providing incentives to certain eligible employees who contribute significantly to the strategic and long-term performance objectives and growth of the Company. Options to purchase approximately 600,000 shares have been granted to various employees at a price of $0.76 per share, vesting over a three-year period. A maximum of 6,000,000 shares of common stock can be issued under the Incentive Plan in connection with the grant of awards.
     Pursuant to the Incentive Plan, options granted prior to the adoption of the Incentive Plan have been terminated and new options on substantially identical terms and provisions (i.e., identical number of underlying shares, exercise price, vesting schedule, and expiration date as the original options) have been granted.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Market Information
     Since October 5, 2004, our common stock has been traded on the OTC Bulletin Board in the United States, under the symbol “LFLT.” Prior to October 5, 2004, our common stock was traded on the OTC Bulletin Board under the symbol “YAAK.” Our common stock first began trading in the first quarter of our 1992 fiscal year.
     The table below sets forth for the fiscal quarters indicated the reported high and low sale prices of our common stock, as reported on the OTC Bulletin Board. These prices were reported by an online service, reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Prices before October 5, 2004, have been adjusted to reflect the one for 68 reverse stock split accomplished on that date. (Our fiscal year-end is June 30th.)

	2006		2005
	High	Low	High	Low
First Quarter	$11.75	$4.30	$1.36	$0.68
Second Quarter	$5.75	$1.72	$4.00	$2.55
Third Quarter	$5.95	$1.80	$10.60	$2.70
Fourth Quarter	$2.71	$0.46	$20.25	$4.00
     We have not declared any dividends on any class of our equity securities since incorporation and we do not anticipate that we will declare any dividends in the foreseeable future. Our present policy is to retain future earnings (if any) for use in our operations and the expansion of our business.
Holders of Common Equity
     Our common stock is issued in registered form and the following information is taken from the records of our former transfer agent, Securities Transfer, Inc. located in Dallas, Texas and current transfer agent, Computershare Trust Company, Inc. located in Golden, Colorado. As of October 13, 2006, we had 283 shareholders on record and 22,118,034 shares of common stock outstanding. This does not include an unknown number of persons who hold shares through brokers and dealers in street name and who are not listed on our shareholder records.
Dividends
     We have not declared any dividends on any class of our equity securities since incorporation and we do not anticipate that we will declare any dividends in the foreseeable future. Our present policy is to retain future earnings (if any) for use in our operations and the expansion of our business.
Additional Information
     As of September 30, 2006, there were 8,549,294 outstanding options and warrants to purchase shares of common stock. As of September 30, 2006, approximately 14,750,000 shares of common stock held by existing stockholders constitute “restricted shares” as defined in Rule 144 under the Securities Act. The restricted shares may only be sold if they are registered under the Securities Act, or sold under Rule 144, or another exemption from registration under the Securities Act. All but 50,000 of these shares are eligible for trading under Rule 144, except that pursuant to Rule 144, a stockholder owning more than one percent of the total outstanding shares cannot sell, during any 90-day period, restricted securities constituting more than one percent of the Company’s total outstanding shares.
Registration
     The Company has an obligation to register under this Prospectus the resale of the Series A common stock issued in the private placement and the shares underlying the warrants received by bridge note holders and investors in the private placement.
FINANCIAL STATEMENTS
     See the Condensed Consolidated Financial Statements beginning on page F-1, “Index to Consolidated Financial Statements.”
EXPERTS
     The consolidated balance sheets of Lifevantage Corporation as of June 30, 2006 and June 30, 2005 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended June 30, 2006 and 2005 have been audited by Gordon, Hughes & Banks, LLP, independent registered public accountants, as set forth in their report thereon.

LEGAL MATTERS
     Patton Boggs LLP, Denver, Colorado, has acted as our counsel in connection with this offering, including the validity of the issuance of the securities offered under this prospectus. Attorneys of Patton Boggs own 25,000 shares, and warrants to purchase 25,000 shares, of the Company’s common stock.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE
     On December 30, 2004, the Board of Directors of Lifeline Therapeutics informed Michael Johnson & Co., LLC that it had dismissed such firm as our independent registered public accounting firm.
     On December 30, 2004, the Board of Directors of Lifeline Therapeutics engaged Gordon Hughes & Banks, LLP, certified public accountants, as our independent registered public accounting firm effective immediately. Gordon, Hughes & Banks, LLP was the auditor for Lifeline Nutraceuticals before the Reorganization occurred.
     Michael Johnson & Co. LLC’s reports on our financial statements for the fiscal years ended December 31, 2002 and December 31, 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle, except for the matter discussed in the next sentence. There was an explanatory paragraph in Michael Johnson & Co. LLC’s report on our financial statements included in the Form 10-KSB for the years ended December 31, 2002 and December 31, 2003, both of which indicated that the accompanying financial statements had been prepared assuming that we will continue as a going concern, and Michael Johnson & Co. LLC indicated that for both fiscal years conditions existed that raised substantial doubt about our ability to continue as a going concern. It should be noted that Michael Johnson & Co. LLC issued these reports about our predecessor, Yaak River Resources, Inc.
     In connection with the audits of our financial statements for each of the fiscal years ended December 31, 2002 and December 31, 2003, and as of December 30, 2004, there were no disagreements between us and Michael Johnson & Co. on any matter of accounting principles or practices, consolidated financial statement disclosures, or auditing scope and procedures, which, if not resolved to the satisfaction of Michael Johnson & Co., would have caused them to make reference thereto in connection with their report on the financial statements.
     We provided to Michael Johnson & Co. LLC a copy of the disclosures and Michael Johnson & Co. LLC furnished us with a copy of a letter addressed to the Securities and Exchange Commission stating that Michael Johnson & Co. LLC agrees with our statements.
     During our past two fiscal years and through December 30, 2004, we did not consult Gordon, Hughes & Banks, LLP regarding the application of accounting principles to a specific transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements. Gordon, Hughes & Banks, LLP was the auditor for Lifeline Nutraceuticals before the Reorganization occurred and is currently the Company’s independent registered public accounting firm.
ADDITIONAL INFORMATION
     We have filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, please refer to the registration statement and to the exhibits filed with it.
     The registration statement, including all exhibits, may be inspected without charge at the SEC’s Public Reference Room at the public reference facility of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference facility by calling the SEC at 1-800-SEC-0330. The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval system, and is publicly available through the SEC’s Website located at http://www.sec.gov.

LIFEVANTAGE CORPORATION, FORMERLY
LIFELINE THERAPEUTICS, INC.

Unaudited Interim Financial Statements
LIFELINE THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
September 30, 2006 and June 30, 2006 (Restated)

	(Unaudited)	(Audited)
	September 30, 2006	June 30, 2006
		(Restated*)
ASSETS
Current assets
Cash and cash equivalents	$143,560	$228,112
Marketable securities, available for sale	2,568,406	3,008,573
Accounts receivable, net	390,600	107,892
Inventory	91,969	45,001
Deferred expenses	125,918	152,677
Deposit with manufacturer	470,416	555,301
Prepaid expenses	584,693	316,659

Total current assets	4,375,562	4,414,215

Property and equipment, net	254,088	245,000
Intangible assets, net	2,199,412	2,162,042
Deposits	325,440	316,621

TOTAL ASSETS	$7,154,502	$7,137,878

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$645,137	$613,833
Accrued expenses	305,833	399,305
Margin debt payable	607,487	—
Deferred revenue	876,660	1,144,950
Capital lease obligations, current portion	2,059	1,985

Total current liabilities	2,437,176	2,160,073

Long-term liabilities
Capital lease obligations, net of current portion	2,603	3,146

Total liabilities	2,439,779	2,163,219

Stockholders’ equity
Preferred stock — par value $.001, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, Series A -par value $.001, 250,000,000 shares authorized and 22,118,034 issued and outstanding	22,118	22,118
Common stock, Series B — par value $.001, 250,000,000 shares authorized, no shares issued or outstanding	—	—
Additional paid-in capital	14,542,396	14,018,487
Accumulated (deficit)	(9,830,547)	(9,010,339)
Unrealized (loss) on securities available for sale	(19,244)	(55,607)

Total stockholders’ equity	4,714,723	4,974,659

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,154,502	$7,137,878

*See Note 2, “Summary of Significant Accounting Policies”
The accompanying notes are an integral part of these condensed consolidated statements.

LIFELINE THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended
	September 30,

	2006	2005

Sales, net	$2,075,482	$2,964,591
Cost of sales	375,552	596,561

Gross profit	1,699,930	2,368,030

Operating expenses:
Marketing and customer service	1,032,815	1,144,470
General and administrative	1,407,626	1,065,409
Research and development	65,683	—
Depreciation and amortization	29,432	86,374

Total operating expenses	2,535,556	2,296,253

Operating (loss)	(835,626)	71,777

Other income and (expense):
Interest income (expense)	15,418	20,466
Other	—	(11,928)

Net other income (expense)	15,418	8,538

Net income (loss)	$(820,208)	$80,315

Net income (loss) per share, basic and diluted	$(0.04)	$—

Weighted average shares outstanding, basic	22,118,034	22,117,992

Weighted average shares outstanding, fully diluted	22,118,034	24,953,510

The accompanying notes are an integral part of these condensed consolidated statements.

LIFELINE THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the three months ended September 30,
	2006	2005

Cash Flows from Operating Activities:
Net income (loss)	$(820,208)	$80,315
Adjustments to reconcile net income (loss) to net cash (used) provided by operating activities:
Depreciation and amortization	29,432	86,374
Stock based compensation	523,910	21,388
Changes in operating assets and liabilities:
Decrease/(increase) in accounts receivable	(282,708)	302,707
(Increase)/decrease in inventory	(46,968)	83,283
Decrease in deferred expenses	26,759	—
Decrease in deposits to manufacturer	84,884	300,292
(Increase)/decrease in prepaid expenses	(268,035)	99,432
(Increase) in other assets	(8,819)	(210,002)
Increase/(decrease) in accounts payable	31,304	(122,461)
Increase/(decrease) in accrued expenses	(93,472)	328,335
(Decrease)/increase in deferred revenue	(268,290)	483,840

Net Cash (Used) Provided by Operating Activities	(1,092,211)	1,453,503

Cash Flows from Investing Activities:
Redemption of marketable securities		—
Purchase of intangible assets	(37,370)	(969)
Purchase of equipment	(38,520)	(75,483)

Net Cash Provided (Used) by Investing Activities	400,641	(76,452)

Cash Flows from Financing Activities:
Proceeds from margin debt	767,378	—
Repayment on margin debt	(159,891)	—
Principal payments under capital lease obligation	(469)	—

Net Cash Provided by Financing Activities	607,018	-

(Decrease)/Increase in cash	(84,552)	1,377,051
Cash and Cash Equivalents — beginning of period	228,112	3,385,205

Cash and Cash Equivalents — end of period	$143,560	$4,762,256

Non Cash Investing and Financing Activities:
Acquisition of asset through capital lease	$—	$—

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expense	$—	$—
Cash paid for income taxes	$—	$—
The accompanying notes are an integral part of these condensed consolidated statements.

LIFELINE THERAPEUTICS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(UNAUDITED)
     These unaudited Condensed Consolidated Financial Statements and Notes should be read in conjunction with the audited financial statements and notes of Lifeline Therapeutics, Inc. as of and for the year ended June 30, 2006 included in our Annual Report on Form 10-KSB.
Note 1 — Organization and Basis of Presentation:
     The condensed consolidated financial statements included herein have been prepared by us, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). In the opinion of the management of Lifeline Therapeutics, Inc. (“Lifeline” or the “Company”), these interim Financial Statements include all adjustments, consisting of normal recurring adjustments, that are considered necessary for a fair presentation of the Company’s financial position as of September 30, 2006, and the results of operations for the three month periods ended September 30, 2006 and 2005 and the cash flows for the three month periods ended September 30, 2006 and 2005. Interim results are not necessarily indicative of results for a full year or for any future period. Certain prior period amounts have been reclassified to conform with our current period presentation.
     The condensed consolidated financial statements and notes included herein are presented as required by Form 10-QSB, and do not contain certain information included in the Company’s audited financial statements and notes for the fiscal year ended June 30, 2006 pursuant to the rules and regulations of the SEC. For further information refer to the financial statements and notes thereto as of and for the year ended June 30, 2006, included in the Annual Report on Form 10-KSB on file with the SEC.
Note 2 — Summary of Significant Accounting Policies:
Restatement
     On March 10, 2005, the Company reached an agreement with the minority shareholder in the Company’s 81% owned subsidiary, Lifeline Nutraceuticals Corporation (“LNC”). The minority shareholder was a former officer of LNC. In accordance with the terms of the agreement, the Company exchanged 1,000,000 shares of its Series A common stock for the remaining 4,500,000 shares of LNC, representing 19% of the outstanding shares of LNC. The closing price of the Company’s Series A common stock on March 10, 2005 was $9.00 per share. Since the Company’s stock had historically been thinly traded, this 1,000,000-share issuance represented a significant block of the Company’s total outstanding shares. Accordingly, the Company took a marketability discount to arrive at an estimated fair value of $5.31 per share. The acquisition of the minority interest was previously accounted for utilizing the purchase method of accounting resulting in goodwill of $5,310,000.
     On November 10, 2006, in response to comments raised by the Staff of the Securities and Exchange Commission (“SEC”) concerning the Company’s registration statement filed on Form SB-2 and the Company’s valuation of goodwill and intangible assets on its financial statements, and to ensure that its financial reporting remains in full compliance with Generally Accepted Accounting Principles, the Company’s Board of Directors concluded that it was appropriate to restate the Company’s annual report on Form 10-KSB for the fiscal year ended June 30, 2006. The Board determined that, due to a concurrent private placement of the Company’s Series A common stock at $2.00 per share at about the time of the acquisition, the acquisition cost of the minority interest in LNC should be recorded at $2,000,000. In addition, since the Company’s motivation in purchasing the minority interest in its subsidiary was to gain control over its intellectual property, the purchase price for the acquisition should be allocated entirely to intellectual property.
     The balance sheet as of September 30, 2006 reflects the Company’s reduction of goodwill from $5,310,000 to $0, an increase of patent costs by $2,000,000 and a reduction of additional paid-in capital by $3,310,000. The Company intends to reflect these revisions on the Company’s balance sheets as of June 30, 2006 and 2005 included in its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006. The Company is working to complete the review and restate the financial statements. The Company will file the restated financial statements as soon as is practicable. The Company expects no adjustment to the income statement nor in cash expenditures as a result of the restatement.
Consolidation

     The accompanying financial statements include the accounts of the Company and its wholly owned subsidiary, LNC. All inter-company accounts and transactions between the entities have been eliminated in consolidation.
Use of Estimates
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.
Revenue Recognition
     Revenue from product sales is recognized upon passage of title and risk of loss to customers (when product is shipped from the fulfillment facility to direct sales customers). The Company ships the majority of its direct sales product by United Parcel Service (“UPS”) and receives substantially all payment for these sales in the form of credit card charges. Sales revenue and estimated returns are recorded when product is shipped. The Company’s return policy is to provide a 30-day money back guarantee on orders placed by customers. To date, the Company has experienced monthly returns of approximately 2% of sales. As of September 30, 2006 and 2005, the Company’s reserve balance for returns and allowances was approximately $65,000 and $26,000, respectively.
     For retail customers, the Company analyzes its contracts to determine the appropriate accounting treatment for its recognition of revenue on a customer by customer basis.
     In July 2005, the Company entered into an agreement with General Nutrition Distribution, LP (“GNC”). Among other terms of the agreement, sales are subject to a provision whereby the seller and buyer agree that all Products shall be sold on a “sale or return” basis whereby product can be returned by GNC customers for a full refund. The GNC Vendor Handbook “pledges a 100-percent guarantee by GNC to the purchasers of its products and expects vendors to do the same”. The Company has begun the recognition of revenue during the current interim reporting period due to the accumulation of historical data. The Company recognizes revenue and its related costs when it obtains sufficient information to reasonably estimate the amount of future returns. Accordingly, the Company recognizes revenue associated with sales to the distributor when the product is resold by the distributor. Prior to this change, all revenue and related costs from this customer were deferred. A total of $748,230 of revenue previously deferred was recognized from the GNC agreement in the three months ended September 30, 2006.
     In July 2006, Lifeline entered into an agreement with CVS/pharmacy (“CVS”) for the sale of Protandim® throughout the CVS store network. Among other terms of the agreement, one-half of the payment for the initial order, approximately $247,000, is withheld by CVS until certain sell-through parameters are met. Since the Company does not have sufficient history with CVS to reasonably estimate the sell-through of Protandim® within the CVS store network, 50% of the revenue and related cost has been deferred. The Company will recognize this deferred revenue and related cost of sales when it obtains sufficient sell-through information to reasonably estimate the amount of future returns.
     The table below shows the effect of the change in the Company’s deferred revenue and expense for the three months ended September 30, 2006:

	Deferred	Deferred
	Revenue	Expense
Deferred revenue and expense as of June 30, 2006	$1,144,950	$152,677

Additional deferred revenue / expense in the current period	678,960	101,627

Recognition of revenue from prior period GNC sales	(748,230)	(98,268)

Recognition of revenue due to GNC sell-through in the current period	(199,020)	(30,118)

Deferred revenue / expenses as of September 30, 2006	$876,660	$125,918

Accounts Receivable

     The Company’s accounts receivable consist of receivables from retail distributors. Management reviews accounts receivable on a regular basis to determine if any receivables will potentially be uncollectible. However, as the Company had only two retail distributors, GNC and CVS, as of September 30, 2006, and has not experienced non-payment from these customers, the Company has no allowance for doubtful accounts. For credit card sales to direct sales customers, the Company verifies the customer’s credit card prior to shipment of product. Payment on credit cards is treated as a deposit in transit and is not reflected as a receivable on the accompanying balance sheet. Based on information available, management does not believe that there is justification for an allowance for doubtful accounts as of September 30, 2006. There is no bad debt expense for the three month period ended September 30, 2006.
Earnings per share
     Basic earnings (loss) per share are computed by dividing the net income or loss by the weighted average number of common shares outstanding during the period. Diluted earnings per common share are computed by dividing net income by the weighted average common shares and potentially dilutive common share equivalents. The effects of potential common stock equivalents are not included in computations when their effect is antidilutive. Because of the net loss for the three month periods ended September 30, 2006 and 2005, the basic and diluted average outstanding shares are the same, since including the additional shares would have an antidilutive effect on the loss per share calculation.
Goodwill and Other Intangible Assets
     The Company has adopted the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). SFAS 142 establishes standards for accounting for goodwill and other intangibles acquired in business combinations. Goodwill and other intangibles with indefinite lives are not amortized.
     As of September 30, 2006 and June 30, 2006, intangible assets consisted of:

	September 30,	June 30,
	2006	2006

Patent costs	$2,118,542	$2,097,905
Trademark costs	80,870	64,137
Goodwill	—	—

Intangible assets, net	$2,199,412	$2,162,042

Stock-Based Compensation
     Prior to July 1, 2006, the Company adhered to SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). SFAS 123 provides a method of accounting for stock-based compensation arrangements, based on fair value of the stock-based compensation utilizing various assumptions regarding the underlying attributes of the options and stock, rather than the intrinsic method of accounting for stock-based compensation which is proscribed in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”). The Company adopted the modified prospective application of SFAS 123(R), “Share-Based Payment” (“SFAS 123(R)”), for all options and warrants issued to employees and directors during the first quarter ended September 30, 2006 and, as a result, has not restated its financial results for prior periods.
     In an effort to advance the interests of the Company and its shareholders, the Company has established its 2007 Long-Term Incentive Plan (the “Plan”) to provide incentives to certain eligible employees who contribute significantly to the strategic and long-term performance objectives and growth of the Company. The Plan is subject to shareholder approval at the November 21, 2006 shareholder meeting. Options to purchase approximately 600,000 shares have been granted to various employees at a price of $0.76 per share, vesting over a three-year period. A maximum of 6,000,000 shares of Series A common stock can be issued under the Plan in connection with the grant of awards.
     Options granted prior to the adoption of the Plan will be terminated and new options on substantially identical terms and provisions (i.e., identical number of underlying shares, exercise price, vesting schedule, and expiration date as the original options) will be granted under the Plan. As no modifications to the terms and provisions of the previously granted options will occur, the Company will account for the related compensation expense under SFAS 123(R) as it did prior to the effective date of the Plan.

     In certain circumstances, the Company issued common stock for invoiced services, to pay creditors and in other similar situations. In accordance with Emerging Issues Task Force 96-18 (“EITF 96-18”), payments in equity instruments to non-employees for goods or services are accounted for by the fair value method, which relies on the valuation of the service at the date of the transaction, or public stock sales price, whichever is more reliable as a measurement.
     Warrants and options were granted to various consultants and directors for services rendered during the three month period ended September 30, 2006. As the Company has adopted SFAS 123(R) effective July 1, 2006, an adjustment to net income for compensation expense to recognize annual vesting has been recorded under SFAS 123(R).

	Three month period
	ended September 30,
	2006	2005
Net income (loss) as reported:	$(820,208)	$80,315

Share-based employee compensation cost included in net income (loss):	523,910	21,388

Share-based employee compensation cost that would have been included in net income if the fair value-based method had been applied to all awards:	(523,910)	(54,904)

Pro forma net income (loss) as if the fair value-based method had been applied to all awards:	$(820,208)	$46,799

Basic and fully diluted earnings per share:
As Reported:	$(0.04)	$—

Pro forma:	$(0.04)	$—

The total unrecognized compensation expense to be recognized in the future is approximately $3,750,000.
     The fair value of the options granted in the three month periods ended September 30, 2006 and 2005 was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions:
1.	risk-free interest rate of between 4.71 and 4.97 percent in the three month period ended September 30, 2006 and between 3.84 and 4.18 percent in the three month period ended September 30, 2005;

2.	dividend yield of -0- percent in 2006 and 2005;

3.	expected life of 2 — 6 years in 2006 and 2005; and

4.	a volatility factor of the expected market price of the Company’s common stock of between 185 and 211 percent in the three month period ended September 30, 2006 and between 220 and 259 percent in the three month period ended September 30, 2005.
Reclassification
     Certain prior period amounts have been reclassified to comply with current period presentation.
Effect of New Accounting Pronouncements
     In September 2006, SFAS No. 158, “Employers’ Accounting for Defined Benefit Pensions and Other Post-Retirement Plans” (“SFAS 158”), was issued by the FASB and is effective for financial statements for fiscal years ending after December 15, 2006. SFAS 158 improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement or financial position, with limited exceptions. We anticipate that SFAS 158 will not have a material impact on our financial statements.
Note 3 — Margin Debt
     In order that sales of marketable securities would not have to occur before maturity to fund short term operating needs of the Company, a margin account was established to borrow against the marketable securities at a variable interest rate. Margin Debt payable was approximately $607,500 as of September 30, 2006, and there was none outstanding as of June 30, 2006.
Note 4 — Stockholders’ Equity
     On June 12, 2006, the Company purchased a portfolio of marketable securities primarily comprised of corporate bonds. As of September 30, 2006, the portfolio declined in value and the Company reported in comprehensive income an unrealized loss of $(19,244). In accordance with SFAS 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS 115”), the Company accounted for the investment as “available for sale” securities and recorded the unrealized loss as comprehensive income in a separate component of stockholders’ equity.
     During the three month period ended September 30, 2006, the Company granted warrants and options to consultants for services rendered, under EITF 96-18. Effective July 1, 2006, the Company adopted SFAS 123(R) for employees and directors. In accordance with SFAS 123(R), payments in equity instruments for goods or services are accounted for by the fair value method. For the three months ended September 30, 2006 and 2005, compensation of $523,910 and $21,388, respectively, was reflected as an increase to additional paid in capital.
     In April and May 2005, the Company issued, in a private placement, units consisting of 10,000 shares of common stock and a warrant to purchase 10,000 shares of common stock for $2.50 per share, exercisable through April 18, 2008, to accredited investors for cash and exchange of bridge loan notes. Each unit was offered at a purchase price equal to $2.00 per share. The private placement was made pursuant to an agreement with an investment banking firm entered into by the Company on January 15, 2005. The securities offered in the private placement have not been registered under the Securities Act of 1933 (the “Act”) or under the securities laws of any state. The securities are “restricted securities” as defined in Rule 144 under the Act. The securities were offered pursuant to an exemption from registration and may not be reoffered or sold in the United States absent registration or an applicable exemption from the registration requirements.
     Pursuant to the private placement, the Company received $4,988,811 in cash from certain accredited investors in exchange for 2,499,764 shares of common stock and an equal number of warrants. The Company also issued 1,507,202 shares of its common stock and an equal number of warrants in exchange for $3,014,372 bridge notes and accrued interest. The Company paid commissions of $508,134 plus a $75,000 expense allowance to the investment banking firm, and issued warrants to the investment banking firm and another placement agent to purchase 409,281 shares of common stock, exercisable at $2.00 per share through April 18, 2008. After payment of commissions, the expense allowance, and a fee to the escrow agent, the Company received net proceeds of $4,405,677. In conjunction with the closing of the private placement, the Company repaid bridge notes payable with a principal balance of $160,000 and related accrued interest of $10,733 to note holders electing to be repaid rather than exchange their notes for units in the private placement.
     The Company has an obligation to register the Series A common stock issued in the private placement and the shares underlying the warrants received by bridge note holders and investors in the private placement. The Company filed a registration statement for these shares in June 2005 and is currently in discussions with the Staff of the Securities and Exchange Commission (See “SEC Staff Comments”).
     The Company’s articles of incorporation authorize the issuance of preferred shares. However, as of September 30, 2006, none have been issued nor have any rights or preferences been assigned to the preferred shares by the Board of Directors.
Note 5 — Stock Option Grants and Warrants
     Stock Option Grants – During the three months ended September 30, 2006, the Company granted approximately 600,000 options to employees. No additional stock options were granted to directors or consultants. Options outstanding grant the right to purchase shares of the Company’s Series A common stock at prices between $2.00 and $3.47 per share.

The options are not transferable and expire on various dates through January 4, 2016. The Company adopted SFAS 123(R) beginning July 1, 2006 for the first quarter ended September 30, 2006.
     Warrants — At September 30, 2006, 176,428 warrants were outstanding. There were 9,000 warrants granted during the three months ended September 30, 2006 at exercise prices ranging between $0.76 and $0.98 with a weighted average exercise price of $0.90 and expiration dates ranging from July 31, 2008 to September 30, 2008.
     There were 10,170 warrants granted during the three months ended September 30, 2005 at exercise prices ranging between $5.10 and $9.85 with a weighted average exercise price of $6.66 and expiration dates ranging from July 31, 2007 to September 30, 2007.

     Audited Financial Statements
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Lifeline Therapeutics, Inc.
Englewood, Colorado
We have audited the accompanying consolidated balance sheets of Lifeline Therapeutics, Inc. as of June 30, 2006 and 2005 and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion of the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lifeline Therapeutics, Inc. as of June 30, 2006 and 2005 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
As discussed in Notes 2 and 3 to the consolidated financial statements, the Company restated the balance sheets as of June 30, 2006 and 2005 and statements of stockholders’ equity and comprehensive income for the years ended June 30, 2006 and 2005 and statement of cash flows for the year ended 2005.
/s/ Gordon, Hughes & Banks, LLP
Greenwood Village, Colorado
August 15, 2006,
Except for Notes 2 and 3 for which the
Date is November 28, 2006

LIFELINE THERAPEUTICS, INC.
RESTATED CONSOLIDATED BALANCE SHEETS
June 30, 2006 and 2005

	June 30, 2006	June 30, 2005
	(Restated*)	(Restated*)
ASSETS
Current assets
Cash and cash equivalents	$228,112	$4,405,336
Marketable securities, available for sale	3,008,573	—
Accounts receivable, net	107,892	—
Inventory	45,001	219,644
Deferred expenses	152,677	—
Deposit with manufacturer	555,301	991,560
Prepaid expenses	316,659	415,806

Total current assets	4,414,215	6,032,346

Property and equipment, net	245,000	200,944
Intangible assets, net	2,162,042	2,268,830
Deposits	316,621	31,192

TOTAL ASSETS	$7,137,878	$8,533,312

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$613,833	$657,528
Accrued expenses	399,305	207,672
Deferred revenue	1,144,950	—
Capital lease obligations, current portion	1,985	—

Total current liabilities	2,160,073	865,200

Long-term liabilities
Capital lease obligations, net of current portion	3,146	—

Total liabilities	2,163,219	865,200

Stockholders’ equity
Preferred stock — par value $.001, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, Series A -par value $.001, 250,000,000 shares authorized and 22,117,992 issued and outstanding	22,118	22,118
Common stock, Series B — par value $.001, 250,000,000 shares authorized, no shares issued or outstanding	—	—
Additional paid-in capital	14,018,487	13,921,832
Accumulated (deficit)	(9,010,339)	(6,275,838)
Unrealized (loss) on securities available for sale	(55,607)	—

Total stockholders’ equity	4,974,659	7,668,112

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,137,878	$8,533,312

*See Note 2, “Restatement and Summary of Significant Accounting Policies”
The accompanying notes are an integral part of these consolidated statements.

LIFELINE THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended June 30, 2006 and 2005

	2006	2005

Sales, net	$7,165,819	$2,353,795
Cost of sales	1,491,332	393,551

Gross profit	5,674,487	1,960,244

Operating expenses:
Marketing and customer service	4,259,711	923,774
General and administrative	3,904,368	2,981,754
Research and development	114,163	37,933
Depreciation and amortization	265,279	101,596

Total operating expenses	8,543,521	4,045,057

Operating (loss)	(2,869,034)	(2,084,813)

Other income and (expense):
Interest income (expense)	134,533	(100,563)
Amortization of debt and stock offering costs	—	(447,132)
Beneficial conversion (expense)	—	(3,185,105)
Other	—	(4,784)

Total operating expenses	134,533	(3,737,584)

Net (loss)	$(2,734,501)	$(5,822,397)

Net (loss) per share, basic and diluted	$(0.12)	$(0.33)

Weighted average shares outstanding, basic and diluted	22,117,992	17,583,562

The accompanying notes are an integral part of these consolidated statements.

LIFELINE THERAPEUTICS, INC.
RESTATED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME
For the Years ended June 30, 2006 and 2005

				Accumulated
			Additional	Other
	Series A Common Stock		Paid In Capital	Comprehensive	Accumulated	Total	Comprehensive
	Shares	Amount	(Restated*)	Income/(loss)	Deficit	(Restated*)	Income

Balances, July 1, 2004	16,374,946	$16,375	$207,470	$—	$(453,441)	$(229,596)
Issuance of stock for minority interest in subsidiary at $2.00 per share	1,000,000	1,000	1,999,000	—	—	2,000,000
Contribution of stock to charity	200,000	200	649,800	—	—	650,000
Conversion of debt to common stock at $0.50 per share	536,080	536	267,504	—	—	268,040
Rights of beneficial conversion of debt	—	—	920,662	—	—	920,662
Warrants issued with convertible debt	—	—	2,114,443	—	—	2,114,443
Proceeds from private placement, net of offering costs of $583,134	2,499,764	2,500	4,403,177	—	—	4,405,677
Conversion of debt to common stock at $2.00 per share	1,507,202	1,507	3,012,865	—	—	3,014,372
Compensation expense associated with stock option grants	—	—	317,500	—	—	317,500
Warrants issued for services	—	—	29,411	—	—	29,411
Net (loss)	—	—	—	—	(5,822,397)	(5,822,397)	$(5,822,397)

Balances, June 30, 2005	22,117,992	$22,118	$13,921,832	$—	$(6,275,838)	$7,668,112	$(5,822,397)

*	See Note 2, “Restatement and Summary of Significant Accounting Policies”
The accompanying notes are an integral part of these consolidated statements.

LIFELINE THERAPEUTICS, INC.
RESTATED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME
For the Years ended June 30, 2006 and 2005

			Additional	Accumulated
	Series A Common	Stock	Paid In Capital	Other Comprehensive	Accumulated	Total	Comprehensive
	Shares	Amount	(Restated*)	Income/(loss)	Deficit	(Restated*)	Income

Balances, June 30, 2005	22,117,992	$22,118	$13,921,832	$—	$(6,275,838)	$7,668,112

Unrealized (loss) on securities available for sale	—	—	—	(55,607)	—	(55,607)	$(55,607)

Warrants issued for services	—	—	96,655	—	—	96,655

Net (loss)	—	—	—	—	(2,734,501)	(2,734,501)	(2,734,501)

Balances, June 30, 2006	22,117,992	$22,118	$14,018,487	$(55, 607)	$(9,010,339)	$4,974,659	$(2,790,108)

*	See Note 2, “Restatement and Summary of Significant Accounting Policies”
The accompanying notes are an integral part of these consolidated statements.

LIFELINE THERAPEUTICS, INC.
RESTATED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended June 30, 2006 and 2005

	2006	2005

		(Restated*)
Cash Flows from Operating Activities:
Net (loss)	$(2,734,501)	$(5,822,397)
Adjustments to reconcile net (loss) to net cash (used) by operating activities:
Depreciation and amortization	265,279	3,726,833
Charitable donation of common stock	—	650,000
Accrued interest converted to stock	—	98,412
Loss on disposal of real estate	—	4,784
Options issued to employee	—	317,500
Warrants issued for services	96,655	29,411
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(107,892)	—
Decrease/(increase) in inventory	174,643	(219,644)
Decrease/(increase) in deposits to manufacturer	436,259	(991,560)
Decrease/(increase) in prepaid expenses	99,147	(407,993)
(Increase) in other assets	(285,429)	(25,050)
(Decrease)/increase in accounts payable	(43,695)	629,309
Increase in accrued expenses	191,632	109,638
Increase in deferred revenue	1,144,950	—
(Increase) in deferred expenses	(152,677)	—
Increase in accrued interest	—	7,911

Net Cash (Used) by Operating Activities	(915,629)	(1,892,846)

Cash Flows from Investing Activities:
Purchases of marketable securities	(3,064,180)	—
Purchase of equipment	(136,367)	(59,059)
Purchase of third party software	—	(141,451)
Patent costs	(59,879)	(102,138)
Payment for non-compete agreement	—	(250,000)

Net Cash (Used) by Investing Activities	(3,260,426)	(552,648)

Cash Flows from Financing Activities:
Collect subscription receivable	—	18,400
Principal payments under capital lease obligation	(1,169)	—
Proceeds from bridge loans	—	2,954,000
Repayment of bridge loans	—	(160,000)
Proceeds from private placements	—	4,988,811
Payment of stock offering costs	—	(583,134)
Payment of debt issuance cost	—	(401,400)
Payment of stock offering costs	—	(15,510)

Net Cash Provided (Used) by Financing Activities	(1,169)	6,801,167

Increase (decrease) in cash	(4,177,224)	4,355,673
Cash and Cash Equivalents — beginning of period	4,405,336	49,663

Cash and Cash Equivalents — end of period	$228,112	$4,405,336

*	See Note 2, “Restatement and Summary of Significant Accounting Policies”
The accompanying notes are an integral part of these consolidated statements.

LIFELINE THERAPEUTICS, INC.
RESTATED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended June 30, 2006 and 2005

	2006	2005

		(Restated*)
Non Cash Investing and Financing Activities:
Acquisition of asset through capital lease	$6,300	—
Notes payable conversion to stock	—	$268,040
Bridge notes payable conversion to stock	—	3,014,372
Warrant discount on convertible debt	—	2,114,443
Beneficial conversion discount on debt	—	920,662
Issuance of stock for minority interest in subsidiary (Restated*)	—	2,000,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expense	$—	$11,998
Cash paid for income taxes	$—	$—

*	See Note 2, “Restatement and Summary of Significant Accounting Policies”
The accompanying notes are an integral part of these consolidated statements.

LIFELINE THERAPEUTICS, INC.
NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
     Please note that these financial statements and the notes thereto do not reflect events occurring after September 28, 2006 (the date of the original filing) with the exception of the items discussed in Note 2, Restatement and Summary of Significant Accounting Policies, and Note 3, Acquisition of a Minority Interest in Subsidiary and Accounting for Goodwill and Intellectual Property, below.
Note 1 — Organization and Basis of Presentation:
     Lifeline Therapeutics, Inc. (“Lifeline Therapeutics” or the “Company”) was formed under Colorado law in June 1988, under the name Andraplex Corporation. The Company amended its name to Yaak River Resources, Inc. in January 1992, and to Lifeline Therapeutics, Inc. in October 2004. The Company is in the business of manufacturing, marketing and selling its product Protandim® to individuals throughout the United States of America. The Company began selling to individuals during the fiscal year ended June 30, 2005 and to retail stores beginning in fiscal year 2006. The Company’s principal operations are located in Greenwood Village, Colorado.
     On October 26, 2004, the Company consummated an Agreement and Plan of Reorganization with Lifeline Nutraceuticals Corporation (“LNC”), a privately held Colorado corporation, formed on July 1, 2003. The shareholders of LNC exchanged 81% of their outstanding shares of common stock for 15,385,110 shares of Series A common stock of the Company, which represented 94% of the then issued and outstanding shares of the Company. The Company assumed the obligations of LNC note holders as part of the transaction.
     For legal purposes, the Company acquired LNC and is the parent company of LNC. However, for accounting purposes, LNC is treated as the acquiring company in a reverse acquisition of the Company. As a consequence, the financial statements presented reflect the consolidated operations of both Lifeline Therapeutics and LNC for the two years ended June 30, 2006 and June 30, 2005 and Lifeline Therapeutics since the date of the reverse merger. For periods prior to October 2004, the historical financial statements are those of LNC.
     For the period from July 1, 2003 (LNC’s date of formation) to June 30, 2005, LNC (and the Company, following the reorganization) was in the development stage. Activities since inception until February 2005 consisted of organizing LNC, consummation of the reorganization, developing a business plan, formulation and testing of product, and raising capital. In late February 2005, the Company began sales of its product Protandim® and commenced principal planned operations. Accordingly, the Company is no longer in the development stage.
Note 2 — Restatement and Summary of Significant Accounting Policies:
Restatement
     Subsequent to the issuance of our June 30, 2006 consolidated financial statements, our management determined that certain information in the consolidated balance sheets and consolidated statements of stockholders’ equity and comprehensive income should be restated for all periods presented in response to comments of the Staff of the SEC.
     On November 10, 2006, in response to comments raised by the Staff of the SEC concerning the Company’s registration statement filed on Form SB-2 and the Company’s valuation of goodwill and intangible assets on its financial statements, and to ensure that its financial reporting remains in full compliance with Generally Accepted Accounting Principles, the Company’s Board of Directors, in conjunction with the Company’s independent registered accountants, concluded that it was appropriate to restate the Company’s annual report on Form 10-KSB for the fiscal year ended June 30, 2006. The Board determined that, due to a concurrent private placement of the Company’s Series A common stock at $2.00 per share at about the time of the acquisition, the acquisition cost of the minority interest in LNC should be recorded at $2,000,000. In addition, since the primary purpose of purchasing the minority interest in its subsidiary was to gain control over its intellectual property, the purchase price for the acquisition should have been allocated entirely to intellectual property, i.e. patent costs.
     This amendment restates and reclassifies intangible assets on our consolidated balance sheets as of June 30, 2006 and 2005. The amendment also restates the consolidated statements of stockholders’ equity and comprehensive income for the fiscal years ended June 30, 2006 and 2005 and statement of cash flows for the fiscal year ended June 30, 2005.
     This restatement has no impact on previously reported revenue, net income, earnings per share, or cash. This Form 10-KSB/A contains changes to Part II — Item 6, Item 7, and Item 8A to reflect this restatement. There are no other significant changes to the original Form 10-KSB other than those outlined above.

     A summary of the effects of the restatement are as follows:

	For the fiscal year ended	For the fiscal year ended
	June 30, 2006	June 30, 2005

Intangible Assets
Patent costs as previously reported	$97,905	$102,162
Restatement of patent costs related to the acquisition of LNC	2,000,000	2,000,000

Restated patent costs	$2,097,905	$2,102,162

Goodwill as previously reported	$5,310,000	$5,310,000
Restatement of goodwill related to the acquisition of LNC	(5,310,000)	(5,310,000)

Restated goodwill	$-0-	$-0-

Additional Paid-in-Capital
Additional paid-in-capital as previously reported	$17,328,487	$17,231,832
Restatement of additional paid-in-capital related to the acquisition of LNC	(3,310,000)	(3,310,000)

Restated additional paid-in-capital	$14,018,487	$13,921,832
Consolidation
     The accompanying financial statements include the accounts of the Company and its wholly-owned subsidiary, LNC. All inter-company accounts and transactions between the entities have been eliminated in consolidation.
Use of Estimates
     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements. Actual results could differ from those estimates.
Revenue Recognition
     Revenue from product sales is recognized upon passage of title and risk of loss to customers (when product is shipped from the fulfillment facility to direct sales customers). The Company ships the majority of its direct sales product by United Parcel Service (“UPS”) and receives substantially all payment in the form of credit card charges. Sales revenue and estimated returns are recorded when product is shipped. The Company’s return policy is to provide a 30-day money back guarantee on orders placed by customers. To date, the Company has experienced monthly returns of approximately 2% of sales. As of June 30, 2006 and 2005, the Company’s reserve balance for returns and allowances was approximately $34,400 and $48,000, respectively.
     In July 2005, the Company entered into an agreement with General Nutrition Distribution, LP (“GNC”). Among other terms of the agreement, sales are subject to a provision whereby the seller and buyer “agree that all Products shall be sold on a “sale or return” basis whereby product can be returned by GNC customers for a full refund. The GNC Vendor Handbook “pledges a 100-percent guarantee by GNC to the purchasers of its products and expects vendors to do the same.” Since the Company does not have sufficient history with GNC to reasonably estimate the rate of product returns, the Company has deferred all revenue and costs related to these shipments. The Company will recognize this deferred revenue and its related costs, classified as deferred expense, when it obtains sufficient information to reasonably estimate the amount of future returns. As of June 30, 2006, deferred revenue totaled $1,144,950 and related cost of sales totaled $152,677.
Accounts Receivable
     The Company’s accounts receivable consist of receivables from retail distributors. Management reviews accounts receivable on a regular basis to determine if any receivables will potentially be uncollectible. However, as the Company had only one retail distributor, GNC, as of June 30, 2006, and has never incurred any payment delays from this customer, the Company has no allowance for doubtful accounts. For credit card sales to direct sales customers, the Company verifies the customer’s credit card prior to shipment of product. Payment on credit cards is treated as a deposit in transit and is not reflected as a receivable on the accompanying balance sheet. Based on information available, management does not believe that there is justification for an allowance for doubtful accounts as of June 30, 2006. There is no bad debt expense for the year ended June 30, 2006.
Inventory
     Inventory is stated at the lower of cost or market value. Cost is determined using the first-in, first-out method. The Company has capitalized payments to its contract manufacturer for the acquisition of raw materials and commencement of the manufacturing, bottling and labeling of the Company’s product. The contract with the manufacturer can be terminated by either party with 90 days written notice. As of June 30, 2006 and June 30, 2005, inventory consisted of:

	June 30,
	2006	2005
Finished goods	$25,097	$201,964
Packaging supplies	19,904	17,680

Total inventory	$45,001	$219,644

Earnings per share
     Basic earnings (loss) per share are computed by dividing the net income or loss by the weighted average number of common shares outstanding during the period. Diluted earnings per common share are computed by dividing net income by the weighted average common shares and potentially dilutive common share equivalents. The effects of potential common stock equivalents are not included in computations when their effect is antidilutive. Because of the net loss for the fiscal years ended June 30, 2006 and June 30, 2005, the basic and diluted average outstanding shares are the same, since including the additional shares would have an antidilutive effect on the loss per share calculation.
Research and Development Costs
     The Company expenses all costs related to research and development activities as incurred. Research and development expenses for the years ended June 30, 2006 and June 30, 2005 were $114,163 and $37,933, respectively.
Advertising Costs
     The Company expenses advertising costs as incurred. Advertising expenses for the years ended June 30, 2006 and June 30, 2005 were $1,980,901 and $219,005, respectively.
Cash and Cash Equivalents
     The Company considers only its monetary liquid assets with original maturities of three months or less as cash and cash equivalents in accordance with SFAS 115.
Marketable Securities
     The Company considers its investment in debt instruments as marketable securities. The Company purchased a portfolio of marketable securities primarily comprised of corporate bonds. As of June 30, 2006 the portfolio declined in value and the Company reported an unrealized loss of $55,607 in its accompanying Statement of Comprehensive Income. In accordance with SFAS 115, Accounting for Certain Investments in Debt and Equity Securities, the Company has classified the investment as “available for sale” securities and reported the unrealized loss in a separate component of shareholders’ equity as a comprehensive income item.
Investment in marketable securities are summarized as follows as of June 30, 2006 and 2005:

	Unrealized	Fair
	(Loss)	Value
As of June 30, 2006
Available for sale securities
Debt securities (maturing 0 to 2 years)	($55,607)	$3,008,573

As of June 30, 2005
Available for sale securities
Debt securities	$—	$—

Deposit with Manufacturer
     At June 30, 2006, the Company had a deposit of $555,301 with its contract manufacturer. At June 30, 2005, the Company had a deposit of $991,560 with its contract manufacturer for acquisition of raw materials and production of finished product. Throughout fiscal year 2006, the Company offset reductions in the deposit against the trade payable to the manufacturer. As of June 30, 2006, the trade payable to the contract manufacturer was approximately $32,000.

Shipping and Handling
     Shipping and handling costs associated with inbound freight and freight out to customers are included in cost of sales. Shipping and handling fees charged to customers are included in sales.
Property and Equipment
     Property, software, and equipment are recorded at cost. Depreciation of property and equipment is expensed in amounts sufficient to relate the expiring costs of depreciable assets to operations over estimated service lives, principally using the straight-line method. Estimated service lives range from three to seven years. When such assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in operations in the period of disposal. The cost of normal maintenance and repairs is charged to expense as incurred. Significant expenditures that increase the useful life of an asset are capitalized and depreciated over the estimated useful life of the asset. Property and equipment consist of:

	June 30,
	2006	2005
Equipment	$139,185	$77,965
Software	216,881	141,451
Accumulated Depreciation	(111,066)	(18,472)

Property and equipment, net	$245,000	$200,944

Patents
     As indicated above, the primary purpose of purchasing the remaining interest in the Company’s subsidiary, LNC, was to gain control over the Company’s intellectual property, i.e. patents. As a result, the $2,000,000 purchase price is allocated entirely to patent costs.
     In addition to the $2,000,000 cost of acquiring the remaining interest in LNC, the costs of applying for patents are also capitalized and, once the patent is granted, will be amortized on a straight-line basis over the lesser of the patent’s economic or legal life. Capitalized costs will be expensed if patents are not granted. The Company reviews the carrying value of its patent costs, periodically to determine whether the patents have continuing value and such reviews could result in the conclusion that the recorded amounts have been impaired. As of June 30, 2006, all patent applications were in process of approval; therefore, there was no amortization expense for the years ended June 30, 2006 or 2005.
Impairment of Long-Lived Assets
     Long-lived assets of the Company are reviewed annually as to whether their carrying value has become impaired, pursuant to guidance established in Statement of Financial Accounting Standards (“SFAS“) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. The Company assesses impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. When an assessment for impairment of long-lived assets, long-lived assets to be disposed of, and certain identifiable intangibles related to those assets is performed, the Company is required to compare the net carrying value of long-lived assets on the lowest level at which cash flows can be determined on a consistent basis to the related estimates of future undiscounted net cash flows for such properties. If the net carrying value exceeds the net cash flows, then impairment is recognized to reduce the carrying value to the estimated fair value, generally equal to the future discounted net cash flow. As of June 30, 2006, the Company has determined that impairment loss has not occurred in its long-lived assets.
Goodwill and Other Intangible Assets
     The Company has adopted the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). SFAS 142 establishes standards for accounting for goodwill and other intangibles acquired in business combinations.
     As noted above, the primary purpose for the purchase of the remaining interest in the Company’s subsidiary, LNC, was to gain control over the Company’s intellectual property, i.e. patents. Therefore, none of the purchase price is allocated to goodwill. As of June 30, 2006 and 2005, goodwill and other intangibles with indefinite lives are not amortized.

Intangible assets consist of:

	June 30,
	2006	2005
Patent costs	$2,097,905	$2,102,162
Trademark costs	64,137	-0-
Non-compete agreement, net	-0-	166,668
Goodwill	-0-	-0-

Intangible assets, net	$2,162,042	$2,268,830
Debt issuance costs
     Costs incurred in connection with obtaining financing are capitalized and amortized over the maturity period of the debt. During 2005, debt instruments were converted into common stock and the unamortized cost of $275,200 was charged to interest expense.
Income Taxes
     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in income in the period that includes the effective date of the change.
Concentration of Credit Risk
     SFAS No. 105, “Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk”, requires disclosure of significant concentrations of credit risk regardless of the degree of such risk. Financial instruments with significant credit risk include cash and marketable securities. At June 30, 2006, the Company had approximately $3,008,600 with one financial institution in an investment management account.
Stock-Based Compensation
     The Company adheres to SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS No. 123 provides a method of accounting for stock-based compensation arrangements, based on fair value of the stock-based compensation utilizing various assumptions regarding the underlying attributes of the options and stock, rather than the intrinsic method of accounting for stock-based compensation which is proscribed in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”. The Company accounts for stock based compensation to employees and directors under APB No. 25 and utilizes the disclosure-only provisions of SFAS No. 123 for any options and warrants issued to these individuals.
     The Company expects to begin using the fair value approach to account for stock-based compensation, in accordance with the modified version of prospective application as prescribed by SFAS No. 123(R), beginning in the first quarter of fiscal 2007. Had compensation cost for the Company’s stock option grants been determined based on the fair value at the grant date, consistent with the recognition provisions of SFAS No. 123(R), the effect on the Company’s net loss and loss per share would be as stated in the pro forma amounts below.
     In certain circumstances, the Company issued common stock for invoiced services, to pay creditors and in other similar situations. In accordance with SFAS No. 123, payments in equity instruments to non-employees for goods or services are accounted for by the fair value method, which relies on the valuation of the service at the date of the transaction, or public stock sales price, whichever is more reliable as a measurement.
     Warrants and options were granted to various directors for services rendered during the years ended June 30, 2006 and 2005. An adjustment to net income for compensation expense to recognize annual vesting would be recorded under SFAS No. 123, on a pro forma basis, as reflected in the following table:

	June 30,
	2006	2005
Net (loss):

As reported	$(2,734,501)	$(5,822,397)

Less: total share-based employee compensation determined under the fair value method for all options granted	(1,336,817)	(124,999)

Pro forma (loss)	$(4,071,318)	$(5,947,396)

Basic and diluted earnings (loss) per share:

As reported	$(0.12)	$(0.33)

Pro forma	$(0.18)	$(0.34)
The fair value of the options granted in fiscal year ended June 30, 2006 and 2005 was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions:
1.	risk-free interest rate of between 3.84 and 5.16 percent in fiscal year 2006 and 3.73 in fiscal year 2005;

2.	dividend yield of 0 percent in 2006 and 2005;

3.	expected life of 2 — 3 years in 2006 and 2005; and

4.	a volatility factor of the expected market price of the Company’s common stock of between 187 and 263 percent in 2006 and 535 percent in 2005.
Reclassification
     Certain prior period amounts have been reclassified to comply with current period presentation.
Segments of an Enterprise and Related Information
     Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”) replaces the industry segment approach under previously issued pronouncements with the management approach. The management approach designates the internal organization that is used by management for allocating resources and assessing performance as the source of the Company’s reportable segments. SFAS 131 also requires disclosures about products and services, geographic areas and major customers. At present, the Company only operates in one segment.
Comprehensive Income
     Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” requires the presentation and disclosure of all changes in equity from non-owner sources as “Comprehensive Income”. The Company had comprehensive income for the years ended June 30, 2006 and 2005 of ($2,790,108) and ($5,822,397), respectively.
Organization Costs
     The Company accounts for organization costs under the provisions of Statement of Position 98-5, “Reporting on the Costs of Start-Up Activities” which requires that all organization costs be expensed as incurred.
Effect of New Accounting Pronouncements
     In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140”. This statement allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 shall be effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006. We anticipate that SFAS 155 will not have a material impact on our financial statements.
     In March 2006, the FASB issued SFAS 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140”. The statement addresses the recognition and measurement of separately recognized servicing assets and liabilities and provides an approach to simplify efforts to obtain hedge-like (offset) accounting. Entities shall adopt this statement as of the beginning of the first fiscal year that begins after September 15, 2006. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including interim financial statements, for any period of that fiscal year. The effective date of this statement is the date that an entity adopts the requirements of this statement. We anticipate that SFAS 156 will not have a material impact on our financial statements.
     In September 2006, Statement 157, Fair Value Measurements, was issued by the FASB and is effective for financial statements for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Statement 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. We anticipate that SFAS 157 will not have a material impact on our financial statements.
Note 3 — Acquisition of Minority Interest in Subsidiary and Accounting for Goodwill and Intellectual Property
     On March 10, 2005, the Company reached an agreement with the minority shareholder in the Company’s 81% owned subsidiary, LNC. In accordance with the terms of the agreement, the Company exchanged 1,000,000 shares of its Series A common stock for the remaining 4,500,000 shares of LNC, representing 19% of the outstanding shares of LNC. As the Company was closing a private placement of the Company’s Series A common stock at $2.00 per share at about the same time as the acquisition, the valuation of the 1,000,000 shares of Series A common stock is valued at $2,000,000. The acquisition of the minority interest has been accounted for utilizing the purchase method of accounting resulting in intellectual property, patent costs, of $2,000,000. Please refer to Note 2, “Restatement and Summary of Significant Accounting Policies”.
     In connection with the purchase of the minority interest in LNC, the Company agreed to pay the minority shareholder $250,000 for a non-compete agreement through March 2006. The payment terms were $125,000 on the date of execution of the agreement and $125,000 in the form of a note payable, which was paid on April 19, 2005. The non-compete agreement is being amortized over the term of the agreement. Amortization expense totaled $166,668 for the year ended June 30, 2006, and $83,332 for the year ended June 30, 2005.
Note 4 — Notes Payable
     There were no Notes Payable outstanding to related parties or unrelated parties as of the fiscal years ended June 30, 2006 and 2005.
     During the fiscal year ended June 30, 2005, the Company issued notes payable totaling $2,954,000, bearing interest at 10% per annum. Principal and any accrued interest was due the earlier of one year from issuance or the closing of the proposed private placement, as discussed in Note 5 below. Of the total amount of additional notes issued during 2005, $60,000 was from a related party. The note holders had an option to exchange all or part of the principal and accrued interest for securities in the private placement at the private offering price. In addition, the notes had a warrant attached to purchase shares of common stock equal to their principal and accrued interest amount divided by the $2.00 per share offering price in the private placement. A value for the warrants issued in connection with the debt of $2,185,998 was recorded as a discount to the debt and an addition to equity using the Black-Scholes valuation model. Also, because the conversion price of the debt was less than the market value on the date of grant, an additional discount of $920,662 was recorded for the beneficial conversion feature. The discount relating to the warrants and the beneficial conversion feature were amortized over the term of the debt and recorded as interest expense through the date of conversion of these notes to equity during the fourth quarter of fiscal 2005. Upon conversion, the remaining unamortized discount was charged to interest expense. Total warrant discount and beneficial conversion feature recorded as interest expense was $3,185,105.
     Interest expense related to the related party note payable was $-0- in fiscal year ended June 30, 2006 and $21,063 for the fiscal year ended June 30, 2005.
Note 5 — Stockholders’ Equity
     On June 12, 2006, the Company purchased a portfolio of marketable securities primarily comprised of corporate bonds. As of June 30, 2006 the portfolio declined in value and the Company reported an unrealized a loss of $55,607. In accordance with SFAS 115, Accounting for Certain Investments in Debt and Equity Securities, the Company accounted for the investment as “available for sale” securities and reported the unrealized loss in a separate component of shareholders’ equity as a comprehensive income item.
     During 2006, the Company granted warrants and options to consultants for services rendered. In accordance with SFAS No. 123, payments in equity instruments to non-employees for goods or services are accounted for by the fair value method. For the year ended June 30, 2006, compensation of $96,655 was reflected as an increase to additional paid in capital.
     In April and May 2005, the Company issued, in a private placement, units consisting of 10,000 shares of common stock and a warrant to purchase 10,000 shares of common stock for $2.50 per share, exercisable through April 18, 2008, to accredited investors for cash and exchange of bridge loan notes. Each unit was offered at $2.00 per unit. The private placement was made pursuant to an agreement with an investment banking firm entered into by the Company on January 15, 2005. The securities offered in the private placement have not been registered under the Securities Act of 1933 (the “Act”) or under the securities laws of any state. The securities are “restricted securities” as defined in Rule 144 under the Act. The securities were offered pursuant to an exemption from registration and may not be reoffered or sold in the United States absent registration or an applicable exemption from the registration requirements.
     Pursuant to the private placement, the Company received $4,988,811 in cash from certain accredited investors in exchange for 2,499,764 shares of common stock and an equal number of warrants. The Company also issued 1,507,202 shares of its common stock and an equal number of warrants in exchange for $3,014,372 bridge notes and accrued interest. The Company paid commissions of $508,134 plus a $75,000 expense allowance to the investment banking firm, and issued warrants to the investment banking firm and another placement agent to purchase 409,281 shares of common stock, exercisable at $2.00 per share through April 18, 2008. After payment of commissions, the expense allowance, and a fee to the escrow agent, the Company received net proceeds of $4,405,677. In conjunction with the closing of the private placement, the Company repaid bridge notes payable with a principal balance of $160,000 and related accrued interest of $10,733 to note holders electing to be repaid rather than exchange their notes for units in the private placement.
     The Company has an obligation to register the Series A common stock issued in the private placement and the shares underlying the warrants received by bridge note holders and investors in the private placement.
     On November 19, 2004, the Board of Directors authorized the issuance of 200,000 shares of the Company’s Series A common stock to Lifeline Orphan Foundation, a not-for-profit organization. The closing price of the Company’s common stock that day was $3.25 and, accordingly, the Company recorded an expense in the consolidated statement of operations for the year ended June 30, 2005 of $650,000.
     The Company’s articles of incorporation authorize the issuance of preferred shares. However, as of June 30, 2006, none have been issued nor have any rights or preferences been assigned to the preferred shares by the Board of Directors.
Note 6 – Stock Option Grants and Warrants
     Stock Option Grants – During the year ended June 30, 2006, the Company granted stock options to various employees and directors of the Company. The options granted the right to purchase shares of the Company’s Series A common stock at prices between $2.00 and $3.47 per share. The options are not transferable and expire on various dates through January 4, 2016. The Company has not adopted SFAS 123(R) for the fiscal year ended June 30, 2006 and the pro forma impact of SFAS 123(R) is reflected in Note 2 under Stock Based Compensation. There were no stock option grants during the fiscal year ended June 30, 2005.
     Warrants – At June 30, 2006, 6,001,866 warrants granted during fiscal year ended June 30, 2005 and 167,428 warrants granted during fiscal year ended June 30, 2006 to purchase common stock were outstanding. The warrants granted during fiscal year ended June 30, 2005 are at exercise prices ranging between $2.00 and $2.50 with a weighted average exercise price of $2.33 and expiration dates ranging from April 18, 2008 to May 31, 2008. The warrants granted during fiscal year ended 2006 are at exercise prices ranging between $0.72 and $9.85 with a weighted average exercise price of $3.43 and expiration dates ranging from July 31, 2007 to September 30, 2008.

The following is a summary of stock options and warrants granted for the years ended June 30, 2006 and 2005.

			Exercise
	Options	Warrants	Price

Outstanding and exercisable, July 1, 2004	—	32,136	3.11
Granted		6,001,866	2.33
Cancelled		(32,136)	3.11

Exercised	—	—	—
Expired	—	—	—

Outstanding and exercisable, June 30, 2005	—	6,001,866	$2.33

Granted	1,716,000	167,428	$3.25
Cancelled
Exercised
Expired

Outstanding and exercisable, June 30, 2006	1,716,000	6,169,294	$2.55

Fiscal year ended June 30, 2006:

Weighted average exercise price	$3.23	$2.36

Weighted average remaining contractual life (years)	8.0	1.8
Weighted average fair value of options and warrants granted during 2006	$3.23	$3.43

Fiscal year ended June 30, 2005:

Weighted average exercise price	$2.50	$2.33

Weighted average remaining contractual life (years)	2.9	2.8
Weighted average fair value of options and warrants granted during 2005	$8.85	$6.28
Note 7 — Fair Value of Financial Instruments
     SFAS No. 107 requires disclosures about the fair value for all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about fair value of financial instruments are based on pertinent information available to management as of June 30, 2006 and June 30, 2005. Accordingly, the estimates presented in these statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments.
     Management has estimated the fair values of cash, marketable securities, accounts receivable, accounts payable, and accrued expenses to be approximately their respective carrying values reported in these financial statements because of their short maturities.
Note 8 — Income Taxes
     At June 30, 2006, the Company had a net operating loss (“NOL”) carry-forward of approximately $3,300,000. At June 30, 2005, the Company had an NOL carry-forward of approximately $1,687,000. The NOL may be offset against future taxable income, if any, until 2020. These carry-forwards are subject to review by the Internal Revenue Service.

     The tax effects of temporary differences that give rise to deferred tax assets and liabilities are as follows:

	June 30,
	2006	2005

Deferred tax assets:
Net operating loss carry forwards	$1,284,000	$658,300
Amortization of noncompete agreement	—	32,000
Contribution carryover	260,000	269,000
Net accrued return liability	383,000	—
Book/tax depreciation/amortization	(27,000)	—
State income taxes	(85,000)	—
Amortization of non-compete agreement	—	(1,100)

Total deferred tax assets	1,815,000	958,200

Deferred tax liabilities	—	—

Net deferred tax assets before valuation allowance	1,815,000	958,200
Valuation allowance	(1,815,000)	(958,200)

Net deferred tax asset	$—	$—

     The Company has fully reserved the tax benefit of the net deferred tax assets by a valuation allowance of the same amount, because the Company has determined that the probability of realization of the tax benefit is less than likely to occur.
     The Company’s actual income tax benefit differs from the expected income tax benefit determined by applying the statutory rate of 39% (34% federal and 5% state) to the net loss due to the following:

	June 30,
	2006	2005

Expected federal income tax benefit	$1,056,000	$1,979,700
Amortization of debt discount	—	(1,080,600)
Deferred revenue	(442,000)	—
Deferred expense	60,000	—
Book/tax depreciation difference	(10,000)	—
Stock options for services	(37,000)	(108,000)
Meals and entertainment	(2,000)	(2,400)
State income tax benefit	—	79,000
Change in prior year estimates	—	18,900
Stock transfer fees	(3,000)	—
Prior year A/R reserve write-off	28,000	—
Sales returns and allowances	(13,200)	—
Other future differences	220,000

Change in valuation allowance	(856,800)	(886,600)

Net income tax benefit	$—	$—

Note 9 — Operating Lease Commitments
     Effective July 1, 2004, the Company entered into a month-to-month lease for its office facilities. The office facility lease requires monthly payments of approximately $5,400. Included in such payments were charges each month for common area maintenance charges, property tax, bookkeeping, insurance, and management fees.
     In August 2005, the Company entered into a 36-month lease for its office facilities. The terms of the agreement required a $35,688 prepayment of rent for 5,736 square feet, with rents ranging from $9,560 to $10,038 over the term of the lease. Associated with this lease, the Company also tendered a $30,144 security deposit that will be returned to the Company, in thirds, at the beginning of the thirteenth month, twenty-fifth month and at termination of the agreement, provided the Company does not breach any covenant set forth in the lease. The Company continues to be responsible for payments such as maintenance charges, property tax, bookkeeping, insurance, and management fees. Rent expense totaled $110,939 and $66,968 for the years ended June 30, 2006 and 2005, respectively.
     Future minimum lease payments under the non-cancelable leases are as follows:

Year ending June 30,
2007	$117,358
2008	119,739
2009	10,038

Total future minimum Lease payments	$247,135

Note 10 – Interim Financial Results (Unaudited)
LIFELINE THERAPEUTICS, INC.
CONDENSED CONSOLIDATED QUARTERLY RESULTS
(in ‘000’s except per share data)

					Fiscal Year
	Quarter				ended
Fiscal year ended June 30, 2006	First	Second	Third	Fourth	June. 30, 2006

Sales, net	$2,964.6	$1,711.7	$1,390.6	$1,098.9	$7,165.8

Gross profit	2,368.0	1,348.7	1,094.5	863.3	5,674.5
Net income (loss)	$80.3	($571.0)	($670.9)	($1,572.9)	($2,734.5)

Per common share:
Loss per share, basic and diluted	$0.00	($0.02)	($0.03)	($0.07)	($0.12)

					Fiscal Year
	Quarter				ended
Fiscal year ended June 30, 2005	First	Second	Third	Fourth	June. 30, 2005

Sales, net	$0.0	$0.0	$25.8	$2,328.0	$2,353.8

Gross profit	—	—	15.7	1,944.5	1,960.2
Net income (loss)	($44.8)	($1,164.3)	($1,519.8)	($3,093.5)	($5,822.4)

Per common share:
Loss per share, basic and diluted	($0.04)	($0.07)	($0.09)	($0.13)	($0.33)

PART II
Information Not Required in Prospectus
Item 24. Indemnification of Directors and Officers
     The Articles of Incorporation of Lifevantage Corporation, formerly Lifeline Therapeutics, Inc. (“Lifevantage” or “LVC”) include a provision that eliminates, to the fullest extent permitted by Colorado law, the personal liability of its directors to Lifevantage and its shareholders for monetary damages for breach of the directors’ fiduciary duties. This limitation has no effect on a director’s liability for:
(i)	any breach of the director’s duty of loyalty to the Corporation or to its shareholders;

(ii)	acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii)	acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or

(iv)	any transaction from which the director directly or indirectly derived any improper personal benefit.
     Further, the indemnification rights of directors will not affect the availability of injunctions and other equitable remedies available to Lifevantage’s shareholders for any violation of a director’s fiduciary duty to Lifevantage or its shareholders.
     The Articles of Incorporation further authorize Lifevantage to indemnify its officers, employees, fiduciaries or agents to the same extent as a director. Lifevantage may also indemnify an officer, employee, fiduciary or agent who is not a director to a greater extent than is provided in the Bylaw provisions, so long as it is not inconsistent with public policy and it is provided for by general or specific action of its board of directors or shareholder’s by contract.
     The Bylaws of Lifevantage also provide for the indemnification of directors and officers. They permit Lifevantage to enter into indemnity agreements with individual directors, officers, employees, and other agents. These agreements, together with the Bylaws and Articles of Incorporation, may require Lifevantage, among other things, to indemnify directors or officers against certain liabilities that may arise by reason of their status or service as directors (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain and maintain directors’ and officers’ insurance if available on reasonable terms.
     Mr. and Mrs. Driscoll have agreed to indemnify Lifevantage and its subsidiary against certain obligations that Mr. Driscoll may have incurred. Various persons alleged that Mr. Driscoll may have promised to convey to them shares of stock of either Lifevantage or its subsidiary, Lifeline Nutraceuticals Corporation (“LNC”). Mr. Driscoll has resolved these claims personally, but the risk exists that these individuals may involve Lifevantage or its subsidiary in any attempt to resolve these issues in or outside of court. As a result, Mr. Driscoll, joined by his wife, agreed to indemnify and hold Lifevantage and Lifeline Nutraceuticals harmless from any such claims.
     The Colorado statutes and the Bylaws provide for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Lifeline therapeutics has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
     Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

Document	Exhibit Number
Registrant’s Amended and Restated Articles of Incorporation	3.02	*
Registrant’s Amended and Restated Bylaws	3.03	*

*	Filed with Lifeline Therapeutics’ Proxy on Form 14-A (File No. 000-30489) dated October 20, 2006 and incorporated herein by reference.

Item 25. Other Expenses of Issuance and Distribution
     The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of common stock being registered hereby. The Selling Shareholders will pay only those expenses directly related to the transfer of their securities. All amounts are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$13,925
Accounting fees and expenses	$32,000
Legal fees and expenses	$35,000
Printing fees and expenses	$5,000
Blue-sky fees and expenses	$15,000
Transfer agent and registrar fees and expenses	$2,000

Fees to be paid by Selling Security Holders	$0
Total to be paid by Lifevantage	$102,925
Item 26. Recent Sales of Unregistered Securities
October 2004 Reorganization
     On October 26, 2004, the Company completed a Plan and Agreement with Lifeline Nutraceuticals Corporation (“Lifeline Nutraceuticals”) whereby the shareholders holding approximately 81% of the outstanding stock of Lifeline Nutraceuticals exchanged their stock in Lifeline Nutraceuticals for 15,385,110 shares of newly issued stock in the Company. The newly issued shares represent approximately 94% of the outstanding stock of the Company.
     In addition the Company exchanged $240,000 in new promissory notes for a like amount of convertible debt obligations of Lifeline Nutraceuticals. The new promissory notes contain the same privilege as the original notes to convert to shares of stock in the Company at the rate of fifty cents per share. All note holders have converted their debt into a total of 536,081 shares of common stock.
     The Company also exchanged $559,000 in new promissory notes for a like amount of bridge note obligations of Lifeline Nutraceuticals and raised a total of $3,104,000. The bridge notes bear interest at 10% per annum and are due the earlier of six months from the date of the exchange or the closing of the first $1,000,000 of the Company’s proposed private placement offering. The bridge note holder also received warrants to purchase common stock to be issued in the private placement equal to the principal amount plus interest divided by the per-share offering price, with an exercise price equal to the offering pricing. The warrants are exercisable for a period of three years after the closing of the offering. All but $160,000 were exchanged for shares of common stock and Unit Warrants. The remaining debt plus interest was paid off using the cash proceeds from the private placement.
     The Company used no underwriter to complete this transaction. No finders’ fee, commission, or other compensation was paid. The persons who received the Company’s securities are all persons who represented to the Company that they were accredited investors and who were previously securities holders associated with Lifeline Nutraceuticals.
     The Company relied on the exemption from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for this transaction. The Company did not engage in any public advertising or general solicitation in connection with this transaction. The Company provided the accredited investor with disclosure of all aspects of our business, including providing the accredited investor with the Company’s reports filed with the Securities and Exchange Commission, press releases, access to the Company’s auditors, and other financial, business, and corporate information. Based on the Company’s investigation, the Company believes that the accredited investors obtained all information regarding the Company they requested, received answers to all questions the posed, and otherwise understood the risks of accepting the Company’s securities for investment purposes.
Acquisition of remaining portion of Lifeline Nutraceuticals
     On March 10, 2005, the Company issued 1,000,000 shares of its restricted Series A common stock to acquire the remaining 19% interest in Lifeline Nutraceuticals Corporation from a single sophisticated investor. No fee was paid to any underwriter, placement agent, or finder. The securities were issued to a single sophisticated investor who had significant prior experience with LNC. The Company received no cash proceeds as a result of the issuance of the shares. The investor assigned to LTI 4,500,000 shares he owned in LNC (approximately 19%) in consideration for the 1,000,000 shares.
     The Company relied on the exemption from registration provided by Sections 4(2) of the Securities Act of 1933 for this transaction. We did not engage in any public advertising or general solicitation in connection with this transaction. We provided the investor with disclosure of all aspects of our business, including providing the investor with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information, and the investor was represented by his personal counsel in the transaction. Based on our investigation, we believe that the investor obtained all information regarding LTI that he requested, received answers to all questions he and his advisors posed, and otherwise understood the risks of accepting our securities for investment purposes.
April 2005 private placement closing
     On April 19, 2005, the prior commitment to issue common stock purchase warrants (the “Bridge Warrants”) to holders of bridge financing notes (“Bridge Notes”) issued by Lifeline Therapeutics, Inc. (“Lifeline”), predecessor to Lifevantage Corporation, was quantified. The transaction was completed effective April 18, 2005. Lifeline issued Bridge Warrants to purchase 1,592,569 shares of Series A common stock exercisable at $2.00 per share through April 18, 2008 to all persons who were previously holders of Bridge Notes that Lifeline had issued during 2004 and in January and February 2005.
     There was no principal underwriter in the transaction for the issuance of the Bridge Warrants. As previously disclosed, placement agents did assist in the placement of the Bridge Notes, but their activities were not relevant to the issuance of the Bridge Warrants. The prior purchasers of the Bridge Notes, and therefore the persons to whom the Bridge Warrants were issued, were all accredited investors as defined in Section 2(a)(15) of the Securities Act of 1933 (the “1933 Act”) and Rules 215 and 501(a) thereunder. Lifeline relied on the exemption from registration provided by Sections 4(2) and 4(6) under the 1933 Act for the issuance of the Bridge Warrants, as well as Regulation D.
     On April 18, 2005, Lifeline received $2,659,000 in cash and $2,469,536 in cancellation of indebtedness from certain persons holding Bridge Notes. The transaction was completed effective April 18, 2005. To complete the transaction, Lifeline issued: (i) 2,564,297 shares of Series A common stock at a price of $2.00 per share; and (ii) Warrants (“Unit Warrants”) to purchase 2,564,297 shares of Series A common stock exercisable at $2.50 per shares through April 18, 2008. Of the total amount raised, we received $2,659,000 in cash, for which we issued 1,329,500 shares of Series A common stock and an equal number of Unit Warrants. The remaining shares of Series A common stock and Unit Warrants were issued in exchange for the cancellation of the indebtedness represented by the Bridge Notes. Lifeline relied on the exemption from registration provided by Sections 4(2) and 4(6) under the 1933 Act for the issuance of the Bridge Warrants, as well as Regulation D.
     The placement agent for the transaction was Keating Investments, LLC, 5251 DTC Parkway, Suite 1090, Greenwood Village, Colorado 80111 (“Keating”). Each of the purchasers were accredited investors as defined in Section 2(a)(15) of the 1933 Act and Rules 215 and 501(a) thereunder. Lifeline Therapeutics paid Keating $265,900 in commissions and $75,000 non-accountable expense allowance. Lifeline also issued to the Placement Agent warrants to purchase 159,255 shares of Series A common stock exercisable at $2.00 per share through April 18, 2008. An additional 117,500 warrants were issued relating to bridge note conversions.
     On April 18, 2005, Lifeline Therapeutics also completed the exchange of the principal of (in the amount of $240,000) and interest on (in the amount of $28,040) certain outstanding convertible notes (the “Convertible Notes”). Lifeline Therapeutics issued 536,081 shares of its Series A common stock to the holders of the Convertible Notes pursuant to the terms of those Convertible Notes that Lifeline Therapeutics had issued during 2003 and early 2004. There was no principal underwriter in the transaction for the issuance of the common stock to the holders of the Convertible Notes; previously there was no placement agent in connection with the issuance of the Convertible Notes. The prior purchasers of the Convertible Notes, and therefore the persons to whom the Series A common stock were issued, were all accredited investors as defined in Section 2(a)(15) of the 1933 Act) and Rules 215 and 501(a) thereunder. The Company relied on the exemption from registration provided by Sections 4(2) and 4(6) under the 1933 Act for the issuance of common stock in exchange for the Convertible Notes, as well as Regulation D.
May 2005 private placement closing
     On May 16, 2005, Lifeline Therapeutics received $2,326,627 in cash from certain accredited investors and $544,804 in cancellation of indebtedness from certain persons holding Bridge Notes. To complete the transaction, the Company issued 1,435,719 shares of Series A common stock at a price of $2.00 per share and Warrants (“Unit Warrants”) to purchase 1,435,719 shares of Series A common stock exercisable at $2.50 per share until their expiration date, April 18, 2008. Of the total amount raised, we received $2,326,627 in cash, for which we issued 1,163,314 shares of Series A common stock and an equal number of Unit Warrants. The remaining shares of common stock and Unit Warrants were issued in exchange for the cancellation of the indebtedness represented by the Bridge Notes. Lifeline relied on the exemption from registration provided by Section 4(2) under the 1933 Act for the issuance of the Series A common stock and the Unit Warrants, as well as Regulation D.
     The placement agent for the transaction was Keating. Lifeline paid Keating $232,663 in commissions with no further non-accountable expense allowance. (Lifeline previously paid Keating a $75,000 non-accountable expense allowance as described in a Form 8-K reporting an event of April 18, 2005.) Lifeline also issued to Keating warrants to purchase 127,526 shares of common stock exercisable at $2.00 per share until their expiration date, April 18, 2008.

Employee options
     On May 13, 2005, Lifeline Therapeutics offered its director of marketing options to acquire 50,000 shares of its common stock at an exercise price of $2.50 per share, exercisable through May 31, 2008. The effective date of these options is the later of her acceptance of the options or her commencement of employment. Her start date was May 23, 2005, and she accepted the options as of that date. There was no underwriter involved in the transaction, and the options were issued pursuant to the exemption from registration contained in Sections 4(2) and 4(6) of the 1933 Act.
     Pursuant to an agreement with Tatum CFO Partners, LLP dated August 5, 2005 concerning our interim Chief Executive Officer we issued the following warrants: (i) warrants to purchase 936 shares of our common stock to Brenda March and warrants to purchase 234 shares to Tatum CFO Partners, LLP with exercise prices equal to $9.85 per share, (ii) warrants to purchase 2,400 shares to Brenda March and warrants to purchase 600 shares to Tatum CFO Partners, LLP with exercise prices equal to $7.82 per share, (iii) warrants to purchase 2,400 shares to Brenda March and warrants to purchase 600 shares to Tatum CFO Partners, LLP with exercise prices equal to $5.83 per share, (iv) warrants to purchase 2,400 shares to Brenda March and warrants to purchase 600 shares to Tatum CFO Partners, LLP with the exercise prices equal to $3.93 per share, (v) warrants to purchase 2,400 shares to Brenda March and warrants to purchase 600 shares to Tatum CFO Partners, LLP with the exercise prices equal to $3.90 per share, and (vi) warrants to purchase 2,400 shares to Brenda March and warrants to purchase 600 shares to Tatum CFO Partners, LLP with the exercise prices equal to $2.03 per share. There was no underwriter involved in the transactions, and the warrants were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.
     On October 12, 2005, the Company and Mr. Baz, who was the Chairman of the board of directors at that time, agreed that Mr. Baz will continue to serve as Chairman of the board of directors from October 1, 2005 through September 30, 2006 with the following compensation (in addition to the cash compensation being paid to him as a director and a member of the executive committee of the board of directors): for each month, Mr. Baz received warrants to purchase 10,000 shares of our common stock at an exercise price equal to the volume weighted average trading price of our common stock on the Wednesday of each month that immediately precedes the last Thursday of that month. If that Wednesday is not a trading day, then the exercise price will be equal to the volume weighted average trading price on the first trading day immediately preceding that Wednesday. Each warrant will be issued at the close of business on the trading day on which its exercise price is determined, and it will expire at the close of business on the second anniversary of that trading day. Pursuant to this agreement, (i) on October 26, 2005, we issued warrants to purchase 10,000 shares of common stock for $3.59 per share, (ii) on November 23, 2005 we issued warrants to purchase 10,000 shares of common stock for $3.54 per share, and (iii) on December 28, 2005 we issued warrants to purchase 10,000 shares of common stock for $1.98 per share. There was no underwriter involved in the transactions, and the warrants were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.
     Pursuant to an employment agreement with Stephen K. Onody dated November 28, 2005 we issued options to purchase 1,000,000 shares of our common stock to Stephen K. Onody with the exercise price equal to $3.47. One-third of the stock option shall vest upon the weighted average trading price of the Company’s common stock for 90 days reaching each of $8.00, $14.00, and $18.00. Notwithstanding the foregoing, to the extent not previously vested, one-third of the stock option shall vest on the 11/28/06, and the remaining two-thirds shall vest quarterly in eight equal installments, beginning ninety days after 11/28/06 and ending on 11/28/08. There was no underwriter involved in the transactions, and the options were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.
     Pursuant to an employment agreement with Gerald J. Houston dated January 4, 2006 we issued options to purchase 240,000 shares of our common stock with a purchase price equal to $2.00 per share. One-third of the stock option shall vest upon the weighted average trade price for the Company’s common stock for 90 days reaching each of $8.00, $14.00, and $18.00. Notwithstanding the foregoing, one-third of the stock option shall vest on January 4, 2007, and the remaining two-thirds shall vest quarterly in eight equal installments, beginning 90 days after January 4, 2007 and ending on January 4, 2009. there was no underwriter involved in the transaction, and the options were issued pursuant to an exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

EXHIBITS
ITEM 27 EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit
Number	Title

2.01*	Plan of Reorganization between Lifeline Nutraceuticals and Yaak River Resources, Inc. dated September 21, 2005

2.02*	Settlement and Release Agreement and Plan of Reorganization dated March 10, 2005, between Lifeline Therapeutics and Michael Barber

3.01*	Articles of Incorporation

3.02*	Amended and Restated Articles of Incorporation of Lifevantage Corporation(1)

3.03*	Registrant’s Amended and Restated Bylaws (1)

5.01*	Opinion as to the Validity of the Securities

10.01*	Form of Unit Warrant Certificate

10.02*	Form of Bridge Warrant Certificate

10.03*	Form of Placement Agent Warrant Certificate

10.04*	Secured Indemnification Agreement dated February 21, 2005 by and among the Company and William J. Driscoll and Rose Mary Driscoll

10.05*	Agreement with Keating Securities

10.06*	Agreement with The Scott Group

10.07*	Employment Agreement with Stephen K. Onody dated November 28, 2005

10.08*	Employment Agreement with Gerald J. Houston dated January 4, 2006

10.09*	2006 Stock Option Plan

10.10*	Agreement with Robert Sgarlata Associates, Inc.

10.11*	Agreement with Tatum CFO Partners, LLP

10.12*	Agreement with Mr. Baz effective October 12, 2005

10.13	2007 Long-Term Incentive Plan (1)

10.14	Purchase Agreement with General Nutrition Distribution, LP, dated June 21, 2006

21.01*	List of subsidiary

23.01	Consent of independent registered public accounting firm

23.02*	Consent of Patton Boggs LLP (see Exhibit 5.01)

*	Previously Filed.

(1)	Filed with Lifeline Therapeutics’ Proxy on Form 14-A (File No. 000-30489) dated October 20, 2006 and incorporated herein by reference.
UNDERTAKINGS
The undersigned registrant hereby undertakes:
1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
(a)	Include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(b)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	Include any additional or changed material information on the plan of distribution.

2.	For determining liability under the Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

3.	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of offering.

4.	Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5.	In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 4 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, in the City of Greenwood Village, State of Colorado, on December 29, 2006.

LIFEVANTAGE CORPORATION Colorado corporation

By:	/s/ Gerald J. Houston

Gerald J. Houston
Its:	Chief Financial Officer
     In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ James K. Krejci*	December 29, 2006

James J. Krejci
Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ Gerald J. Houston Gerald J. Houston	December 29, 2006
Chief Financial Officer
(Principal Financial and Accounting Officer)

By:	/s/ James D. Crapo* James D. Crapo	December 29, 2006
Director

By:	/s/ John B. Van Heuvelen* John B. Van Heuvelen	December 29, 2006
Director

By:	/s/ Joe M. McCord*	December 29, 2006

Joe M. McCord
Director

*	Signed by Power of Attorney

EXHIBITS

Exhibit
Number	Title
2.01*	Plan of Reorganization between Lifeline Nutraceuticals and Yaak River Resources, Inc. dated September 21, 2005

2.02*	Settlement and Release Agreement and Plan of Reorganization dated March 10, 2005, between Lifeline Therapeutics and Michael Barber

3.01*	Articles of Incorporation

3.02*	Amended and Restated Articles of Incorporation of Lifevantage Corporation(1)

3.03*	Registrant’s Amended and Restated Bylaws (1)

5.01*	Opinion as to the Validity of the Securities

10.01*	Form of Unit Warrant Certificate

10.02*	Form of Bridge Warrant Certificate

10.03*	Form of Placement Agent Warrant Certificate

10.04*	Secured Indemnification Agreement dated February 21, 2005 by and among the Company and William J. Driscoll and Rose Mary Driscoll

10.05*	Agreement with Keating Securities

10.06*	Agreement with The Scott Group

10.07*	Employment Agreement with Stephen K. Onody dated November 28, 2005

10.08*	Employment Agreement with Gerald J. Houston dated January 4, 2006

10.09*	2006 Stock Option Plan

10.10*	Agreement with Robert Sgarlata Associates, Inc.

10.11*	Agreement with Tatum CFO Partners, LLP

10.12*	Agreement with Mr. Baz effective October 12, 2005

10.13	2007 Long-Term Incentive Plan (1)

10.14	Purchase Agreement with General Nutrition Distribution, LP, dated June 21, 2006

21.01*	List of subsidiary

23.01	Consent of independent registered public accounting firm

23.02*	Consent of Patton Boggs LLP (see Exhibit 5.01)

*	Previously Filed.

(1)	Filed with Lifeline Therapeutics’ Proxy on Form 14-A (File No. 000-30489) dated October 20, 2006 and incorporated herein by reference.